Filed Pursuant to Rule 424(b)(3)
        Registration No. 333-282789

BROOKFIELD REAL ESTATE INCOME TRUST INC.
SUPPLEMENT NO. 4 DATED AUGUST 14, 2026
TO THE PROSPECTUS DATED APRIL 27, 2026

This prospectus supplement (“Supplement”) is part of and should be read in conjunction with the prospectus of Brookfield Real Estate Income Trust Inc., dated April 27, 2026 (as supplemented to date, the “Prospectus”). Unless otherwise defined herein, capitalized terms used in this Supplement shall have the same meanings as in the Prospectus. References herein to the “Company,” “we,” “us,” or “our” refer to Brookfield Real Estate Income Trust Inc. and its subsidiaries unless the context specifically requires otherwise.

The purposes of this Supplement are as follows:
•to provide updates on our investment portfolio;
•to disclose the transaction price for each class of our common stock sold in this public offering (the “Offering”) as of September 1, 2026;
•to disclose the calculation of our July 31, 2026 net asset value (“NAV”) per share for all share classes;
•to provide an update on the status of our Offering;
•to provide an update on the status of our Investor Incentive Program;
•to provide our Quarterly Report on Form 10-Q for the quarter ended June 30, 2026; and
•to disclose updates to our Prospectus.
Investment Portfolio Updates
As of July 31, 2026, our portfolio, based on the NAV of our investments, consisted of 91% real estate properties and 9% real estate-related loans and securities. NAV is measured as the fair value of our investments less any mortgages or debt obligations related to such investments.
As of July 31, 2026, our real estate properties, based on the total asset value of our properties measured at fair value, consisted of multifamily (36%), logistics (23%), net lease (17%), single-family rental (8%), manufactured housing (8%), student housing (4%), data center (3%) and office (1%).
1

September 1, 2026 Transaction Price
The transaction price for each share class of our common stock for subscriptions accepted as of September 1, 2026 (and repurchases as of August 31, 2026) is as follows:

Transaction Price (per share)
Class S	$10.4201
Class I	$10.5257
Class D	$10.6365
Class T	$10.6244
The September 1, 2026 transaction price for each of our share classes is equal to such class’s NAV per share as of July 31, 2026. A detailed calculation of the NAV per share is set forth below. The purchase price of our common stock for each share class equals the transaction price of such class, plus applicable upfront selling commissions and dealer manager fees. The repurchase price for each share class equals the transaction price of such class.
July 31, 2026 NAV Per Share
NAV per share is calculated in accordance with the valuation guidelines that have been approved by our board of directors. Our NAV per share, which is updated as of the last calendar day of each month, is posted on our website at www.BrookfieldREIT.com and is made available on our toll-free, automated telephone line at (833) 625-7348. Please refer to “Net Asset Value Calculation and Valuation Guidelines” in the Prospectus for important information about how our NAV is determined. We have included a breakdown of the components of total NAV and NAV per share for July 31, 2026 along with the immediately preceding month.
2

Our total NAV presented in the following tables includes the NAV of our Class S, Class I, Class D, Class T, Class C and Class E shares of common stock, as well as partnership interests in the Operating Partnership held by parties other than the Company. The following table provides a breakdown of the major components of our total NAV as of July 31, 2026 ($ and shares/units in thousands):

Components of NAV	July 31, 2026
Investments in real estate	$2,087,043
Investments in real estate-related loans and securities	86,313
Investments in unconsolidated entities(1)	333,061
Cash and cash equivalents	25,643
Restricted cash	22,147
Other assets	35,505
Debt obligations	(1,308,683)
Accrued stockholder servicing fees(2)	(185)
Management fee payable	(1,220)
Distribution payable	(4,354)
Subscriptions received in advance	(8,250)
Other liabilities	(42,897)
Non-controlling interests in consolidated entities	(213,658)
Net asset value	$1,010,465
Number of shares/units outstanding	96,384

(1)
Investments in unconsolidated entities reflects the value of our net equity investment in entities we do not consolidate. As of July 31, 2026, our allocable share of the gross real estate asset value held by such entities was $809.4 million.

(2)
Stockholder servicing fees only apply to Class S, Class T and Class D shares. For purposes of NAV, we recognize the stockholder servicing fee as a reduction of NAV on a monthly basis as such fee is paid. Under GAAP, we accrue the full cost of the stockholder servicing fee as an offering cost at the time we sell Class S, Class T and Class D shares of our common stock. As of July 31, 2026, we had accrued under GAAP approximately $10.6 million of stockholder servicing fees payable to the Dealer Manager related to the Class S, Class T and Class D shares sold.

The following table provides a breakdown of our total NAV and NAV per share/unit by class as of July 31, 2026 ($ and shares/units in thousands, except per share/unit data):

	Class S Shares	Class I Shares	Class D Shares	Class T Shares	Class C Shares(1)	Class E Shares(1)	Third-party Class I-1 OP Units(2)	Third-party Class E OP Units(2)	Total
Net asset value	$232,663	$659,627	$988	$371	$55,263	$44,153	$16,377	$1,023	$1,010,465
Number of shares/units outstanding	22,328	62,668	93	35	5,412	4,194	1,556	98	96,384
NAV per share/unit as of July 31, 2026	$10.4201	$10.5257	$10.6365	$10.6244	$10.2109	$10.5276	$10.5257	$10.5276

(1)	Class C and Class E shares of our common stock are not sold in this Offering.
(2)	Includes the units of the Operating Partnership held by parties other than the Company.
3

Set forth below are the weighted averages of the key assumptions in the discounted cash flow methodology used in the July 31, 2026 valuations, based on property types. In the event we own more than one office, data center, student housing or manufactured housing investment in the portfolio, we will include the key assumptions for these property types.

Property Type	Discount Rate	Exit Capitalization Rate
Multifamily	7.3%	5.7%
Single-Family Rental	7.2%	5.5%
Net Lease	7.4%	5.5%
Logistics	8.7%	6.3%

A change in these assumptions would impact the calculation of the value of our property investments. For example, assuming all other factors remained unchanged, the changes listed below would result in the following effects on our investment values:

Input	Hypothetical Change	Multifamily Investment Values	Single-Family Rental Investment Values	Net Lease Investment Values	Logistics Investment Values
Discount Rate	0.25% Decrease	1.9%	1.1%	2.0%	1.9%
(weighted average)	0.25% Increase	(1.8)%	(1.0)%	(1.9)%	(1.8)%
Exit Capitalization Rate	0.25% Decrease	2.7%	3.8%	2.8%	2.5%
(weighted average)	0.25% Increase	(2.5)%	(3.4)%	(2.5)%	(2.3)%

The preceding tables do not include recently acquired properties, which are held at cost in accordance with our valuation guidelines.

4

The following table provides a breakdown of the major components of our total NAV as of June 30, 2026 ($ and shares/units in thousands):

Components of NAV	June 30, 2026
Investments in real estate	$2,085,331
Investments in real estate-related loans and securities	86,255
Investments in unconsolidated entities(1)	283,806
Cash and cash equivalents	53,307
Restricted cash	12,583
Other assets	34,901
Debt obligations	(1,321,483)
Accrued stockholder servicing fees(2)	(180)
Management fee payable	(1,161)
Distribution payable	(4,115)
Subscriptions received in advance	(1,952)
Other liabilities	(59,937)
Non-controlling interests in consolidated entities	(205,215)
Net asset value	$962,140
Number of shares/units outstanding	91,853

(1)
Investments in unconsolidated entities reflects the value of our net equity investment in entities we do not consolidate. As of June 30, 2026, our allocable share of the gross real estate asset value held by such entities was $643.1 million.

(2)
Stockholder servicing fees only apply to Class S, Class T and Class D shares. For purposes of NAV, we recognize the stockholder servicing fee as a reduction of NAV on a monthly basis as such fee is paid. Under GAAP, we accrue the full cost of the stockholder servicing fee as an offering cost at the time we sell Class S, Class T and Class D shares of our common stock. As of June 30, 2026, we had accrued under GAAP approximately $10.8 million of stockholder servicing fees payable to the Dealer Manager related to the Class S, Class T and Class D shares sold.

The following table provides a breakdown of our total NAV and NAV per share/unit by class as of June 30, 2026 ($ and shares/units in thousands, except per share/unit data):

	Class S Shares	Class I Shares	Class D Shares	Class T Shares	Class C Shares(1)	Class E Shares(1)	Third-party Class I-1 OP Units(2)	Third-party Class E OP Units(2)	Total
Net asset value	$236,173	$608,121	$1,006	$369	$55,194	$43,889	$16,373	$1,015	$962,140
Number of shares/units outstanding	22,695	57,789	95	35	5,412	4,175	1,556	96	91,853
NAV Per Share/Unit as of June 30, 2026	$10.4064	$10.5230	$10.6203	$10.6043	$10.1982	$10.5132	$10.5230	$10.5132

(1)	Class C and Class E shares of our common stock are not sold in this Offering.
(2)	Includes the units of the Operating Partnership held by parties other than the Company.

Status of Our Offering
We are currently offering on a continuous basis up to $7.5 billion in shares of common stock, consisting of up to $6.0 billion in shares in our primary offering and up to $1.5 billion in shares pursuant to our distribution reinvestment plan. As of the date hereof, we have issued and sold in this Offering (i) 7,435,982 shares of our common stock in the primary offering for total proceeds of $77,075,422 and (ii) 1,001,582 shares of our common stock pursuant to our distribution reinvestment plan for a total value of $10,377,096. We intend to continue selling shares in the Offering on a monthly basis.
5

Status of Our Investor Incentive Program
As of August 1, 2026, approximately $15.7 million of proceeds (excluding upfront selling commissions, distribution reinvestments, and Bonus Shares) has been raised under the Investor Incentive Program. The Investor Incentive Program will terminate on the earlier of (i) immediately following the acceptance of subscriptions by us on October 1, 2026, or (ii) following the month in which we exceed $250 million of proceeds raised (excluding upfront commissions, distribution reinvestments and Bonus Shares) from the sale of shares since the beginning of the Investor Incentive Program. In the month we exceed the $250 million threshold, we will issue Bonus Shares to investors that purchase shares during such month on a pro-rata basis based on their subscription amount.
Quarterly Report on Form 10-Q
On August 12, 2026, we filed our Quarterly Report on Form 10-Q for the quarter ended June 30, 2026 with the SEC, a copy of which (without exhibits) is attached to this Supplement as Appendix A.
Prospectus Updates
On August 3, 2026, Brookfield completed its acquisition of Oaktree, marking the next step in a partnership that began in 2019 and fully bringing together the Oaktree and Brookfield platforms. The statements “Brookfield holds a majority stake in Oaktree” throughout the Prospectus are hereby replaced with “Oaktree is a wholly owned subsidiary of Brookfield.”
The ‘Suitability Standards’ section of the Prospectus is updated to remove the suitability standard for Pennsylvania investors.
The Form of Subscription Agreement set forth in Appendix B of the Prospectus is hereby deleted and replaced with the Form of Subscription Agreement attached to this Supplement as Appendix B.
The “Risk Factors – General Risks Relating to Investments in Real Estate” section of the Prospectus is hereby updated to add the following risk factor at the end of that section.

We face risks related to our manufactured housing portfolio.
Our manufactured housing portfolio is subject to risks that could adversely affect its operating performance and value. Demand for manufactured homes may be affected by the availability and cost of financing for prospective residents. Manufactured homes are often financed as personal property rather than real property, and financing for such homes may be available from a more limited number of lenders and on less favorable terms, including higher interest rates, larger down payments, shorter maturities and more stringent underwriting requirements, than financing for site-built homes. Higher interest rates, tighter credit standards, changes in lending regulations or a reduction in the availability of manufactured-home financing could make it more difficult or expensive for prospective residents to purchase homes, which could reduce demand and adversely affect occupancy at our communities. We may also provide financing to purchasers of manufactured homes in certain of our communities. To the extent we provide such financing, we are exposed to risks associated with borrower creditworthiness and defaults, the adequacy of the underlying collateral and our ability to collect amounts due and we may incur losses if purchasers are unable or unwilling to repay their obligations.
Manufactured housing communities are also subject to federal, state and local laws and regulations specifically applicable to the ownership and operation of such communities, including requirements relating to rent increases, resident protections, community operations, utility services, the sale or relocation of manufactured homes and the closure, redevelopment or conversion of communities. Changes in these laws and regulations or the adoption of new or more restrictive requirements could increase our costs, limit our ability to increase rents, operate, redevelop or expand our communities or otherwise adversely affect our operations.
6

In addition, our communities require ongoing capital investment to maintain, replace and upgrade roads, utilities, water and wastewater systems, common areas and other infrastructure and such expenditures may be greater than anticipated. We may also expand our manufactured housing communities and replace existing community-owned homes with new manufactured homes for sale to residents. These activities require capital investment and are subject to risks associated with zoning and other governmental approvals, construction and home acquisition costs, availability and cost of labor, materials, manufactured homes and infrastructure and delays in development, installation or completion. Newly developed sites or replacement homes may take longer than anticipated to achieve occupancy and manufactured homes held for sale may take longer to sell or may sell at lower prices than anticipated. Any of these factors could reduce demand or occupancy, increase our operating or capital costs, result in losses on the sale of manufactured homes, delay or limit development and expansion activities or otherwise adversely affect the revenues, cash flows, results of operations and value of our manufactured housing portfolio.
The following hereby replaces the first paragraph of the section of the Prospectus titled “Prospectus Summary –– Brookfield Investor Repurchase Arrangement.”
One or more affiliates of Brookfield (individually or collectively, as the context may require, the “Brookfield Investor”) hold shares of our common stock and units of the Operating Partnership. We and the Operating Partnership have entered into a repurchase arrangement, as amended, with the Brookfield Investor (the “Brookfield Repurchase Arrangement”) pursuant to which we and the Operating Partnership will offer to repurchase shares of common stock or Operating Partnership units from the Brookfield Investor, as applicable, subject to the same terms available to stockholders under our share repurchase plan, subject to the following additional restrictions.
Pursuant to the terms of the Brookfield Repurchase Arrangement, we and the Operating Partnership will not repurchase the Brookfield Investor’s shares of common stock and Operating Partnership units for cash if doing so would bring the value of its equity holdings in us and the Operating Partnership below $50.0 million. Additionally, we and the Operating Partnership will not repurchase the Brookfield Investor’s shares or Operating Partnership units for cash in any month in which (1) the full amount of all shares and Operating Partnership units requested to be repurchased by third-party investors under the share repurchase plan and the partnership agreement is not repurchased, (2) if such repurchase would result in us exceeding our net repurchase limits under the share repurchase plan, or (3) the share repurchase plan is suspended. Shares or units issued to the Adviser for the payment of management or performance fees are not subject to the Brookfield Repurchase Arrangement. The Brookfield Repurchase Arrangement does not apply to shares of common stock or units held by affiliates of Brookfield that are feeder vehicles primarily created to offer interests in such feeder vehicles to non-U.S. persons or to employees or directors of Brookfield or any of its affiliates.
7

APPENDIX A

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

 FORM 10-Q
(Mark One)

X	QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
FOR THE QUARTERLY PERIOD ENDED JUNE 30, 2026
OR

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
FOR THE TRANSITION PERIOD FROM                      TO
Commission File Number: 000-56428

Brookfield Real Estate Income Trust Inc.
(Exact name of registrant as specified in its charter)

Maryland	82-2365593
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
225 Liberty Street, 8th Floor
New York, NY 10281
(Address of principal executive offices) (Zip Code)
(212) 417-7000
(Registrant’s telephone number, including area code)
Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the
Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to
file such reports), and (2) has been subject to such filing requirements for the past 90 days.  Yes  X    No  ☐
Indicate by check mark whether the registrant has submitted electronically every Interactive Data File required to be submitted pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period
that the registrant was required to submit such files).  Yes  X    No  ☐
Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,”
“smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	X	Smaller reporting company	☐

		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange
Act.  ☐
Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange
Act).  Yes  ☐    No  X
As of July 31, 2026, the registrant had the following shares outstanding: 22,328,373 Class S shares, par value $0.01 per share,
62,668,407 Class I shares, par value $0.01 per share, 92,926 Class D shares, par value $0.01 per share, 34,896 Class T shares, par value $0.01 per share, 5,412,187 Class C shares, no par value per share, and 4,194,056 Class E shares, no par value per share.

WEBSITE DISCLOSURE
Investors and others should note that we use our website, www.BrookfieldREIT.com, to announce material information to investors and the marketplace. While not all of the information that we post on our website is of a material nature, some information could be deemed to be material. Accordingly, we encourage investors, the media, and others interested in us to review the information that we share on our website. Information contained on, or available through, our website is not incorporated by reference into this document.

PART I.FINANCIAL INFORMATION
ITEM 1.FINANCIAL STATEMENTS
Brookfield Real Estate Income Trust Inc.
Consolidated Balance Sheets (Unaudited)
(in thousands, except per share data)

	June 30, 2026	December 31, 2025
Assets
Investments in real estate, net	$1,795,320	$1,583,386
Investments in real estate-related loans and securities, net	84,646	101,053
Investments in unconsolidated entities	267,287	167,788
Intangible assets, net	50,416	31,669
Cash and cash equivalents	53,307	35,147
Restricted cash	12,583	11,298
Accounts and other receivables	12,541	11,691
Other assets	24,839	88,505
Total Assets	$2,300,939	$2,030,537
Liabilities and Equity
Mortgage loans and secured credit facilities, net	$1,223,980	$1,103,507
Affiliate line of credit	102,500	—
Due to affiliates	21,630	26,836
Intangible liabilities, net	32,166	23,444
Accounts payable, accrued expenses and other liabilities	56,590	42,851
Subscriptions received in advance	1,952	370
Total Liabilities	1,438,818	1,197,008

Commitments and contingencies	—	—
Redeemable non-controlling interests attributable to OP unitholders	1,015	960

Stockholders’ Equity
Preferred stock, $0.01 par value per share, 50,000 shares authorized; no shares issued nor outstanding at June 30, 2026 and December 31, 2025, respectively	—	—
Common stock - Class S shares, $0.01 par value per share, 225,000 shares authorized; 22,695 and 24,982 shares issued and outstanding as of June 30, 2026 and December 31, 2025, respectively	227	250
Common stock - Class I shares, $0.01 par value per share, 250,000 shares authorized; 57,789 and 57,394 shares issued and outstanding as of June 30, 2026 and December 31, 2025, respectively	578	574
Common stock - Class D shares, $0.01 par value per share, 100,000 shares authorized; 95 and 98 shares issued and outstanding as of June 30, 2026 and December 31, 2025, respectively	1	1
Common stock - Class T shares, $0.01 par value per share, 225,000 shares authorized; 35 and 20 shares issued and outstanding as of June 30, 2026 and December 31, 2025, respectively	—	—
Common stock - Class C shares, no par value per share, 100,000 shares authorized; 5,412 and 6,156 shares issued and outstanding as of June 30, 2026 and December 31, 2025, respectively	33	41
Common stock - Class E shares, no par value per share, 100,000 shares authorized; 4,175 and 3,948 shares issued and outstanding as of June 30, 2026 and December 31, 2025, respectively	—	—
Additional paid-in capital	1,029,694	1,053,490
Accumulated deficit and cumulative distributions	(384,847)	(350,514)
Total Stockholders’ Equity	645,686	703,842
Non-controlling interests in consolidated joint ventures	199,304	112,018
Non-controlling interests attributable to preferred shareholders	625	625
Non-controlling interests attributable to OP unitholders	15,491	16,084
Total Equity	861,106	832,569
Total Liabilities and Equity	$2,300,939	$2,030,537
See accompanying notes to Consolidated Financial Statements.

Brookfield Real Estate Income Trust Inc.
Consolidated Statements of Operations (Unaudited)
(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Revenues
Rental revenues	$37,375	$32,261	$70,627	$65,216
Other revenues	4,282	3,976	7,304	6,541
Total Revenues	41,657	36,237	77,931	71,757
Expenses
Rental property operating	15,368	13,648	29,888	27,268
General and administrative	1,535	2,018	3,630	3,563
Management fee	3,371	3,099	6,665	6,290
Depreciation and amortization	14,488	13,133	28,550	26,269
Total Expenses	34,762	31,898	68,733	63,390
Other Income (Expense)
Income from real estate-related loans and securities	2,024	5,260	4,389	9,349
Interest expense	(16,331)	(14,824)	(30,339)	(29,348)
Gain from unconsolidated entities	6,920	4,523	13,604	13,641
Other income, net	1,699	238	3,215	458
Total Other Expense	(5,688)	(4,803)	(9,131)	(5,900)
Net Income (Loss)	$1,207	$(464)	$67	$2,467
Net income attributable to non-controlling interests in consolidated joint ventures	$(1,991)	$(297)	$(3,390)	$(417)
Net income attributable to non-controlling interests - preferred stockholders	(77)	(77)	(77)	(77)
Net (income) loss attributable to redeemable non-controlling interests	—	251	3	(559)
Net loss attributable to non-controlling interests in the Operating Partnership	15	—	57	—
Net (Loss) Income Attributable to Brookfield REIT Stockholders	$(846)	$(587)	$(3,340)	$1,414
Per common share data:
Net (loss) income per share of common stock - basic and diluted	$(0.01)	$(0.01)	$(0.04)	$0.02
Weighted average shares of common stock outstanding - basic and diluted	91,417	67,538	92,034	68,519
See accompanying notes to Consolidated Financial Statements.

Brookfield Real Estate Income Trust Inc.
Consolidated Statements of Changes in Stockholders’ Equity (Unaudited)
(in thousands)

Three months ended June 30, 2026
	Par Value
	Common Stock Class S	Common Stock Class I	Common Stock Class D	Common Stock Class T	Common Stock Class C	Common Stock Class E	Additional Paid-In Capital	Accumulated Deficit	Total Stockholders’ Equity	Non- controlling Interests in Consolidated Joint Ventures	Non- controlling Interests Attributable to Preferred Shareholders	Non- controlling interest attributable to OP Unitholders	Total Equity
Balance at March 31, 2026	$239	$571	$1	$—	$37	$—	$1,035,816	$(369,252)	$667,412	$138,157	$625	$15,763	$821,957
Common stock issued (1)	(1)	11	—	—	—	—	10,272	—	10,282	—	—	—	10,282
Offering costs	—	—	—	—	—	—	653	—	653	—	—	—	653
Distribution reinvestment	2	6	—	—	—	—	8,323	—	8,331	—	—	—	8,331
Common stock repurchased	(13)	(10)	—	—	(4)	—	(25,433)	—	(25,460)	—	—	—	(25,460)
Stock-based compensation	—	—	—	—	—	—	98	—	98	—	—	—	98
Net (loss) income	—	—	—	—	—	—	—	(846)	(846)	1,991	77	(15)	1,207
Distributions declared on common stock	—	—	—	—	—	—	—	(14,749)	(14,749)	—	—	—	(14,749)
Distributions to non-controlling interests	—	—	—	—	—	—	—	—	—	(2,314)	(77)	(257)	(2,648)
Contributions from non-controlling interests	—	—	—	—	—	—	—	—	—	61,470	—	—	61,470
Allocation to redeemable non-controlling interests	—	—	—	—	—	—	(35)	—	(35)	—	—	—	(35)
Balance at June 30, 2026	$227	$578	$1	$—	$33	$—	$1,029,694	$(384,847)	$645,686	$199,304	$625	$15,491	$861,106

Three months ended June 30, 2025
	Par Value
	Common Stock Class S	Common Stock Class I	Common Stock Class D	Common Stock Class T	Common Stock Class C	Common Stock Class E	Additional Paid-In Capital	Accumulated Deficit	Total Stockholders’ Equity	Non- controlling Interests in Consolidated Joint Ventures	Non- controlling Interests Attributable to Preferred Shareholders	Non- controlling interest attributable to OP Unitholders	Total Equity
Balance at March 31, 2025	$272	$317	$1	$—	$56	$—	$803,137	$(306,690)	$497,093	$30,721	$625	$—	$528,439
Common stock issued (1)	1	5	—	—	—	—	7,888	—	7,894	—	—	—	7,894
Offering costs	—	—	—	—	—	—	32	—	32	—	—	—	32
Distribution reinvestment	2	1	—	—	—	—	3,391	—	3,394	—	—	—	3,394
Common stock repurchased	(13)	(14)	—	—	(4)	—	(32,095)	—	(32,126)	—	—	—	(32,126)
Stock-based compensation	—	—	—	—	—	—	83	—	83	—	—	—	83
Net (loss) income	—	—	—	—	—	—	—	(838)	(838)	297	77	—	(464)
Distributions declared on common stock	—	—	—	—	—	—	—	(11,569)	(11,569)	—	—	—	(11,569)
Distributions to non-controlling interests	—	—	—	—	—	—	—	—	—	(465)	(77)	—	(542)
Contributions from non-controlling interests	—	—	—	—	—	—	—	—	—	22,927	—	—	22,927
Allocation to redeemable non-controlling interests	—	—	—	—	—	—	(3,581)	251	(3,330)	—	—	—	(3,330)
Balance at June 30, 2025	$262	$309	$1	$—	$52	$—	$778,855	$(318,846)	$460,633	$53,480	$625	$—	$514,738

(1)	Includes conversions between share classes.
See accompanying notes to Consolidated Financial Statements.

Six months ended June 30, 2026
	Par Value
	Common Stock Class S	Common Stock Class I	Common Stock Class D	Common Stock Class T	Common Stock Class C	Common Stock Class E	Additional Paid-In Capital	Accumulated Deficit	Total Stockholders’ Equity	Non- controlling Interests in Consolidated Joint Ventures	Non- controlling Interests Attributable to Preferred Shareholders	Non- controlling interest attributable to OP Unitholders	Total Equity
Balance at December 31, 2025	$250	$574	$1	$—	$41	$—	$1,053,490	$(350,514)	$703,842	$112,018	$625	$16,084	$832,569
Common stock issued (1)	3	15	—	—	—	—	19,508	—	19,526	—	—	—	19,526
Offering costs	—	—	—	—	—	—	676	—	676	—	—	—	676
Distribution reinvestment	4	11	—	—	—	—	16,704	—	16,719	—	—	—	16,719
Common stock repurchased	(30)	(22)	—	—	(8)	—	(60,806)	—	(60,866)	—	—	—	(60,866)
Stock-based compensation	—	—	—	—	—	—	179	—	179	—	—	—	179
Net (loss) income	—	—	—	—	—	—	—	(3,343)	(3,343)	3,390	77	(57)	67
Distributions declared on common stock	—	—	—	—	—	—	—	(30,993)	(30,993)	—	—	—	(30,993)
Distributions to non-controlling interests	—	—	—	—	—	—	—	—	—	(3,678)	(77)	(536)	(4,291)
Contributions from non-controlling interests	—	—	—	—	—	—	—	—	—	87,574	—	—	87,574
Allocation to redeemable non-controlling interests	—	—	—	—	—	—	(57)	3	(54)	—	—	—	(54)
Balance at June 30, 2026	$227	$578	$1	$—	$33	$—	$1,029,694	$(384,847)	$645,686	$199,304	$625	$15,491	$861,106

Six months ended June 30, 2025
	Par Value
	Common Stock Class S	Common Stock Class I	Common Stock Class D	Common Stock Class T	Common Stock Class C	Common Stock Class E	Additional Paid-In Capital	Accumulated Deficit	Total Stockholders’ Equity	Non- controlling Interests in Consolidated Joint Ventures	Non- controlling Interests Attributable to Preferred Shareholders	Non- controlling interest attributable to OP Unitholders	Total Equity
Balance at December 31, 2024	$278	$142	$1	$—	$66	$—	$619,431	$(296,692)	$323,226	$18,911	$625	$—	$342,762
Common stock issued (1)	3	191	—	—	—	—	216,264	—	216,458	—	—	—	216,458
Offering costs	—	—	—	—	—	—	150	—	150	—	—	—	150
Distribution reinvestment	4	2	—	—	—	—	6,821	—	6,827	—	—	—	6,827
Common stock repurchased	(23)	(26)	—	—	(14)	—	(67,849)	—	(67,912)	—	—	—	(67,912)
Stock-based compensation	—	—	—	—	—	—	164	—	164	—	—	—	164
Net loss	—	—	—	—	—	—	—	1,973	1,973	417	77	—	2,467
Distributions declared on common stock	—	—	—	—	—	—	—	(23,568)	(23,568)	—	—	—	(23,568)
Distributions to non-controlling interests	—	—	—	—	—	—	—	—	—	(756)	(77)	—	(833)
Contributions from non-controlling interests	—	—	—	—	—	—	—	—	—	34,908	—	—	34,908
Allocation to redeemable non-controlling interests	—	—	—	—	—	—	3,874	(559)	3,315	—	—	—	3,315
Balance at June 30, 2025	$262	$309	$1	$—	$52	$—	$778,855	$(318,846)	$460,633	$53,480	$625	$—	$514,738

(1)	Includes conversions between share classes.
See accompanying notes to Consolidated Financial Statements.

Brookfield Real Estate Income Trust Inc.
Consolidated Statements of Cash Flows (Unaudited)
(in thousands)

	Six Months Ended June 30,
	2026	2025
Cash flows from operating activities:
Net income	$67	$2,467
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	28,550	26,269
Management fees	6,665	6,290
Amortization of above and below market leases and lease inducements, net	(659)	(663)
Amortization of restricted stock grants	179	161
Amortization of deferred financing costs	1,025	947
Amortization of upfront derivative acquisition costs	407	549
Provision for current expected credit (benefit) loss	(664)	—
Realized gain on sale of Treasury Bonds	(844)	(749)
Paid-in-kind interest	(248)	(458)
Realized loss on sale of derivatives	61	—
Realized gain on investments in real estate-related loans and securities	(235)	(87)
Unrealized gain on investments	(15,750)	(13,595)
Distributions of earnings from unconsolidated entities	—	1,524
Changes in assets and liabilities:
Increase in lease inducements and origination costs	(40)	(230)
Upfront derivative acquisition costs	(1,336)	(193)
Payments for settlement of derivative contracts	(10,610)	—
Proceeds from settlement of derivative contracts	10,549	—
Decrease (increase) in other assets	320	(795)
(Increase) in accounts receivable	(855)	(1,439)
Increase in accounts payable, accrued expenses and other liabilities	3,835	172
(Decrease) increase in due to affiliates	(1,448)	1,773
Net cash provided by operating activities	18,969	21,943
Cash flows from investing activities
Acquisitions of real estate	(246,411)	—
Investments in unconsolidated entities	(87,355)	—
Proceeds from partial sale of investments in unconsolidated entities	1,018	—
Purchases of real estate-related loans and securities	(20,870)	(141,404)
Funding of real estate-related loan commitments	—	(5,775)
Proceeds from sale of real estate-related loans and securities	25,884	—
Proceeds from principal repayments of real estate-related loans and securities	11,903	3,283
Capital improvements to real estate	(3,652)	(3,610)
Purchases of trading securities	(83,301)	(276,693)
Proceeds from sale of trading securities	158,450	255,501
Net cash used in investing activities	(244,334)	(168,698)
Cash flows from financing activities:
Borrowings from mortgage loans	123,000	85,700
Borrowings from secured credit facility	—	109,300
Repayment of mortgage loans	(540)	(26,771)
Repayment of secured credit facility	—	(144,485)
Borrowings from affiliate line of credit	125,000	—
Repayment of affiliate line of credit	(22,500)	(12,790)
Payment of deferred financing costs	(3,051)	(3,058)
Proceeds from issuance of common stock	12,564	209,130
Repurchases of common stock	(56,231)	(72,936)
Subscriptions received in advance	1,952	931
Payment of organizational and offering costs	(2,870)	(3,514)
Distributions to non-controlling interests	(3,678)	(756)
Contributions from non-controlling interests	87,574	34,908
Distributions	(15,683)	(15,921)
Distributions to non-controlling interests attributable to OP Unitholders	(650)	—
Distributions to non-controlling interests attributable to preferred stockholders	(77)	(77)
Net cash provided by financing activities	244,810	159,661
Net change in cash and cash-equivalents and restricted cash	19,445	12,906
Cash and cash-equivalents and restricted cash, beginning of period	46,445	24,307
Cash and cash-equivalents and restricted cash, end of period	$65,890	$37,213
See accompanying notes to Consolidated Financial Statements.

Reconciliation of cash and cash equivalents and restricted cash to the consolidated balance sheets:
	Six Months Ended June 30,
	2026	2025
Cash and cash equivalents	$53,307	$25,397
Restricted cash	12,583	11,816
Total cash and cash equivalents and restricted cash	$65,890	$37,213

Supplemental disclosures:
Interest paid	$28,731	$27,849
Non-cash investing and financing activities:
Accrued dividends reinvested	$16,719	$6,827
Accrued distributions	$(1,410)	$—
Payable for unsettled purchase of trading securities	$16,544	$—
Accrued stockholder servicing fee due to affiliate	$(1,066)	$(906)
Accrued offering costs	$75	$740
Accrued capital improvements	$—	$221
Accrued repurchases of common stock in accounts payable	$8,848	$—
Accrued repurchases of common stock in due to affiliates	$3,368	$—
See accompanying notes to Consolidated Financial Statements.

Brookfield Real Estate Income Trust Inc.
Notes to Consolidated Financial Statements
(Unaudited)
1. Organization and Business Purpose
Brookfield Real Estate Income Trust Inc. (“Brookfield REIT” or the “Company”) was formed on July 27, 2017 as a Maryland corporation and has elected to be taxed as a real estate investment trust (“REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”), for U.S. federal income tax purposes commencing with the taxable year ended December 31, 2019. The
Company invests primarily in well-located, high-quality real estate properties that generate strong current cash flow and could further appreciate in value through proactive, best-in-class asset management. To a lesser extent, the Company invests in real estate-related debt investments, including real estate-related loans and real estate-related securities. Brookfield REIT OP GP
LLC, a wholly owned subsidiary of the Company, is the sole general partner of Brookfield REIT Operating Partnership L.P.
(the “Operating Partnership” or the “OP”). Substantially all of the Company’s business is conducted through the Operating
Partnership. The Company and the Operating Partnership are externally managed by Brookfield REIT Adviser LLC (the
“Adviser”), an affiliate of Brookfield Asset Management Ltd. (together with its affiliates, “Brookfield”). The Company and the
Adviser have engaged Oaktree Fund Advisors, LLC (the “Sub-Adviser”), an affiliate of Oaktree Capital Management, L.P.
(“Oaktree”), to select and manage certain of the Company’s liquid assets, including certain real estate-related loans and securities. Brookfield holds a majority stake in Oaktree.
The Company is conducting a continuous public offering (the “Public Offering”) of its common stock pursuant to the Securities
Act of 1933, as amended (the “Securities Act”). On April 30, 2018, the Company launched its initial public offering of up to
$2.0 billion in shares of its common stock. On November 2, 2021, the initial public offering terminated and the Company commenced its second public offering of up to $7.5 billion in shares of common stock. On July 2, 2025, the second offering terminated and the Company commenced its third public offering of up to $7.5 billion of shares of its common stock, consisting of up to $6.0 billion in shares in its primary offering and up to $1.5 billion in shares pursuant to its distribution reinvestment plan. As of June 30, 2026, the Company had received aggregate net proceeds of $1.1 billion from the sales of its common stock through its Public Offering.
Pursuant to the Public Offering, the Company is offering to the public any combination of four classes of shares of its common stock, Class S shares, Class I shares, Class D shares and Class T shares, with a dollar value up to the maximum offering amount. The publicly offered share classes have different upfront selling commissions, dealer manager fees and ongoing stockholder servicing fees. The purchase price per share for each class of common stock varies and generally equals the
Company’s prior month’s net asset value (“NAV”) per share, as determined monthly, plus applicable upfront selling commissions and dealer manager fees. The Company intends to continue selling shares on a monthly basis.
In addition to the Public Offering, the Company is conducting private offerings of Class I and Class C shares to feeder vehicles that offer interests in such vehicles to non-U.S. persons. The offer and sale of Class I and Class C shares to the feeder vehicles is exempt from the registration provisions of the Securities Act by virtue of Section 4(a)(2) and Regulation S promulgated thereunder. The Company is also offering Class E shares to Brookfield and its affiliates and certain of their employees and the
Company’s independent directors in one or more private offerings. The offer and sale of Class E shares is exempt from the registration provisions of the Securities Act by virtue of Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder.
In October 2024, the Company launched a program (the “DST Program”) to raise capital, through its Operating Partnership, from private placement offerings exempt from registration under the Securities Act by selling beneficial interests in specific
Delaware statutory trusts (“DSTs”) holding real properties (the “DST Properties”). As of June 30, 2026, the Company had
received approximately $212.3 million of aggregate gross proceeds from the DST Program.
On January 1, 2025, the Company issued unregistered shares of Class I common stock to an institutional investor in exchange for a $200 million subscription. The issuance was made at the same transaction price as Class I shares sold through the Public
Offering as of January 1, 2025, with fees consistent with existing Class I stockholders. Brookfield entered into a separate agreement with the investor pursuant to which Brookfield will support a specified total annual return on the investor’s investment in the Company’s shares in the form of periodic cash payments, subject to certain limits. In exchange, the investor has agreed not to request the repurchase of its shares, subject to limited exceptions, for a period of five years from the issuance date, at which point the investor may request that the Company repurchase its shares through the share repurchase plan ratably over a two-year period.
As of June 30, 2026, the Company owned 21 investments in real estate, 18 investments in real estate-related securities, three investments in real estate-related loans, three forward currency swaps related to investments in real estate-related loans and securities, five investments in unconsolidated real estate ventures and one forward currency swap related to investments in unconsolidated real estate ventures. The Company currently operates in seven reportable segments: housing, office, logistics, single-family rental, net lease, data centers and real estate-related loans and securities. See Note 15 — “Segment Reporting” to the Company’s Consolidated Financial Statements for financial results by segment.

2. Summary of Significant Accounting Policies
Basis of Presentation
The accompanying unaudited Consolidated Financial Statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information and the instructions to Form 10-
Q and Rule 10-01 of Regulation S-X. All significant intercompany balances and transactions have been eliminated in consolidation. These statements reflect all normal and recurring adjustments which, in the opinion of management, are necessary to present fairly the financial position, results of operations and cash flows of the Company for the interim periods presented. The accompanying unaudited consolidated interim financial statements should be read in conjunction with the audited Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended
December 31, 2025 filed with the Securities and Exchange Commission (the “SEC”).
The Company consolidates all entities in which it retains a controlling financial interest through majority ownership or voting rights and entities that meet the definition of a variable interest entity (“VIE”) for which it is deemed to be the primary beneficiary. The Company is the primary beneficiary of a VIE when it has (i) the power to direct the activities of a VIE that most significantly influence the VIE’s economic performance, and (ii) the obligation to absorb losses of the VIE that could potentially be significant to the VIE, or the right to receive benefits from the VIE that potentially could be significant to the
VIE. The Operating Partnership is considered to be a VIE. The Company consolidates the Operating Partnership because it has the ability to direct the most significant activities of the entities as its sole general partner. The Company also consolidates all
VIEs for which it is the primary beneficiary. Where the Company does not have the power to direct the activities of the VIE that most significantly impact its economic performance, the Company’s interests for those partially owned entities are accounted for using the equity method of accounting. Equity method investments for which the Company has not elected a fair value option (“FVO”) are initially recorded at cost and subsequently adjusted for the Company’s pro-rata share of net income, contributions, and distributions. When the Company elects the FVO, the Company records its share of net asset value of the entity and any related unrealized gains and losses. As of June 30, 2026, the total assets and liabilities of the Company’s consolidated VIEs were $779.8 million and $462.0 million, respectively, compared to $526.3 million and $329.0 million, respectively, as of December 31, 2025. Such amounts are included on the Company’s Consolidated Balance Sheets.
The Operating Partnership and the Company’s joint ventures are considered to be VIEs. The Company consolidates these entities, excluding its equity method investments, because it has the ability to direct the most significant activities of the entities such as purchases, dispositions, financings, budgets, and overall operating plans.
For consolidated joint ventures, the non-controlling partner’s share of the assets, liabilities, and operations of each joint venture is included in non-controlling interests as equity of the Company. The non-controlling joint venture partner’s interest is generally computed as the joint venture partner’s ownership percentage. Certain of the joint ventures formed by the Company provide the other partner a profits interest based on certain internal rate of return hurdles being achieved. Any profits interest due to the other partner is reported within non-controlling interest.
Under the Company’s DST Program, each private placement offers interests in a DST (the “DST Interests”) that holds one or more DST Properties. DST Properties may be sourced from properties currently owned by the Operating Partnership or newly acquired properties. The underlying DST Properties are leased-back to a wholly owned subsidiary of the Company (the “Master
Tenant”) on a long-term basis, unless sooner terminated pursuant to the applicable master lease agreement. The master lease agreements are fully guaranteed by the Operating Partnership. Additionally, the Operating Partnership retains a fair market value purchase option giving it the right, but not the obligation, to acquire the DST Interests from the investors at a later time in exchange for Operating Partnership units.
Under the master lease agreement, the Master Tenant is responsible for subleasing the DST Property to tenants and paying all underlying costs associated with operating the DST Property. For financial reporting purposes (and not for income tax purposes), the sale of DST Interests is accounted for as a failed sale-leaseback transaction and, as a result, the DST Properties are included in the Company’s Consolidated Balance Sheets.
As of June 30, 2026, the Company’s investments in real estate included four properties held by a DST whose DST Interests were sold as part of the DST Program. As of June 30, 2026, the total investments in real estate, net associated with the DST
Program was $495.7 million. As of December 31, 2025, the Company’s investments in real estate included two properties held by a DST whose DST Interests were sold as part of the DST Program. As of December 31, 2025, the total investments in real estate, net associated with the DST Program was $265.6 million. The Company has determined that each DST is a VIE and the
Company is the primary beneficiary of the VIE. As a result, each DST is included in the Company’s Consolidated Financial
Statements.

Use of Estimates
The preparation of the financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities and accrued expenses at the date of the balance sheet. The Company believes the estimates and assumptions underlying the Consolidated Financial
Statements are reasonable and supportable based on the information available as of June 30, 2026.
Investments in Real Estate
In accordance with the guidance for business combinations, the Company determines whether the acquisition of a property qualifies as a business combination, which requires that the assets acquired and liabilities assumed constitute a business. If the property acquired does not constitute a business, the Company accounts for the transaction as an asset acquisition. The guidance for business combinations states that when substantially all of the fair value of the gross assets to be acquired is concentrated in a single identifiable asset or group of similar identifiable assets, the asset or set of assets is not a business.
The Company evaluates each real estate acquisition to determine whether the integrated set of acquired assets and activities meets the definition of a business. Generally, acquisitions of real estate or in-substance real estate are not expected to meet the definition of a business because substantially all of the fair value is concentrated in a single identifiable asset or group of similar identifiable assets (i.e. land, buildings and related intangible assets) or because the acquisition does not include a substantive process in the form of an acquired workforce or an acquired contract that cannot be replaced without significant cost, effort or delay. All property acquisitions to date have been accounted for as asset acquisitions because substantially all of the fair value was concentrated in the land, buildings and related intangible assets.
The Company capitalizes acquisition-related costs associated with asset acquisitions. Upon acquisition of a property, the
Company assesses the fair value of the acquired tangible and intangible assets (including land, buildings, tenant improvements, above- or below-market leases, acquired in-place leases, and other intangible assets and assumed liabilities) and allocates the purchase price to the acquired assets and assumed liabilities. The Company assesses and considers fair value based on estimated cash flow projections that utilize discount and/or capitalization rates that it deems appropriate, as well as other available market information. Estimates of future cash flows are based on a number of factors including the historical operating results, known and anticipated trends, and market and economic conditions.
The estimated fair value of acquired in-place leases include the costs the Company would have incurred to lease the properties to their occupancy levels at the date of acquisition. Such estimates include the fair value of leasing commissions, legal costs and other direct costs that would be incurred to lease the properties to such occupancy levels. The Company evaluates avoided costs over the time period over which occupancy levels at the date of acquisition would be achieved had the property been acquired vacant. Such evaluation includes an estimate of the net market-based rental revenues and net operating costs (primarily consisting of real estate taxes, insurance and utilities) that would be incurred during the lease-up period. Acquired in-place leases are amortized over the remaining lease terms as a component of depreciation and amortization expense.
For acquired in-place leases, above- and below-market lease values are recorded based on the present value (using an interest rate that reflects the risks associated with the lease acquired) of the difference between the contractual amounts to be paid pursuant to the in-place leases and management’s estimate of fair market value lease rates for the corresponding in-place leases.
The values of acquired above- and below-market leases are amortized over the terms of the related leases and recognized as either increases (for below-market leases) or decreases (for above-market leases) to rental revenue. Should a tenant terminate its lease, the unamortized portion of the in-place lease value is charged to amortization expense and the unamortized portion of the above- or below-market lease value is charged to rental revenue.
Significant improvements to properties are capitalized and depreciated over their estimated useful life. Expenditures for ordinary repairs and maintenance are expensed to operations as incurred.
The cost of buildings and improvements includes the purchase price of the Company’s properties and any acquisition-related costs, along with any subsequent improvements to such properties. The Company’s investments in real estate are stated at cost and are generally depreciated on a straight-line basis over the estimated useful lives of the assets as follows:

Description	Depreciable Life
Building	30-40 years
Building and site improvements	5-21 years
Furniture, fixtures and equipment	1-9 years
Tenant improvements	Amortized on a straight-line basis over the lives of the related leases, which approximate the useful lives of the tenant improvements
In-place lease intangibles	Over lease term
Above and below market leases	Over lease term
Lease origination costs	Over lease term
Present value of tax abatement savings	Over tax abatement period
When assets are sold or retired, their costs and related accumulated depreciation are removed from the accounts with the resulting gains or losses reflected in net income or loss for the period.
The Company’s management reviews its real estate properties for impairment when there is an event or change in circumstances that indicates an impaired value. If the carrying amount of the real estate investment is no longer recoverable and exceeds the fair value of such investment, an impairment loss is recognized. The impairment loss is recognized based on the excess of the carrying amount of the asset over its fair value. The evaluation of anticipated future cash flows is highly subjective and is based in part on assumptions regarding future occupancy, rental rates and capital requirements that could differ materially from actual results. Since cash flows on real estate properties considered to be “long-lived assets to be held and used” are considered on an undiscounted basis to determine whether an asset has been impaired, the Company’s strategy of holding properties over the long term directly decreases the likelihood of recording an impairment loss. If the Company’s strategy changes or market conditions otherwise dictate an earlier sale date, an impairment loss may be recognized and such loss could be material to the Company’s results. During the six months ended June 30, 2026, and year ended December 31,
2025, the Company did not recognize any impairment charges on its investments in real estate.
Assets Held for Sale
The Company classifies the assets and liabilities related to its real estate investments as held for sale when a sale is probable to occur within one year. The Company considers a sale to be probable when a binding contract has been executed, the buyer has posted a non-refundable deposit, and there are limited contingencies to closing. The Company classifies held for sale assets and liabilities at the lower of depreciated cost or fair value less closing costs. There were no properties held for sale as of June 30,
2026, and December 31, 2025.
Investments in Unconsolidated Entities
The Company has elected the FVO for certain of its investments in unconsolidated entities and therefore reports the investments at fair value. As such, the resulting unrealized gains and losses are recorded as a component of Gain from unconsolidated entities on the Company’s Consolidated Statements of Operations. Investments in unconsolidated entities for which the
Company has not elected the FVO are initially recorded at cost and subsequently adjusted for the Company’s pro-rata share of net income, contributions and distributions. Investments in unconsolidated entities include properties held through joint ventures and limited partnership interests in private real estate funds. For further details on the Company’s investments in unconsolidated entities, see Note 4 — “Investments in Unconsolidated Entities” to the Company’s Consolidated Financial
Statements.
Investments in Real Estate-Related Loans and Securities
The Company has elected to classify its real estate-related securities as trading securities and carry such investments at fair value. As such, the resulting unrealized gains and losses of such securities are recorded as a component of Income from real estate-related loans and securities on the Company’s Consolidated Statements of Operations.
The Company’s real estate-related loans are classified as held for investment and are recorded at amortized cost. The Company assesses the collectability of its real estate-related loans held at amortized cost to estimate credit losses over the contractual term of each loan on a periodic basis. The Company’s estimate of credit losses is based on relevant factors, including historical realized loss rates and current market conditions that affect the collectability of its investments. The Company also considers, among other things, payment status, lien position, borrower or tenant financial resources, and underlying collateral. The
Company recognizes an allowance for credit loss when the carrying amount of a loan differs from the amount expected to be collected. For further details on the Company’s allowance for credit loss, see Note 6 — “Investments in Real Estate-Related
Loans and Securities” to the Company’s Consolidated Financial Statements.

Interest income from the Company’s investments in real estate-related loans and securities is recognized based on the stated
terms of the security or loan agreement and is recorded on an accrual basis. Interest income is recorded as a component of
Income from real estate-related loans and securities on the Company’s Consolidated Statements of Operations.
Revenue Recognition
Rental revenue primarily consists of base rent arising from tenant leases at the Company’s properties. Base rent is recognized on a straight-line basis over the life of the lease, including any rent steps or abatement provisions. The Company begins to recognize revenue upon the acquisition of the related property or when a tenant takes possession of the leased space. Other rental revenues include amounts due from tenants for costs related to common area maintenance, real estate taxes, and other recoverable costs included in lease agreements. The Company recognizes the reimbursement of such costs incurred as tenant reimbursement income.
The Company evaluates the collectability of receivables related to rental revenue on an individual lease basis. In making this determination, the Company considers the length of time a receivable has been outstanding, tenant creditworthiness, payment history, available information about the financial condition of the tenant, and current economic trends, among other factors.
Tenant receivables that are deemed uncollectible are recognized as a reduction to rental revenue. The Company will recognize revenue from such leases prospectively, based on actual amounts received. If the Company subsequently determines that it is probable it will collect substantially all of the lessee’s remaining lease payments under the lease term, the Company will reinstate the receivables balance.
Cash and Cash Equivalents
Cash and cash equivalents represent cash held in banks, cash on hand, and liquid investments with original maturities of three months or less. The Company may have bank balances in excess of federally insured amounts; however, the Company deposits its cash and cash equivalents with high credit-quality institutions to minimize credit risk exposure.
Restricted Cash
Restricted cash primarily consists of tenant security deposits and reserves held in escrow related to real estate taxes, interest rate derivatives, capital expenditures and insurance in connection with mortgages at certain of the Company’s properties. Restricted cash also consists of cash received for subscriptions prior to the date in which the subscriptions are effective, which is held in a bank account controlled by the Company’s transfer agent but in the name of the Company.
Trading Securities
Trading securities consist of U.S. government securities that are available to support the Company’s current operations and liquidity. Trading securities are measured at fair value. As such, the resulting unrealized gains and losses of such securities are recorded as a component of Other income, net on the Company’s Consolidated Statements of Operations. Interest income from trading securities is recognized based on the stated terms of the security and is recorded as a component of Other income, net on the Company’s Consolidated Statements of Operations. During the three and six months ended June 30, 2026, income from trading securities was $0.1 million and $0.6 million, respectively. During the three and six months ended June 30, 2025, income from trading securities was $0.3 million and $0.8 million, respectively.
Foreign Currency
In the normal course of business, the Company makes investments in real estate and real estate-related loans and securities outside the United States that have a non-U.S. dollar functional currency. Non-U.S. dollar denominated assets and liabilities of these foreign subsidiaries are translated to U.S. dollars (“USD”) at the prevailing exchange rate at the reporting date and income, expenses, gains, and losses are translated at the average exchange rate over the applicable period. Gains and losses from translation of foreign denominated transactions into USD are included in current results of operations as a component of
Gain from unconsolidated entities or Income from real estate-related loans and securities dependent upon the type of asset on the Company’s Consolidated Statements of Operations.
Deferred Charges
The Company’s deferred charges include financing and leasing costs. Deferred financing costs include legal, structuring, and other loan costs incurred by the Company for its financing agreements. Deferred financing costs related to the Company’s mortgage notes and term loans are recorded as an offset to the related liability and amortized over the term of the applicable financing instruments. Deferred financing costs related to the Company’s revolving credit facility are recorded as a component of Other assets on the Company’s Consolidated Balance Sheets and amortized over the term of the applicable financing agreements. Deferred leasing costs incurred in connection with new leases, which consist primarily of brokerage and legal fees,

are recorded as a component of Intangible assets, net on the Company’s Consolidated Balance Sheets and amortized over the life of the related lease.
Derivative Instruments
In the normal course of business, the Company is exposed to the effect of interest rate changes and, with regard to its non-U.S.
investments, changes in foreign currency exchange rates. The Company seeks to manage these risks by following established risk management policies and procedures including the use of derivatives to hedge interest rate and currency rate risk. These financial instruments may include interest rate swaps, cross currency swaps, and other derivative contracts. The Company recognizes all derivatives as either assets or liabilities in the accompanying Consolidated Balance Sheets and measures those instruments at fair value. For further details on the Company’s derivative instruments, see Note 11 — “Derivatives” to the
Company’s Consolidated Financial Statements.
Fair Value Measurement
Under normal market conditions, the fair value of an investment is the amount that would be received to sell an asset or transfer a liability in an orderly transaction between market participants at the measurement date (i.e., the exit price). Additionally, there is a hierarchical framework that prioritizes and ranks the level of market price observability used in measuring investments at fair value. Market price observability is impacted by a number of factors, including the type of investment and the characteristics specific to the investment and the state of the marketplace, including the existence and transparency of transactions between market participants. Investments with readily available active quoted prices or for which fair value can be measured from actively quoted prices generally will have a higher degree of market price observability and a lesser degree of judgment used in measuring fair value.
Investments measured and reported at fair value are classified and disclosed in one of the following levels within the fair value hierarchy:
Level 1 — quoted prices are available in active markets for identical investments as of the measurement date. The Company does not adjust the quoted price for these investments.
Level 2 — quoted prices are available in markets that are not active or model inputs are based on inputs that are either directly or indirectly observable as of the measurement date.
Level 3 — pricing inputs are unobservable and include instances where there is minimal, if any, market activity for the investment. These inputs require significant judgment or estimation by management or third parties when determining fair value and generally represent anything that does not meet the criteria of Levels 1 and 2. Due to the inherent uncertainty of these estimates, these values may differ materially from the values that would have been used had a ready market for these investments existed.
Valuation of Assets and Liabilities Measured at Fair Value
The Company’s investments in real estate-related securities and trading securities are reported at fair value. The Company generally determines the fair value of its investments in real estate-related securities and trading securities by utilizing third-
party pricing service providers. In determining the value of a particular investment, the pricing service providers may use broker-dealer quotations, reported trades or valuation estimates from their internal pricing models to determine the reported price. The pricing service providers’ internal models for securities such as real estate debt generally consider the attributes applicable to a particular class of the security (e.g., credit rating, seniority), current market data, and estimated cash flows for each class and incorporate deal collateral performance such as prepayment speeds and default rates, as available. The inputs used in determining the Company’s real estate-related securities and trading securities reported at fair value are considered
Level 2 and Level 3.
The Company’s derivative financial instruments are reported at fair value. The fair values of the Company’s interest rate swaps are determined using a discounted cash flow analysis based on the terms of the contract and the forward interest rate curve adjusted for the Company’s nonperformance risk. The fair values of the Company’s interest rate caps are determined using models developed by the respective counterparty as well as third-party pricing service providers that use as their basis readily observable market parameters (such as forward yield curves and credit default swap data). The fair values of the Company’s foreign currency swaps are determined by comparing the contracted forward exchange rate to the current market exchange rate.
The current market exchange rates are determined by using market spot rates, forward rates and interest rate curves for the underlying instruments. The inputs used in determining the Company’s derivative financial instruments reported at fair value are considered Level 2.
The Company has elected the FVO for certain of its equity method investments and therefore, reports these investments at fair value. As such, the resulting unrealized gains and losses are recorded as a component of Gain (loss) from unconsolidated entities on the Company’s Consolidated Statements of Operations. The Company separately values the assets and liabilities of each equity method investment. To determine the fair value of the assets of the equity method investments, the Company utilizes a discounted cash flow methodology, taking into consideration various factors including discount rate and exit capitalization rate. The Company determines the fair value of the indebtedness of the equity method investments by modeling the cash flows required by the debt agreements and discounting them back to the present value using an estimated market yield.
Additionally, the Company considers current market rates and conditions by evaluating similar borrowing agreements with comparable loan-to-value ratios and credit profiles. After the fair value of the assets and liabilities are determined, the Company applies its ownership interest to the net asset value and reflects this amount as its equity method investment at fair value. The inputs used in determining the Company’s equity method investments carried at fair value are considered Level 3.
The Company’s carrying values of cash and cash equivalents, restricted cash, accounts receivable and other receivables, net, accounts payable, accrued liabilities and other liabilities approximate fair value because of the short-term nature of these instruments.
The following table details the Company’s assets and liabilities that are measured at fair value on a recurring basis ($ in thousands):

	June 30, 2026				December 31, 2025
	Level 1	Level 2	Level 3	Total	Level 1	Level 2	Level 3	Total
Assets:
Investments in real estate-related loans and securities	$—	$43,599	$5,192	48,791	$—	$50,863	$5,170	$56,033
Investments in unconsolidated entities	—	—	180,715	180,715	—	—	167,788	167,788
Trading securities	—	16,543	—	16,543	—	83,487	—	83,487
Derivatives	—	5,150	—	5,150	—	1,553	—	1,553
Derivatives related to investments in real estate-related securities	—	42	—	42	—	—	—	—
Total assets	$—	$65,334	$185,907	$251,241	$—	$135,903	$172,958	$308,861
Liabilities:
Derivatives	$—	$1,526	$—	$1,526	$—	$2,342	$—	$2,342
Derivatives related to investments in real estate-related securities	—	9	—	9	—	3	—	3
Total liabilities	$—	$1,535	$—	$1,535	$—	$2,345	$—	$2,345
The following table details the Company’s assets that are measured at fair value on a recurring basis using Level 3 inputs ($ in thousands):

	Investments in real estate-related loans and securities	Investments in unconsolidated entities	Total Assets
Balance as of December 31, 2025	$5,170	$167,788	$172,958
Contributions of equity into unconsolidated entities	—	559	559
Distributions received from unconsolidated entities	—	(1,018)	(1,018)
Included in net income:
Realized gain(1)	—	242	242
Unrealized gain	22	14,688	14,710
Loss on foreign currency translation	—	(1,544)	(1,544)
Balance as of June 30, 2026	$5,192	$180,715	$185,907

(1)	Represents the realized gain portion of the $1.0 million consideration received by the Company for the assignment of a 0.2% interest in the U.S. Diversified Logistics Portfolio I & II investments.

The following tables contain the quantitative inputs and assumptions that are used to determine fair value for items categorized in Level 3 of the fair value hierarchy ($ in thousands):

	June 30, 2026
	Fair Value	Valuation Technique	Unobservable Inputs	Weighted Average Rate	Impact to Valuation from an Increase in Input
Investments in unconsolidated entities	$180,715	Discounted cash flow	Discount rate	8.0%	Decrease
			Exit capitalization rate	5.6%	Decrease
Investments in real estate-related loans and securities	5,192	Discounted cash flow	Discount rate	15.7%	Decrease

	December 31, 2025
	Fair Value	Valuation Technique	Unobservable Inputs	Weighted Average Rate	Impact to Valuation from an Increase in Input
Investments in unconsolidated entities	$167,788	Discounted cash flow	Discount rate	8.2%	Decrease
			Exit capitalization rate	5.6%	Decrease
Investments in real estate-related loans and securities	5,170	Discounted cash flow	Discount Rate	15.1%	Decrease
Valuation of Assets Measured at Fair Value on a Nonrecurring Basis
Certain of the Company’s assets are not measured at fair value on an ongoing basis but are subject to fair value adjustments, such as when there is evidence of impairment, and therefore measured at fair value on a nonrecurring basis. The Company reviews its real estate properties for impairment each quarter or when there is an event or change in circumstances that could indicate the carrying amount of the real estate value may not be recoverable. As of June 30, 2026, the Company had no impaired assets that are measured at fair value on a nonrecurring basis.
Valuation of Liabilities Not Measured at Fair Value
The fair value of the Company’s indebtedness is estimated by modeling the cash flows required by the Company’s debt agreements and discounting them back to the present value using an appropriate discount rate. Additionally, the Company considers current market rates and conditions by evaluating similar borrowing agreements with comparable loan-to-value ratios and credit profiles. The inputs used in determining the fair value of the Company’s indebtedness are considered Level 3. As of
June 30, 2026, the fair value of the Company’s mortgage loans and other indebtedness was approximately $20.6 million below the outstanding principal balance.
Income Taxes
The Company believes that it qualifies to be taxed as a REIT for U.S. federal income tax purposes. The Company generally will not be subject to federal corporate income tax to the extent it distributes 90% of its taxable income to its stockholders. REITs are subject to a number of other organizational and operational requirements. Even if the Company qualifies for taxation as a
REIT, it may be subject to certain state and local taxes on its income and property, and federal income and excise taxes on its undistributed income.
The Company has formed wholly-owned subsidiaries that are taxed as taxable REIT subsidiaries (“TRSs”) that are subject to taxation at the federal, state and local levels, as applicable, at regular corporate tax rates. In general, a TRS may perform additional services for the Company’s tenants and generally may engage in any real estate or non-real estate-related business.
For the three and six months ended June 30, 2026, the Company recognized income tax expense of $0.1 million and $0.1 million, respectively, related to its TRSs within General and administrative on the Company’s Consolidated Statements of
Operations. For the three and six months ended June 30, 2025, the Company recognized income tax expense of $0.1 million and
$0.1 million, respectively, related to its TRSs within General and administrative on the Company’s Consolidated Statements of
Operations.
The Company accounts for applicable income taxes by utilizing the asset and liability method. As such, the Company records deferred tax assets and liabilities for the future tax consequences resulting from the difference between the carrying value of existing assets and liabilities and their respective tax basis. A valuation allowance for deferred tax assets is provided if the
Company believes all or some portion of the deferred tax asset may not be realized. The Company has not recorded a deferred tax asset related to its non-U.S. investment as it is more likely than not that it will not realize the benefit. As of June 30, 2026, the Company had federal and state net operating loss (“NOL”) carryforwards totaling $12.4 million. Although the federal NOL carryforwards do not expire, the Company recorded a full valuation allowance against the related deferred tax assets of $3.3 million, as the Company believes it is more likely than not that it will not realize the associated tax benefits in future taxable years.
Organization and Offering Expenses
Organizational expenses are expensed as incurred on the Company’s Consolidated Statements of Operations, and offering costs are charged to equity as incurred on the Company’s Consolidated Statements of Changes in Stockholders’ Equity.
The Adviser and its affiliates advanced $13.6 million of organization and offering expenses on the Company’s behalf through
July 5, 2023, subject to the following reimbursement terms: (1) the Company reimburses the Adviser for all such advanced expenses paid through July 5, 2022 ratably over the 60 months following July 6, 2022; and (2) the Company reimburses the
Adviser for all such advanced expenses paid from July 6, 2022 through July 5, 2023 ratably over the 60 months following July
6, 2023. Beginning July 6, 2023, the Company reimburses the Adviser for any organization and offering expenses that it incurs on the Company’s behalf as and when incurred.
Earnings Per Share
The Company uses the two-class method in calculating earnings per share (“EPS”) when it issues securities other than common stock that contractually entitle the holder to participate in dividends and earnings of the Company when, and if, the Company declares dividends on its common stock. Basic earnings per share (“Basic EPS”) for the Company’s common stock are computed by dividing net income allocable to common stockholders by the weighted average number of shares of common stock outstanding for the period, respectively. Diluted earnings per share (“Diluted EPS”) is calculated similarly, however, it reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock, where such exercise or conversion would result in a lower earnings per share amount.
The Company includes unvested shares of restricted stock in the computation of diluted EPS by using the more dilutive of the two-class method or treasury stock method. Any anti-dilutive securities are excluded from the diluted EPS calculation. For the three and six months ended June 30, 2026 and 2025, there were no dilutive participating securities.
Stockholder Servicing Fee
The Company has entered into a dealer manager agreement with Brookfield Private Wealth LLC, a registered broker-dealer affiliated with the Adviser (“Dealer Manager”), to serve as the dealer manager for the Public Offering. The Dealer Manager is entitled to receive upfront selling commissions and dealer manager fees of up to 3.5% of the transaction price and ongoing stockholder servicing fees of 0.85% per annum of the aggregate NAV for outstanding Class S and Class T shares with a limit of up to, in the aggregate, 8.75% of the gross proceeds from such shares. The Dealer Manager is entitled to receive upfront selling commissions of up to 1.5% of the transaction price and ongoing stockholder servicing fees of 0.25% per annum of the aggregate NAV for outstanding Class D shares with a limit of up to, in the aggregate, 8.75% of the gross proceeds from such shares. There are no upfront selling commissions, dealer manager fees or ongoing stockholder servicing fees with respect to
Class I shares. The Dealer Manager has entered into agreements with the selected dealers distributing the Company’s shares in the Public Offering, which provide, among other things, for the re-allowance of the full amount of the selling commissions and dealer manager fees and all or a portion of the stockholder servicing fees received by the Dealer Manager to such selected dealers. The Company accrues the full cost of the stockholder servicing fee as an offering cost at the time each Class T, Class S and Class D share is sold, which is recorded as a component of Due to affiliates in the Company’s Consolidated Balance
Sheets.
Recent Accounting Pronouncements
In November 2024, the Financial Accounting Standards Board (“FASB”), issued ASU 2024-03, Income Statement – Reporting
Comprehensive Income – Expenses Disaggregation Disclosures (“ASU 2024-03”). ASU 2024-03 requires entities to disaggregate any relevant expense caption presented on the face of the income statement within continuing operations into the following required natural expense categories, as applicable: (1) purchases of inventory, (2) employee compensation, (3)
depreciation, (4) intangible asset amortization, and (5) depreciation, depletion, and amortization recognized as part of oil- and gas-producing activities or other depletion expenses. A relevant expense caption is an expense caption presented on the face of the income statement within continuing operations that contain any of the expense categories listed. ASU 2024-03 is effective for fiscal years beginning after December 15, 2026 and interim periods within fiscal years beginning after December 15, 2027.
Early adoption is permitted. The Company is currently evaluating the impact of ASU 2024-03 but does not believe the adoption of ASU 2024-03 will have a material impact on the Company’s Consolidated Financial Statements.
In May 2025, the FASB issued ASU 2025-03, an update to ASC Topic 805, Business Combinations, and ASC Topic 810,
Consolidation (“ASU 2025-03”). ASU 2025-03 amends the guidance for determining the accounting acquirer in a business combination in which the legal acquiree is a VIE. This amendment aligns the determination of the accounting acquirer for VIEs with the guidance used for other business combinations. ASU 2025-03 is effective for fiscal years beginning after December 15,

2026, with early adoption permitted. The Company is currently evaluating the impact of ASU 2025-03 on the Consolidated
Financial Statements and related disclosures.
In July 2025, the FASB issued ASU 2025-05, Financial Instruments — Credit Losses (Topic 326): Measurement of Credit
Losses for Accounts Receivable and Contract Assets ("ASU 2025-05"), which amends ASC 326-20 to provide a practical expedient (available to all entities) that permits an entity to assume that current conditions as of the balance sheet date will not change for the remaining life of current accounts receivable and current contract assets arising from transactions under ASC
606, thereby simplifying the forecasting requirement in developing reasonable and supportable forecasts. ASU 2025-05 is effective for annual reporting periods beginning after December 15, 2025, and interim reporting periods within those annual reporting periods, with early adoption permitted, and should be applied prospectively. The Company adopted the provisions of
ASU 2025-05 effective August 1, 2025. The adoption of this rule did not have a material impact on the Company’s
Consolidated Financial Statements.
On July 4, 2025, President Trump signed into law the legislation known as the One Big Beautiful Bill Act (the “OBBBA”). The
OBBBA made significant changes to the U.S. federal income tax laws in various areas. Among the notable changes, the
OBBBA permanently extended certain provisions that were enacted in the Tax Cuts and Jobs Act of 2017, most of which were set to expire after December 31, 2025. These included the permanent extension of the 20% deduction for “qualified REIT dividends” for individuals and other non-corporate taxpayers as well as the permanent extension of the limitation on non-
corporate taxpayers using “excess business losses” to offset other income. The OBBBA also increased the percentage limit under the REIT asset test applicable to TRSs from 20% to 25% for taxable years beginning after December 31, 2025. As a result, for taxable years beginning after December 31, 2025, the aggregate value of all securities of TRSs held by a REIT may not exceed 25% of the value of its gross assets.
In November 2025, the FASB issued ASU 2025-08 Financial Instruments — Credit Losses (Topic 326): Purchased Loans,
which related to accounting for purchased loans. The amendments in this update require that purchased seasoned loans be accounted for using the gross-up approach, which will enhance comparability and consistency in the accounting for acquired financial assets. The gross-up approach requires an allowance for expected credit losses to be recorded with an offsetting gross-
up adjustment to the purchase price of the acquired financial asset. This update is effective for annual periods beginning after
December 15, 2026, including interim periods within those fiscal years, though early adoption is permitted. The Company plans to adopt this pronouncement for the fiscal year beginning January 1, 2027, and does not expect it to have a material effect on
Company’s Consolidated Financial Statements.
In December 2025, the FASB issued ASU 2025-11 Interim Reporting (Topic 270): Narrow-Scope Improvements, which related to interim disclosure requirements. The amendments in this update clarify current interim disclosure requirements and provide a comprehensive list of required interim disclosures. The update also incorporates a disclosure principle that requires entities to disclose events that occur after the end of the last annual reporting period. This update is effective for interim periods within annual periods beginning after December 15, 2027, though early adoption is permitted. The Company plans to adopt this pronouncement for the interim periods within the fiscal year beginning January 1, 2028, and does not expect it to have a material effect on the Company’s Consolidated Financial Statements.
3. Investments in Real Estate
As of June 30, 2026 and December 31, 2025, the Company’s investments in real estate, net, consisted of the following ($ in thousands):

	June 30, 2026	December 31, 2025
Building and building improvements	$1,507,156	$1,381,035
Land and land improvements	420,838	310,300
Tenant improvements	29,046	29,566
Furniture, fixtures and equipment	47,421	46,121
Total	2,004,461	1,767,022
Accumulated depreciation	(209,141)	(183,636)
Investments in real estate, net	$1,795,320	$1,583,386
Acquisitions
During the six months ended June 30, 2026, the Company acquired $246.4 million of real estate investments, which was comprised of one logistics property and one data center property. During the year ended December 31, 2025, the Company acquired $32.1 million of real estate investments, which was comprised of 120 single-family rental properties.

The following table provides further details of the properties acquired during the six months ended June 30, 2026 and year ended December 31, 2025 ($ in thousands):

Investment	Ownership Interest	Location	Segment	Acquisition Date	Units/ Square Feet	Purchase Price(1)
Single-Family Rentals	100%	Various	Single-Family Rentals	November 2025	120	$32,146
34 Market Street	100%	Everett, MA	Logistics	March 2026	221,856	155,814
255 Caspian Drive	100%	Sunnyvale, CA	Data Center	May 2026	119,756	90,597
Total						$278,557

(1)	Purchase price is inclusive of closing costs.
The following table summarizes the purchase price allocation of the properties acquired during the six months ended June 30,
2026 and year ended December 31, 2025 ($ in thousands):

	June 30, 2026	December 31, 2025
Building and building improvements	$124,507	$15,584
Land and land improvements	110,339	16,562
In-place lease intangibles	14,493	—
Lease origination costs	6,687	—
Below-market lease intangibles	(9,615)	—
Total purchase price(1)	$246,411	$32,146

(1)	Purchase price is inclusive of closing costs.
Dispositions
During the six months ended June 30, 2026 and year ended December 31, 2025, the Company had no dispositions.
4. Investments in Unconsolidated Entities
The Company holds investments in unconsolidated joint ventures that it accounts for using the FVO or under the equity method of accounting, as the Company’s ownership interests in each joint venture do not meet the requirements for consolidation. Each of the investments are considered to be VIEs.
The following tables detail the Company’s investments in unconsolidated entities ($ in thousands):

	June 30, 2026
Investments in Unconsolidated Entities	Segment	Number of Properties	Ownership Interest	Book Value
Unconsolidated entities carried at fair value:
Principal Place	Net Lease	1	20%	$97,139
U.S. Diversified Logistics Portfolio I(1)	Logistics	72	19%	66,841
U.S. Diversified Logistics Portfolio II(1)	Logistics	31	19%	16,735
The Avery(2)	Housing	1	2%	—
Total unconsolidated entities carried at fair value		105		180,715
Unconsolidated entities carried at historical cost:
U.S. Manufactured Housing(1)	Housing	294	2%	86,572
Total unconsolidated entities carried at historical cost		294		86,572
Total		399		$267,287

	December 31, 2025
Investment	Segment	Number of Properties	Ownership Interest	Book Value
Unconsolidated entities carried at fair value:
Principal Place	Net Lease	1	20%	$91,986
U.S. Diversified Logistics Portfolio I(1)	Logistics	72	19%	60,055
U.S. Diversified Logistics Portfolio II(1)	Logistics	31	19%	15,747
The Avery(2)	Multifamily	1	2%	—
Total unconsolidated entities carried at fair value		105		167,788
Total		105		$167,788

(1)
See Note 10 — “Related Party Transactions - Assignments of Limited Partnership Interest from Brookfield Affiliate” for further information regarding the Company’s limited partnership interests in the U.S. Diversified Logistics Portfolio I, U.S. Diversified
Logistics Portfolio II, and U.S. Manufactured Housing.

(2)
In December 2023, the Company acquired a 2% equity interest in The Avery, a condo and multifamily property located in San
Francisco, California (“The Avery”), through an indirect interest in a joint venture that owns the property. The Company did not pay any consideration for its interest, which was granted to the Company by the borrower on the Company’s investments in The Avery
Senior Loan (“The Avery Senior Loan”) and The Avery Mezzanine Loan (“The Avery Mezzanine Loan”). As of June 30, 2026 and
December 31, 2025, the fair value of the Company’s equity interest in The Avery was zero.

The following table details the Company’s income (loss) from unconsolidated entities ($ in thousands):

		Three Months Ended June 30,		Six Months Ended June 30,
Investment	Segment	2026	2025	2026	2025
Unconsolidated entities carried at fair value:
Principal Place	Net Lease	$2,859	$2,357	$5,595	$3,713
U.S. Diversified Logistics Portfolio I	Logistics	3,927	2,662	7,035	10,424
U.S. Diversified Logistics Portfolio II	Logistics	358	(496)	1,198	(496)
The Avery	Housing	—	—	—	—
Total unconsolidated entities carried at fair value		7,144	4,523	13,828	13,641
Unconsolidated entities carried at historical cost:
U.S. Manufactured Housing	Housing	(224)	—	(224)	—
Total unconsolidated entities carried at historical cost		(224)	—	(224)	—
Total		$6,920	$4,523	$13,604	$13,641
The following tables provide the combined summarized financial information of our unconsolidated entities as of the dates and for the periods set forth below ($ in thousands):

Balance Sheets:	June 30, 2026	December 31, 2025
Total assets	$5,732,798	$2,147,382
Total liabilities	7,533,965	1,420,923

Brookfield REIT’s share of net equity	92,575	143,520
Adjustments to arrive at fair value	38,960	24,268
Brookfield REIT’s outside basis	135,752	—
Total investments in unconsolidated entities	$267,287	$167,788

	Three Months Ended June 30,		Six Months Ended June 30,
Income Statements:	2026	2025	2026	2025
Total revenues	$115,246	$26,686	$150,256	$55,390
Net loss	(341)	(11,699)	(1,374)	(14,782)

Brookfield REIT’s share of net loss	(190)	$(2,339)	(392)	(2,956)
Adjustments to arrive at fair value	7,348	6,862	14,234	16,597
Amortization of Brookfield REIT’s outside basis	(238)	—	(238)	—
Total gain from unconsolidated entities	$6,920	$4,523	$13,604	$13,641
5. Intangibles
The gross carrying amount and accumulated amortization of the Company’s intangible assets and liabilities consisted of the following as of June 30, 2026 and December 31, 2025 ($ in thousands):

Intangible assets:	June 30, 2026	December 31, 2025
In-place lease intangibles	$43,080	$28,587
Lease origination costs	18,181	11,983
Tax intangibles	5,249	5,249
Above-market lease intangibles	114	114
Total intangible assets	66,624	45,933
Accumulated amortization:
In-place lease intangibles	$(7,976)	$(6,797)
Lease origination costs	(5,133)	(4,713)
Tax intangibles	(3,018)	(2,681)
Above-market lease intangibles	(81)	(73)
Total accumulated amortization	(16,208)	(14,264)
Intangible assets, net	$50,416	$31,669

Intangible liabilities:
Below-market lease intangibles	$(38,489)	$(28,873)
Accumulated amortization	6,323	5,429
Intangible liabilities, net	$(32,166)	$(23,444)
The weighted average amortization periods of the Company’s intangible assets and intangible liabilities are 136 months and
182 months, respectively.
As of June 30, 2026, the estimated future amortization of the Company’s intangibles for each of the next five years and thereafter is as follows ($ in thousands):

	In-place Lease Intangibles	Above-market Lease Intangibles	Other Intangibles	Below-market Lease Intangibles
2026 (remaining)	$1,620	$10	$1,206	$(1,361)
2027	3,323	7	2,440	(2,791)
2028	3,240	5	1,998	(2,791)
2029	3,190	5	1,800	(2,791)
2030	3,184	6	1,715	(2,791)
2031	2,489	—	1,496	(2,126)
Thereafter	18,058	—	4,624	(17,515)
Total	$35,104	$33	$15,279	$(32,166)

6. Investments in Real Estate-Related Loans and Securities
The following table summarizes the components of investments in real estate-related loans and securities as of June 30, 2026 and December 31, 2025 ($ in thousands):

	June 30, 2026	December 31, 2025
Real estate-related securities	$48,791	$56,033
Real estate-related loans	35,822	45,023
Derivative assets related to investments in real estate-related securities	33	—
Derivative liabilities related to investments in real estate-related securities	—	(3)
Total investments in real estate-related loans and securities	$84,646	$101,053
The Company’s investments in real estate-related securities consist of commercial mortgage-backed securities (“CMBS”), residential mortgage-backed securities (“RMBS”), and cross currency forward contracts related to its investments in real estate-
related securities.
The following tables detail the Company’s investments in real estate-related loans and securities as of June 30, 2026 and
December 31, 2025 ($ in thousands):

	June 30, 2026
Type of Loan/Security	Number of Positions	Weighted Average Coupon(1)	Weighted Average Maturity Date(2)	Face Amount	Cost Basis/ Allowance Adjustment (3)	Carrying Amount
Investments held at fair value
CMBS - floating	6	SOFR + 4.05%	April 2027	$26,117	$23,914	$25,071
CMBS - fixed	4	4.56%	November 2026	23,413	20,650	5,192
RMBS - fixed	8	4.83%	October 2030	18,853	18,540	18,528
Cross currency forward contracts	2	N/A	July 2026	—	—	33
Total investments held at fair value	20	5.86%	February 2028	$68,383	$63,104	$48,824

Investments held at amortized cost
Real estate-related loans - fixed	3	9.92%	June 2028	$39,619	$(3,797)	$35,822
Total investments held at amortized cost	3	9.92%	June 2028	$39,619	$(3,797)	$35,822

Total investments in real estate-related loans and securities	23	7.34%	March 2028	$108,002	$59,307	$84,646

	December 31, 2025
Type of Loan/Security	Number of Positions	Weighted Average Coupon(1)	Weighted Average Maturity Date(2)	Face Amount	Cost Basis/ Allowance Adjustment (3)	Carrying Amount
Investments held at fair value
CMBS - floating	7	SOFR+3.91%	May 2027	$28,765	$25,985	$27,133
CMBS - fixed	4	4.56%	November 2026	23,413	20,650	5,170
RMBS - floating	2	SOFR+1.76%	August 2030	2,499	2,501	2,504
RMBS - fixed	8	4.71%	January 2036	21,492	21,000	21,226
Cross currency forward contracts	1	N/A	January 2026	—	—	(3)
Total investments held at fair value	22	5.85%	October 2029	$76,169	$70,136	$56,030

Investments held at amortized cost
Real estate-related loans - floating	1	SOFR+8.15%	June 2026	$7,044	$—	$7,044
Real estate-related loans - fixed	3	9.92%	May 2028	42,013	(4,034)	37,979
Total investments held at amortized cost	4	10.22%	January 2028	$49,057	$(4,034)	$45,023

Total investments in real estate-related loans and securities	26	7.56%	February 2029	$125,226	$66,102	$101,053

(1)	As of June 30, 2026 and December 31, 2025, the U.S. Dollar denominated Secured Overnight Financing Rate (“SOFR”) was equal to 3.68% and 3.87%, respectively.
(2)	Weighted average maturity date is based on the fully extended maturity date of the instruments.
(3)	Adjustments include the cumulative provision for current expected credit losses, unamortized fee income, and foreign currency translation adjustments attributable to real estate-related loans.
During the three and six months ended June 30, 2026, the Company recorded net realized and unrealized losses on its investments in real estate-related securities of $0.4 million and $0.1 million, respectively. During the three and six months ended June 30, 2025, the Company recorded net realized and unrealized gains of $0.1 million and $0.4 million, on its investments in real estate-related securities, respectively. Such amounts are recorded as components of Income from real estate-
related loans and securities on the Company’s Consolidated Statements of Operations.
The Company has recorded a provision for current expected credit losses related to certain of its real estate-related loans that are classified as held for investment and are recorded at amortized cost. For the three and six months ended June 30, 2026, the
Company recognized a reduction of $0.7 million to its estimated credit loss allowance to reflect loan paydowns and an increase in condo sales. For the three and six months ended June 30, 2025, the Company did not recognize any adjustments to its estimated credit loss allowance. The cumulative allowance adjustment is based on the expected timing of loan repayments, forecasted cash flows from the underlying collateral, and the current macroeconomic environment. The Company estimates its credit loss allowance primarily using the discounted cash flow method based on projected future principal cash flows for each individual loan. As of June 30, 2026 and December 31, 2025, the cumulative allowance for estimated credit loss was
$2.8 million and $3.5 million, respectively, and is included in Investments in real estate-related loans and securities, net on the
Company’s Consolidated Balance Sheets. There have been no write-offs related to the Company’s investments in real estate-
related loans.

7. Accounts and Other Receivables and Other Assets
The following tables summarize the components of Accounts and other receivables and Other assets in the Company’s
Consolidated Balance Sheets as of June 30, 2026 and December 31, 2025 ($ in thousands):

	June 30, 2026	December 31, 2025
Straight-line rent receivables	$8,541	$7,538
Accounts receivable	2,952	2,677
Interest receivable	1,048	1,476
Total accounts and other receivables	$12,541	$11,691

	June 30, 2026	December 31, 2025
Trading securities	$16,543	$83,487
Derivative instruments	5,150	1,553
Prepaid expenses	2,610	2,951
Other	536	514
Total other assets	$24,839	$88,505
8. Accounts Payable, Accrued Expenses and Other Liabilities
The following table summarizes the components of Accounts payable, accrued expenses and other liabilities in the Company’s
Consolidated Balance Sheets as of June 30, 2026 and December 31, 2025 ($ in thousands):

	June 30, 2026	December 31, 2025
Payable for unsettled purchase of trading securities	$16,544	$8,978
Accounts payable and accrued expenses	12,418	10,254
Stock repurchases payable	8,848	4,310
Real estate taxes payable	5,608	4,261
Tenant security deposits	4,175	4,171
Distributions payable	4,039	5,448
Accrued interest expense	1,908	1,783
Derivative instruments	1,526	2,342
Prepaid rent	1,524	1,304
Total accounts payable, accrued expenses and other liabilities	$56,590	$42,851

9. Mortgage Loans, Secured Credit Facilities and Affiliate Line of Credit
The following table summarizes the components of total indebtedness, net as of June 30, 2026 and December 31, 2025 ($ in
thousands):

				Principal Balance Outstanding
Indebtedness	Weighted Average Interest Rate(1)	Weighted Average Maturity Date(2)	Maximum Facility Size	June 30, 2026	December 31, 2025
Fixed rate loans:
Fixed rate mortgages	4.06%	November 2030	N/A	$500,420	$500,420
Total fixed rate loans				500,420	500,420
Variable rate loans:
Variable rate mortgages (3)	SOFR+1.72%	January 2029	N/A	602,021	479,561
Secured Credit Facility	SOFR+2.75%	May 2027	$250,000	—	—
SFR Secured Credit Facility(4)	SOFR+1.85%	April 2029	$185,000	129,973	129,973
Affiliate Line of Credit(5)	SOFR+2.25%	November 2026	$125,000	102,500	—
Total variable rate loans				834,494	609,534
Total indebtedness				1,334,914	1,109,954
Deferred financing costs, net				(8,434)	(6,447)
Total indebtedness, net				$1,326,480	$1,103,507

(1)	As of June 30, 2026 and December 31, 2025, SOFR was 3.68% and 3.87%, respectively.
(2)	Includes the fully extended maturity date for loans with extension options that are at the Company’s discretion and the Company currently expects to be able to exercise.
(3)
Includes a $48.7 million mortgage loan that matures in December 2026 and a $279.3 million mortgage loan that matures in March
2027. Management intends to extend or refinance the mortgage loans prior to maturity.

(4)	As of June 30, 2026, borrowings on the SFR Secured Credit Facility (defined below) were secured by the single-family rental portfolio.
(5)
Borrowings under the Affiliate Line of Credit (defined below) bear interest at a rate of the lowest then-current interest rate for any similar credit product offered by a third-party lender to the Company or its subsidiaries or, if not available, SOFR plus a 0.10% credit adjustment and a 2.25% margin. Management has the option to extend the Affiliate Line of Credit, and plans on exercising the option prior to maturity.

The following table presents the future principal payments due under the Company’s mortgage loans and other indebtedness as of June 30, 2026 ($ in thousands):

Year	Amount(1)
2026 (remaining)	$49,286
2027	382,945
2028	117,794
2029	384,508
2030	86,374
2031	82,007
Thereafter	232,000
Total	$1,334,914

(1)	Includes the fully extended maturity date for loans with extension options that are at the Company’s discretion and the Company currently expects to be able to exercise.
The mortgage loans and Secured Credit Facilities are subject to various financial and operational covenants. These covenants require the Company to maintain certain financial ratios, which may include debt yield, and debt service coverage, among others. As of June 30, 2026, the Company is in compliance with all of its loan covenants that could result in a default under such agreements.

Mortgage Loans
During the six months ended June 30, 2026, the Company obtained variable-rate mortgage loans of $84.0 million and $39.0 million in connection with the acquisitions of a logistics property and data center property, respectively. During the year ended
December 31, 2025, the Company obtained a $23.7 million fixed-rate mortgage loan in connection with the refinancing of an office property and an $81.0 million fixed-rate mortgage loan from an affiliate of the Adviser in relation to a property held through the DST Program. The Company also obtained a $62.0 million floating-rate mortgage loan secured by five logistics properties. During the six months ended June 30, 2026, the Company repaid $0.5 million of mortgage loans related to principal amortization. During the year ended December 31, 2025, the Company repaid $107.0 million of mortgage loans, including full repayments of an $80.0 million mortgage loan secured by a multifamily property and a $26.5 million mortgage loan secured by an office property.
Secured Credit Facility
In November 2021, the Company entered into a credit agreement with a lender (the “Secured Credit Facility”) providing for a senior secured credit facility to be used for the acquisition or refinancing of properties. Borrowings on the Secured Credit
Facility are secured by certain properties owned by the Company.
In December 2022, the Secured Credit Facility was amended to increase the maximum aggregate principal amount to
$300.0 million with an interest rate of SOFR plus 2.00% and a maturity date of January 2025, which was extended to May
2025.
In May 2025, the Company refinanced the Secured Credit Facility with the lender. The maximum aggregate principal amount of the facility was amended to $250.0 million. The Secured Credit Facility bears interest at a rate of SOFR plus 2.75% and has a maturity date of May 2027.
During the six months ended June 30, 2026, and year ended December 31, 2025, there were no borrowings on the Secured
Credit Facility.
SFR Secured Credit Facility
In April 2025, the Company entered into a credit agreement with a lender (the “SFR Secured Credit Facility”) providing for a secured credit facility to be used for the acquisition or refinancing of the Company’s single-family rental properties.
Borrowings on the SFR Secured Credit Facility are secured by single-family rental properties owned by the Company. The facility has a total capacity of $185.0 million, of which $50.0 million is uncommitted but may be drawn for future acquisitions of single-family rental properties. The SFR Secured Credit Facility bears interest at a rate of SOFR plus 1.85% and has a maturity date of April 2028, with a one-year extension option. As of June 30, 2026 and December 31, 2025, there were $130.0 million of outstanding borrowings on the SFR Secured Credit Facility.
Affiliate Line of Credit
In November 2021, the Company entered into a revolving line of credit with an affiliate of Brookfield (the “Affiliate Line of
Credit”), providing for a discretionary, unsecured, uncommitted credit facility in a maximum aggregate principal amount of
$125.0 million. The Affiliate Line of Credit had an initial maturity date of November 2, 2022, with continuous one-year extension options subject to the lender’s approval. Effective November 2, 2025, the maturity date of the Affiliate Line of Credit was extended to November 2, 2026.
During the six months ended June 30, 2026, the Company borrowed $125.0 million and repaid $22.5 million on the Affiliate
Line of Credit. As of June 30, 2026 and December 31, 2025, outstanding borrowings on the Affiliate Line of Credit were
$102.5 million and $0.0 million, respectively. For the three and six months ended June 30, 2026, interest expense was $0.8 million. For the three and six months ended June 30, 2025, interest expense was insignificant.
10. Related Party Transactions
Advisory Agreement
Pursuant to the advisory agreement among the Adviser, the Operating Partnership and the Company (the “Advisory
Agreement”), the Adviser is entitled to a management fee as compensation for the services it provides to the Company and the
Operating Partnership. The Company pays the Adviser a management fee equal to 1.25% per annum of the Company’s NAV on its Class T, Class S, Class D, Class I and Class C shares of common stock, payable monthly. The Operating Partnership pays the Adviser a management fee equal to 1.25% per annum of the Operating Partnership’s NAV of its Class T, Class T-1, Class S,
Class S-1, Class D, Class D-1, Class I, Class I-1 and Class C units held by unitholders other than the Company, payable monthly. In addition, the Company and the Operating Partnership pay the Adviser a management fee equal to 1.25% per annum of the aggregate DST Property consideration, payable monthly, for all DST Properties subject to a fair market option held by the Operating Partnership. For the avoidance of doubt, the Adviser will not receive a duplicative management fee with respect to any DST Property. In calculating the management fee, the Company will use its NAV and the Operating Partnership’s NAV before giving effect to any accruals for the management fee, the performance fee, the stockholder servicing fee, the investor servicing fee or distributions payable on its shares or the Operating Partnership’s units. No management fee is paid with respect to Class E shares or Class E units.
The management fee can be paid, at the Adviser’s election, in cash or shares of the Company’s common stock or units of the
Operating Partnership. To date, the Adviser has elected to receive the management fee in Class I and Class E shares of the
Company’s common stock. During the three and six months ended June 30, 2026, management fees earned by the Adviser were
$3.4 million and $6.7 million, respectively. During the three and six months ended June 30, 2025, management fees earned by the Adviser were $3.1 million and $6.3 million, respectively.
During the six months ended June 30, 2026, the Company issued 634,930 unregistered Class I shares of common stock to the
Adviser for the payment of management fees earned from December 2025 through May 2026. The Company also had an accrued payable of $1.2 million related to the management fee as of June 30, 2026, which is included in Due to affiliates on the
Company’s Consolidated Balance Sheets. During July 2026, the Adviser was issued 111,981 unregistered Class I shares as payment for the $1.2 million management fee accrued as of June 30, 2026.
The Adviser is entitled to a performance fee based on the total return of the Company’s Class C, Class D, Class I, Class S and
Class T shares of common stock (no performance fee is paid on the Class E shares). Total return is defined as distributions paid or accrued plus the change in the Company’s NAV, adjusted for subscriptions and repurchases. Pursuant to the Advisory
Agreement, the performance fee is equal to 12.5% of the total return in excess of a 5% total return (after recouping any loss carryforward amount), subject to a catch-up. The performance fee becomes payable at the end of each calendar year and can be paid, at the Adviser’s election, in cash, shares of the Company’s common stock, or units of the Operating Partnership. In addition, the Operating Partnership will pay the Adviser a performance fee with respect to certain classes of units held by parties other than the Company paid annually in an amount equal to 12.5% of the total return, subject to a 5% hurdle amount and a high-water mark, with a catch-up. The Company did not recognize any performance fees during the three and six months ended June 30, 2026 and 2025.
Repurchase of Adviser Shares
During the six months ended June 30, 2026, the Company repurchased 639,467 shares of Class I common stock from the
Adviser outside of its share repurchase plan for total consideration of $6.6 million. During the six months ended June 30, 2025, the Company repurchased 543,484 shares of Class I common stock from the Adviser outside of its share repurchase plan for total consideration of $5.8 million. The repurchases were related to shares that were previously issued to the Adviser as payment of management fees.
Sub-Advisory Agreement
The Company and the Adviser have engaged the Sub-Adviser to (i) select and manage certain of the Company’s liquid assets
(cash, cash equivalents, other short-term investments, U.S. government securities, agency securities, corporate debt, liquid real estate-related, equity or debt securities, private debt investments and other investments for which there is reasonable liquidity)
(the “Investment Sleeve”) and (ii) provide certain services with respect to certain commercial mortgage-backed securities identified by the Adviser (“Adviser CMBS”) pursuant to a sub-advisory agreement among the Company, the Adviser, the
Operating Partnership and the Sub-Adviser (the “Sub-Advisory Agreement”). The Sub-Adviser manages the Investment Sleeve in accordance with, and subject to, the Company’s investment objectives, strategy, guidelines, policies and limitations.
The Sub-Adviser earns management and performance fees pursuant to the terms of the Sub-Advisory Agreement. These fees are paid by the Adviser out of the management and performance fees earned by the Adviser; therefore, no management or performance fees related to the Sub-Advisory Agreement have been recognized in the Company’s Consolidated Statements of
Operations.
Dealer Manager Agreements
The Company has engaged the Dealer Manager, a registered broker-dealer affiliated with the Adviser, as the dealer manager for the Public Offering. The Company pays to the Dealer Manager selling commissions, dealer manager fees and stockholder servicing fees in connection with sales of the Company’s common stock in the Public Offering. The Company accrues the full amount of the future stockholder servicing fees payable to the Dealer Manager for Class S, Class T, and Class D shares up to the 8.75% of gross proceeds limit at the time such shares are sold. The Dealer Manager has entered into agreements with the selected dealers distributing the Company’s shares in the Public Offering, which provide, among other things, for the re-
allowance of the full amount of the selling commissions and dealer manager fees and all or a portion of the stockholder servicing fees received by the Dealer Manager to such selected dealers.
In connection with the launch of the DST Program, Brookfield Real Estate Exchange LLC, (the “DST Sponsor”), the Dealer
Manager and, solely with respect to its obligations with respect to the investor servicing fee, the Operating Partnership, entered into a DST dealer manager agreement (the “DST Dealer Manager Agreement”), pursuant to which the Dealer Manager serves as the dealer manager for the DST Offerings on a “best efforts” basis. The DST Sponsor is a wholly owned subsidiary of the
Company. Under the DST Dealer Manager Agreement, each DST will pay the Dealer Manager upfront selling commissions of up to 5.0% of the total cash purchase price paid per DST Interest sold, upfront dealer manager fees of up to 1.0% of the total cash purchase price paid per DST Interest sold, and placement fees in an amount up to 1.0% of the total cash purchase price paid per DST Interest sold. Additionally, each DST will pay to the Dealer Manager an ongoing investor servicing fee of up to
0.25% per annum of the total cash purchase price paid for the DST Interests sold in the applicable DST Offering.
The Operating Partnership will pay the Dealer Manager certain investor servicing fees, solely with respect to Operating
Partnership units issued in connection with the FMV Option in exchange for DST Interests. The Operating Partnership will pay only until the fee limit (if any) set forth in the applicable agreement between the Dealer Manager and the participating distribution agent that sold such DST Interests in a DST Offering has been reached. These certain fees include an investor servicing fee equal to 0.85% per annum of the aggregate NAV for the applicable Class T-1 units, an investor servicing fee equal to 0.85% per annum of the aggregate NAV for the applicable Class S-1 units and an investor servicing fee equal to 0.25% per annum of the aggregate NAV for the applicable Class D-1 units. No investor servicing fee will be paid for Class I-1 units. All or a portion of the selling commissions, dealer manager fees, and investor servicing fees charged in connection with the DST
Program may be reallowed to participating distribution agents, as set forth in the applicable agreement between the Dealer
Manager and such participating distribution agent.
Advanced Organization and Offering Costs
The Adviser and its affiliates advanced all of the Company’s organization and offering expenses (other than upfront selling commissions, dealer manager fees and stockholder servicing fees) through July 5, 2023, subject to the following reimbursement terms: (1) the Company reimburses the Adviser for all such advanced expenses paid through July 5, 2022 ratably over the 60 months following July 6, 2022; and (2) the Company reimburses the Adviser for all such advanced expenses paid from July 6,
2022 through July 5, 2023 ratably over the 60 months following July 6, 2023. The Company reimburses the Adviser for any organization and offering expenses that it incurs on the Company’s behalf as and when incurred after July 6, 2023.
Affiliate Line of Credit
In November 2021, the Company entered into the Affiliate Line of Credit, providing for a discretionary, unsecured, uncommitted credit facility in a maximum aggregate principal amount of $125.0 million. For further details on the Affiliate
Line of Credit, see Note 9 — “Mortgage Loans, Secured Credit Facilities and Affiliate Line of Credit” to the Company’s
Consolidated Financial Statements.
Affiliate Loans to DST Properties
In September 2024 and July 2025, the Company entered into mortgage loan agreements with an affiliate of Brookfield for borrowings of $67.0 million and $81.0 million, respectively. The loans are secured by multifamily properties that are part of the
DST Program. Under the terms of the loan agreements, each loan has a ten-year term and a fixed interest rate of 4.2%. In connection with the financings, the DST Properties paid aggregate loan origination fees of $1.5 million to the Brookfield affiliate, which are included in Mortgage loans and secured credit facilities, net on the Company’s Consolidated Balance
Sheets. For the three and six months ended June 30, 2026, the Company incurred $1.6 million and $3.1 million of interest expense related to these loans, respectively. For the three and six months ended June 30, 2025, the Company incurred $0.7 million and $1.4 million of interest expense related to these loans, respectively.
Assignments of Limited Partnership Interests from Brookfield Affiliate
The Company holds limited partnership interests in a Brookfield-managed fund through parallel investment vehicles that indirectly own certain investments in real estate with other third-party limited partners. In connection with these interests, the
Company has entered into assignment and assumption agreements with an affiliate of Brookfield, whereby the Company has been assigned the Brookfield affiliate’s interest. The Company’s limited partnership interests are subject to the same rights and obligations as other limited partners in the fund, but are not subject to management and performance fees.
In February 2025, the Company was assigned the Brookfield affiliate’s interest in the U.S. Diversified Logistics Portfolio I. The
Company paid no consideration for the assignment of the interest in the investment. In connection with the assignment, the
Company assumed the assignor’s future funding obligation to the fund related to the investment. In June 2026, the Company assigned a 0.2% interest in the fund related to the investment to the Brookfield affiliate for consideration of $0.8 million. The
Company currently holds a 19.2% interest in the Brookfield-managed fund related to the investment. As of June 30, 2026, the
Company has funded $47.3 million of capital to the Brookfield-managed fund related to its share of the investment.

In June 2025, the Company was assigned the Brookfield affiliate’s interest in the U.S. Diversified Logistics Portfolio II. The assignment was concurrent with the Brookfield-managed fund’s acquisition of the investment. In connection with the assignment, the Company assumed the assignor’s future funding obligation to the fund related to the investment. In June 2026, the Company assigned a 0.2% interest in the fund related to the investment back to the Brookfield affiliate for consideration of
$0.2 million. The Company current holds a 19.2% interest in the Brookfield-managed fund related to the investment. As of
June 30, 2026, the Company has funded $14.7 million of capital to the Brookfield-managed fund related to its share of the investment.
Investment in Limited Partnership Interest with Brookfield Affiliates
In June 2026, the Company made a $100.0 million commitment to a joint venture with other Brookfield-managed funds and third-party limited partners to acquire the U.S. Manufactured Housing investment. An affiliate of Brookfield is the manager of the venture and the Company owns a 1.9% effective interest in the underlying investment. As of June 30, 2026, the Company has funded $86.8 million of its commitment to the venture.
Real Estate-Related Loans and Securities Collateralized by Properties Owned by Brookfield Affiliates
The Company’s investments in real estate-related loans and securities include certain loans and securities that are collateralized by properties owned by other Brookfield-advised investment vehicles. The Company acquired such loans and securities from third parties on market terms. The Company has forgone all non-economic rights under these loans and securities, including voting rights, so long as the Brookfield-advised investment vehicles either own the properties collateralizing the underlying loans or have an interest in a different part of the capital structure of such loan or security.
The following table details the Company’s investments in real estate-related loans and securities that are collateralized by properties owned by other Brookfield-advised investment vehicles ($ in thousands):

	Fair Value		Income
	As of	As of	Three Months Ended June 30,		Six Months Ended June 30,
	June 30, 2026	December 31, 2025	2026	2025	2026	2025
CMBS	$9,258	$8,997	$339	$198	$609	$307
Real estate-related loan	—	—	—	3,292	—	5,604
Total	$9,258	$8,997	$339	$3,490	$609	$5,911
Brookfield Repurchase Arrangement
One or more affiliates of Brookfield (individually or collectively, as the context may require, the “Brookfield Investor”) was issued shares of the Company’s common stock and Operating Partnership units in connection with its contribution of certain properties to the Operating Partnership on November 2, 2021. The Company and the Operating Partnership have entered into a repurchase arrangement with the Brookfield Investor (the “Brookfield Repurchase Arrangement”) pursuant to which the
Company and the Operating Partnership will offer to repurchase shares of common stock or Operating Partnership units from the Brookfield Investor at a price per unit equal to the most recently determined NAV per share or unit immediately prior to each repurchase. The Brookfield Investor has agreed to not seek repurchase of the shares of common stock and Operating
Partnership units that it owns if doing so would bring the value of its equity holdings in the Company and the Operating
Partnership below $50.0 million. Pursuant to the terms of the Repurchase Arrangement, the Brookfield Investor may cause the
Company to repurchase its shares and or the Operating Partnership to repurchase its Operating Partnership units (above the
$50.0 million minimum), in an amount equal to the sum of (a) the amount available under the Company’s share repurchase plan’s 2% monthly and 5% quarterly caps (after accounting for third-party investor repurchases) and (b) 25% of the amount by which net proceeds from the Public Offering and the Company’s private offerings of common stock for a given month exceed the amount of repurchases for such month pursuant to the Company’s share repurchase plan. The Company will not effect any such repurchase during any month in which the full amount of all shares requested to be repurchased by third-party investors under the share repurchase plan is not repurchased. During the three and six months ended June 30, 2026, the Company and the
Operating Partnership did not repurchase any shares or Operating Partnership units from the Brookfield Investor as part of the
Brookfield Repurchase Arrangement. As of June 30, 2026, the aggregate value of the Brookfield Investor’s shares and units that are subject to the Brookfield Repurchase Arrangement was $155.9 million.

Brookfield Investor Subscriptions
From time to time, the Brookfield Investor may subscribe for shares of the Company’s common stock or units of the Operating
Partnership. Each issuance is made at the same transaction price and subject to the same fees as shares or units sold in the
Public Offering or private offerings, as applicable. On December 1, 2021 and January 3, 2022, the Brookfield Investor
subscribed for $45.0 million and $38.0 million, respectively, of Class E units of the Operating Partnership. On April 3, 2023 and May 1, 2023, the Brookfield Investor subscribed for $10.0 million and $8.0 million, respectively, of Class I shares of the
Company’s common stock. The shares and units held by the Brookfield Investor related to these subscriptions are not subject to the Brookfield Repurchase Arrangement, but the Brookfield Investor may request the Company or Operating Partnership repurchase its shares or units, in whole or in part, subject to the terms and conditions of the Company’s share repurchase plan or the Operating Partnership’s limited partnership agreement, respectively. On December 31, 2024, the Brookfield Investor submitted a repurchase request for $7.1 million through the Company’s share repurchase plan, which was paid in January 2025.
Affiliate Service Provider Expenses
The Company may retain certain of the Adviser’s affiliates for necessary services relating to the Company’s investments or its operations, including any administrative services, construction, special servicing, leasing, development, property oversight and other property management services, as well as services related to group purchasing, healthcare, consulting/brokerage, capital markets/credit origination, loan servicing, property, title and/or other types of insurance, management consulting and other similar operational matters.
The Company has engaged Brookfield Properties, a Brookfield affiliate, to provide operational services (including, without limitation, property management, leasing, and construction management) and corporate support services (including, without limitation, accounting and administrative services) for the Company and certain of its properties. The Company has also engaged Maymont Homes, a Brookfield affiliate, to provide operational services (including, without limitation, property management, renovation, leasing, and turnover and maintenance oversight) for the Company’s single-family rental properties.
The Company also reimburses Brookfield Properties, Maymont Homes and other Brookfield affiliates for corporate support and operating personnel expenses, including, but not limited to, employees who provide on-site maintenance, leasing, administrative and operational support services. Such employees may be fully dedicated or a shared resource amongst other investments. Employees’ compensation and expenses continue to be an expense of the affiliate, and if they are a shared resource, the affiliate allocates such expense to the Company according to their policies and procedures. Personnel expenses may include IT costs, HR support (i.e. payroll and benefits), rent and office services, basic financial services (i.e., account receivables, bank account administration), professional development, travel, professional fees and similar expenses.
The following table summarizes the Company’s affiliate service provider expenses for the three and six months ended June 30,
2026 and 2025 ($ in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Property management fees(1)	$1,020	$868	$1,884	$1,729
Single-family rental leasing, maintenance and turnover oversight fees(1)	282	255	499	475
Capitalized construction management fees(2)	9	27	50	27
Capitalized single-family rental renovation oversight fees(2)	1	—	1	—
Reimbursed personnel costs(3)	2,414	2,109	4,693	4,257
Total	$3,726	$3,259	$7,127	$6,488

(1)	Included in Rental property operating expenses on the Company’s Consolidated Statements of Operations.
(2)	Included in Investments in real estate, net on the Company’s Consolidated Balance Sheets.
(3)
For the three and six months ended June 30, 2026, $2.0 million and $4.0 million, respectively, is included in Rental property operating expenses and $0.4 million and $0.7 million, respectively, is included in General and administrative expenses on the Company’s
Consolidated Statements of Operations. For the three and six months ended June 30, 2025, $1.5 million and $3.2 million, respectively, is included in Rental property operating expenses and $0.6 million and $1.1 million, respectively, is included in General and administrative expenses on the Company’s Consolidated Statements of Operations.

Captive Insurance Company
Obsidian Mutual IC (“Obsidian”), a Brookfield affiliate, provides property insurance for certain of the Company’s properties.
For the three and six months ended June 30, 2026 and 2025, the Company incurred $0.1 million and $0.2 million, respectively, for insurance premiums provided by Obsidian.

Onyx Mutual Insurance IC (“Onyx”), a Brookfield affiliate, provides liability insurance for certain of the Company’s properties. For the three and six months ended June 30, 2026, the Company incurred $0.1 million and $0.2 million, respectively, for insurance premiums provided by Onyx. For the three and six months ended June 30, 2025, the Company incurred an insignificant amount for insurance premiums provided by Onyx.
Argo Re. Ltd. (“Argo”), a Brookfield affiliate, provides excess property insurance for certain of the Company’s properties. For the three and six months ended June 30, 2026 and 2025, the Company incurred an insignificant amount and nil, respectively, for insurance premiums paid to Argo.
Affiliate Title Service Provider
Horizon Land Services (“Horizon”), a Brookfield affiliate, provides title insurance for certain of the Company’s properties.
Horizon acts as an agent for one or more underwriters in issuing title policies and/or providing support services in connection with the Company acquiring or financing its properties. For the three and six months ended June 30, 2026, the Company incurred $0.0 million and $0.1 million, respectively, for title services provided by Horizon. For the three and six months ended
June 30, 2025, the Company incurred an insignificant amount for title services provided by Horizon.
Terrorism Insurance Provider
Liberty IC Casualty LLC (“Liberty”), a Brookfield affiliate, provides terrorism insurance for certain of the Company’s properties. For the six months ended June 30, 2026 and 2025, the Company incurred nil and an insignificant amount, respectively, for insurance premiums provided by Liberty IC Casualty LLC.
On March 31, 2025, Obsidian started providing terrorism insurance for certain of the Company's properties. For the three and six months ended June 30, 2026, the Company incurred an insignificant amount for insurance premiums paid to Obsidian.
Submetering Services
Metergy, a Brookfield affiliate, provides submetering services to certain of the Company’s properties. For the three and six months ended June 30, 2026 and 2025, the fee incurred by the Company was an insignificant amount.
Due to Affiliates
The following table details the amounts due to affiliates as of June 30, 2026 and December 31, 2025 ($ in thousands):

	June 30, 2026	December 31, 2025
Accrued stockholder servicing fee	$10,806	$12,937
Advanced organization and offering costs	2,935	4,295
Stock repurchase payable to the Adviser for management fees	3,368	3,271
Other(1)	1,311	3,221
Accrued management fee	1,161	1,088
Accrued affiliate service provider expenses	1,973	1,831
OP units distributions payable	76	193
Total	$21,630	$26,836

(1)	Represents costs advanced by the Adviser and the Sub-Adviser on behalf of the Company for general corporate expenses provided by unaffiliated third parties.
11. Derivatives
The Company uses derivative financial instruments to minimize the risks and/or costs associated with the Company’s investments and financing transactions. The Company has not designated any of its derivative financial instruments as hedges as defined under GAAP. Although not designated as hedging instruments under GAAP, the Company’s derivatives are not speculative and are used to manage the Company’s exposure to interest rate movements, fluctuations in foreign exchange rates, and other identified risks.
The use of derivative financial instruments involves certain risks, including the risk that the counterparties to these contractual arrangements do not perform as agreed. To mitigate this risk, the Company enters into derivative financial instruments with counterparties it believes to have appropriate credit ratings and that are major financial institutions with which the Company and its affiliates may also have other financial relationships.

Interest Rate Contracts
Certain of the Company’s transactions expose the Company to interest rate risks, which include exposure to variable interest rates on certain loans secured by the Company’s real estate. Additionally, the Company is exposed to interest rate risk on certain of its investments in real estate-related securities that interest income will increase or decrease depending on interest rate movements. The Company uses derivative financial instruments, which include interest rate caps and swaps, and may also include options, floors, and other interest rate derivative contracts, to limit the Company’s exposure to the future variability of interest rates.
The following tables detail the Company’s outstanding interest rate derivatives that were non-designated hedges of interest rate risk ($ in thousands):

	June 30, 2026
Interest Rate Derivatives	Number of Instruments	Notional Amount	Weighted Average Strike Price	Index	Weighted Average Maturity (Years)
Interest rate caps - property debt	6	$609,270	5.06%	SOFR	0.7
Interest rate swaps - property debt	3	223,000	3.44%	SOFR	2.7
Total	9	$832,270	4.62%		1.3

	December 31, 2025
Interest Rate Derivatives	Number of Instruments	Notional Amount	Weighted Average Strike Price	Index	Weighted Average Maturity (Years)
Interest rate caps - property debt	6	$618,111	5.20%	SOFR	0.4
Interest rate swaps - property debt	1	100,000	3.70%	SOFR	0.7
Total	7	$718,111	4.99%		0.5
Foreign Currency Forward Contracts
Certain of the Company’s international investments, within Investments in real estate-related securities, net and Investments in unconsolidated entities on the Company’s Consolidated Balance Sheets, expose it to fluctuations in foreign currency exchange rates. These fluctuations may impact the value of the Company’s cash receipts and payments in terms of its functional currency.
The Company uses foreign currency forward contracts to protect the value or fix the amount of certain investments or cash flows.
The following tables detail the Company’s outstanding foreign currency forward contracts that were non-designated hedges of foreign currency risk (£ in thousands):

	June 30, 2026
Foreign Currency Forward Contracts	Number of Instruments	Notional Amount
Cross currency swap - investments in unconsolidated entities	1	£63,400
Cross currency swap - investments in real estate-related securities, net	1	£24,250
Foreign currency forward contract - investments in real estate-related securities, net	2	£1,113

	December 31, 2025
Foreign Currency Forward Contracts	Number of Instruments	Notional Amount
Cross currency swap - investments in unconsolidated entities	1	£63,400
Cross currency swap - investments in real estate-related securities, net	1	£29,250
Foreign currency forward contract - investments in real estate-related securities, net	1	£1,383

Valuation and Financial Statement Impact
The following table details the fair value of the Company’s derivative financial instruments ($ in thousands):

		Fair Value of Derivatives in an Asset Position		Fair Value of Derivatives in a Liability Position
Type of Derivative	Financial Statement Line	June 30, 2026	December 31, 2025	June 30, 2026	December 31, 2025
Interest rate derivatives	Other assets/accounts payable, accrued expenses and other liabilities	$3,756	$549	$4	$134
Cross currency swap - investment in unconsolidated entities	Other assets/accounts payable, accrued expenses and other liabilities	—	—	798	1,336
Cross currency swaps - real estate related loans and securities, net	Other assets/accounts payable, accrued expenses and other liabilities	1,394	1,004	724	872
Foreign currency forward contract	Investments in real estate- related loans and securities, net	42	—	9	3
Total		$5,192	$1,553	$1,535	$2,345

The following tables detail the effect of the Company’s derivative financial instruments in the Company’s Consolidated
Statements of Operations ($ in thousands):

		For the Three Months Ended June 30,
Type of Derivative	Financial Statement Line	2026	2025
Interest rate caps - property debt	Other income, net	$61	$(17)
Interest rate swaps - property debt	Other income, net	1,498	(83)
Interest rate swaps - investments in real estate- related securities	Income from real estate-related loans and securities	—	(3)
Foreign currency forward contracts	Income from real estate-related loans and securities	(9)	(146)
Cross currency swaps - investments in unconsolidated entities	Gain from unconsolidated entities	(1,239)	(5,061)
Cross currency swaps - real estate related loans and securities, net	Income from real estate-related loans and securities	1,003	—
Total		$1,314	$(5,310)

		For the Six Months Ended June 30,
Type of Derivative	Financial Statement Line	2026	2025
Interest rate caps - property debt	Other income, net	$121	$15
Interest rate swaps - property debt	Other income, net	2,281	(507)
Interest rate swaps - investments in real estate- related securities	Income from real estate-related loans and securities	—	82
Foreign currency forward contracts	Income from real estate-related loans and securities	27	(146)
Cross currency swaps - investments in unconsolidated entities	Gain from unconsolidated entities	442	(7,599)
Cross currency swaps - real estate related loans and securities, net	Income from real estate-related loans and securities	1,933	—
Total		$4,804	$(8,155)

12. Stockholders’ Equity and Redeemable Non-controlling Interests
Authorized Capital
The Company is authorized to issue preferred stock and six classes of common stock, consisting of Class S shares, Class I shares, Class T shares, Class D shares, Class C shares and Class E shares. The Company’s board of directors has the ability to establish the preferences and rights of each class or series of preferred stock, without stockholder approval, and as such, it may afford the holders of any series or class of preferred stock preferences, powers and rights senior to the rights of holders of common stock. The differences among the common share classes relate to upfront selling commissions, dealer manager fees, ongoing stockholder servicing fees, management fees and performance fees. Refer to Note 2 — “Summary of Significant
Accounting Policies” to the Company’s Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for
the year ended December 31, 2025, for a further description of such items. Other than the differences in upfront selling commissions, dealer manager fees, ongoing stockholder servicing fees, management fees and performance fees, each class of common stock is subject to the same economic and voting rights.

Classification	No. of Authorized Shares (in thousands)	Par Value Per Share
Preferred stock	50,000	$0.01
Class S common stock	225,000	$0.01
Class I common stock	250,000	$0.01
Class D common stock	100,000	$0.01
Class T common stock	225,000	$0.01
Class C common stock	100,000	$0.00
Class E common stock	100,000	$0.00
	1,050,000
Common Stock
The following table details the changes in the Company’s outstanding shares of common stock for the six months ended June
30, 2026 (in thousands):

	Six Months Ended June 30, 2026
	Class S	Class I	Class D	Class T	Class C	Class E	Total
December 31, 2025	24,982	57,394	98	20	6,156	3,948	92,598
Common stock issued(1)	312	1,461	1	15	25	100	1,914
Distribution reinvestment	379	1,095	—	—	—	140	1,614
Common stock repurchased	(2,978)	(2,161)	(4)	—	(769)	(13)	(5,925)
June 30, 2026	22,695	57,789	95	35	5,412	4,175	90,201

(1)	Includes conversions between share classes.

Distributions
The Company generally intends to distribute substantially all of its taxable income, which does not necessarily equal net income as calculated in accordance with GAAP, to its stockholders each year to comply with the REIT provisions of the Code.
Each class of common stock receives the same gross distribution per share. The net distribution varies for each class based on the applicable stockholder servicing fees, management fees and performance fees, which are deducted from the monthly distribution per share. Prior to January 2022, the management fees and performance fees were not deducted from the monthly distribution per share.

The following table details the aggregate net distributions declared for each applicable class of common stock for the three and six months ended June 30, 2026:

	Three Months Ended June 30, 2026
	Class S	Class I	Class D	Class T	Class C	Class E
Aggregate gross distributions declared per share of common stock	$0.2024	$0.2024	$0.2024	$0.2024	$0.2024	$0.2024
Stockholder servicing fee per share of common stock	(0.0218)	—	(0.0065)	(0.0222)	—	—
Management fee per share of common stock	(0.0369)	(0.0374)	(0.0377)	(0.0377)	(0.0362)	—
Net distributions declared per share of common stock	$0.1437	$0.1650	$0.1582	$0.1425	$0.1662	$0.2024

	Six Months Ended June 30, 2026
	Class S	Class I	Class D	Class T	Class C	Class E
Aggregate gross distributions declared per share of common stock	$0.4183	$0.4183	$0.4183	$0.4183	$0.4183	$0.4183
Stockholder servicing fee per share of common stock	(0.0433)	—	(0.0129)	(0.0440)	—	—
Management fee per share of common stock	(0.0731)	(0.0739)	(0.0745)	(0.0745)	(0.0717)	—
Net distributions declared per share of common stock	$0.3019	$0.3444	$0.3309	$0.2998	$0.3466	$0.4183
Distribution Reinvestment Plan
The Company has adopted a distribution reinvestment plan whereby stockholders will have their cash distributions attributable to the shares they own automatically reinvested in additional shares of common stock; provided, however, that clients of certain participating broker-dealers that do not permit automatic enrollment in the distribution reinvestment plan and stockholders that are residents of certain states that do not permit automatic enrollment in the distribution reinvestment plan will automatically receive their distributions in cash unless they elect to participate in the distribution reinvestment plan. The per share purchase price for shares purchased pursuant to the distribution reinvestment plan will be equal to the offering price before upfront selling commissions and dealer manager fees (the “transaction price”) at the time the distribution is payable, which will generally be equal to the Company’s prior month’s NAV per share for that share class. Stockholders will not pay upfront selling commissions or dealer manager fees when purchasing shares pursuant to the distribution reinvestment plan. The stockholder servicing fees with respect to shares of the Company’s Class T shares, Class S shares and Class D shares are calculated based on the NAV for those shares and may reduce the NAV or, alternatively, the distributions payable with respect to shares of each such class, including shares issued pursuant to the distribution reinvestment plan. During the six months ended June 30, 2026 and 2025, $16.7 million and $6.8 million of distributions were reinvested for 1,614,476 and 637,530 shares of common stock, respectively.
Non-controlling Interests Attributable to Preferred Shareholders
Certain subsidiaries of the Company have elected to be treated as REITs for U.S. federal income tax purposes. These subsidiaries have issued preferred non-voting shares to be held by investors to ensure compliance with the Code requirement that REITs have at least 100 shareholders. The preferred shares have a price of $1,000 and an annual dividend payable ranging between 12.0% and 12.5%. As of June 30, 2026, there were $625,000 of preferred non-voting shares outstanding.
Non-controlling Interests Attributable to Operating Partnership Unitholders
On November 13, 2025, the Operating Partnership issued $16.3 million of Class I-1 units to third-party limited partners as consideration for the acquisition of real estate. Each limited partner has the right, subject to certain restrictions, to request that the Operating Partnership redeem all or a portion of their units for cash, shares of the Company’s common stock, or a combination of both. The Operating Partnership's general partner, a wholly-owned subsidiary of the Company, in its sole discretion, can decide to redeem all, a portion, or none of the limited partner’s redemption request, and can do so in cash or shares. Because the limited partners do not have the ability to force the Operating Partnership to redeem their units, the
Company has classified their interests in the Operating Partnership as Non-controlling interests attributable to OP unitholders on the Company’s Consolidated Balance Sheets.
Redeemable Non-controlling Interests
The Brookfield Investor holds Class E units, and previously Class I-1 units, of the Operating Partnership in connection with its contribution of certain properties to the Operating Partnership on November 2, 2021 and subsequent cash contributions to the
Operating Partnership pursuant to a subscription agreement. Because the Brookfield Investor has the ability to redeem its
Operating Partnership units for shares of common stock or cash, subject to certain restrictions, the Company has classified the units held by the Brookfield Investor as Redeemable non-controlling interest in mezzanine equity on the Company’s

Consolidated Balance Sheets. The Redeemable non-controlling interest is recorded at the greater of the carrying amount, adjusted for its share of the allocation of income or loss and dividends, or the redemption value, which is equivalent to fair value, of such units at the end of each measurement period.
The following table summarizes the Redeemable non-controlling interest activity for the three and six months ended June 30,
2026 and 2025 ($ in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Balance at beginning of the period	$980	$296,074	$960	$302,743
Distributions	(21)	(5,158)	(40)	(10,227)
Distributions reinvested	21	5,127	41	10,172
GAAP net (loss) income allocation	—	(251)	(3)	559
Fair value allocation	35	3,581	57	(3,874)
Ending balance	$1,015	$299,373	$1,015	$299,373
Share Repurchase Plan
The Company has adopted a share repurchase plan, whereby, subject to certain limitations, stockholders may request on a monthly basis that the Company repurchase all or any portion of their shares. Should repurchase requests, in the Company’s judgment, place an undue burden on its liquidity, adversely affect its operations or risk having an adverse impact on the
Company as a whole, or should the Company otherwise determine that investing its liquid assets in real properties or other illiquid investments rather than repurchasing its shares is in the best interests of the Company as a whole, then the Company may choose to repurchase fewer shares than have been requested to be repurchased, or none at all. Further, the Company’s board of directors may modify and suspend the Company’s share repurchase plan if it deems such action to be in the
Company’s best interest and the best interest of its stockholders.
In addition, the total amount of shares that the Company will repurchase is limited, in any calendar month, to shares whose aggregate value (based on the repurchase price per share on the date of the repurchase) is no more than 2% of its aggregate
NAV attributable to its stockholders as of the last day of the previous calendar month and, in any calendar quarter, to shares whose aggregate value is no more than 5% of the Company’s aggregate NAV attributable to its stockholders as of the last day of the previous calendar quarter. The Company measures the repurchase limitations based on net repurchases during a month or quarter. The term “net repurchases” means, during the applicable period, the excess capital outflows over capital inflows. The term “capital outflows” means share repurchases under the Company’s share repurchase plan in a given period. The term
“capital inflows” means proceeds from share subscriptions received in a given period that are accepted as of the first calendar day of the next month, plus purchases pursuant to the Company’s distribution reinvestment plan. For any given calendar quarter, the maximum amount of repurchases during that quarter will be equal to (1) 5% of the aggregate NAV attributable to the Company’s stockholders as of the last calendar day of the previous calendar quarter, plus (2) capital inflows during such calendar quarter. The same would apply for a given month, except that repurchases in a month would be subject to the 2% limit described above (subject to potential carry-over capacity), and netting would be measured on a monthly basis.
With respect to future periods, the Company’s board of directors may choose whether the limitations will be applied to “gross repurchases” rather than to net repurchases. If repurchases for a given month or quarter are measured on a gross basis rather than on a net basis, the repurchase limitations would limit the amount of shares repurchased in a given month or quarter without regard to any capital inflows for that month or quarter. In order for the Company’s board of directors to change the application of the limitations from net repurchases to gross repurchases or vice versa, the Company will provide notice to stockholders in a prospectus supplement or special or periodic report filed by the Company, as well as in a press release or on the Company’s website, at least 10 days before the first business day of the quarter for which the new test will apply. The determination to measure repurchases on a gross basis or net basis will only be made for an entire quarter, and not particular months within a quarter.
The monthly and quarterly repurchase limits exclude shares repurchased from the Adviser that were issued as payment of management or performance fees. In the event that the Company determines to repurchase some but not all of the shares submitted for repurchase during any month, shares repurchased at the end of the month will be repurchased on a pro rata basis.
All unsatisfied repurchase requests must be resubmitted after the start of the next month or quarter, or upon the recommencement of the share repurchase plan, as applicable.

Shares are repurchased at a price equal to the transaction price on the applicable repurchase date, subject to any early repurchase deduction. Shares that have not been outstanding for at least one year are repurchased at 98% of the transaction price.
During the six months ended June 30, 2026 and 2025, the Company repurchased 5,285,673 and 5,855,473 shares of common stock representing a total of $54.2 million and $62.1 million, respectively, under its share repurchase plan.
The Company satisfied all repurchase requests during the six months ended June 30, 2026 and 2025.
13. Commitments and Contingencies
From time to time, the Company may be involved in various claims and legal actions arising in the ordinary course of business.
As of June 30, 2026, the Company was not subject to any material litigation nor was the Company aware of any material litigation threatened against it.
The Company may, from time to time, enter into payment guarantees related to mortgage loans at its investments in unconsolidated entities. As of June 30, 2026, the Company has a payment guarantee of $1.6 million.
The Company has unfunded capital commitment obligations related to its limited partnership interests in the U.S. Diversified
Logistics Portfolio I, the U.S. Diversified Logistics Portfolio II, and the U.S. Manufactured Housing investment. As of June 30,
2026, the Company’s aggregate future capital funding requirements are estimated to be approximately $20.3 million.
14. Leases
The Company’s rental revenue primarily consists of rent earned from operating leases at the Company’s housing, office, logistics, and net lease properties. Leases at the Company’s office, logistics, and net lease properties generally include a fixed base rent and certain leases also contain a variable component. The variable component of the Company’s operating leases at its office, logistics, and net lease properties primarily consists of the reimbursement of operating expenses such as real estate taxes, insurance, and common area maintenance costs. Rental revenue earned from leases at the Company’s rental housing properties primarily consist of a fixed base rent and certain leases contain a variable component that allows for the pass-through of certain operating expenses such as utilities.
The following table details the components of operating lease income from leases in which the Company is the lessor for the periods set forth below ($ in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Fixed lease payments	$34,450	$30,454	$65,390	$61,101
Variable lease payments	2,925	1,807	5,237	4,115
Total rental revenues	$37,375	$32,261	$70,627	$65,216
The following table details the undiscounted future minimum rents the Company expects to receive for its office, logistics, and net lease properties as of June 30, 2026. The table below excludes the Company’s housing and single-family rental properties as substantially all leases are shorter term in nature ($ in thousands):

Year	Future Minimum Rents
2026 (remaining)	$20,957
2027	41,842
2028	41,715
2029	40,286
2030	38,010
2031	31,825
Thereafter	132,894
Total	$347,529

15. Segment Reporting
As of June 30, 2026, the Company operates in seven reportable segments: housing, office, logistics, single-family rental, net lease, data centers and real estate-related loans and securities. Student housing and manufactured housing have been combined with multifamily housing as they do not meet materiality thresholds for a separate reportable segment. The Company continually evaluates the financial information used by the Company’s Chief Executive Officer, who is the chief operating decision maker (“CODM”) in deciding how to allocate resources and in assessing performance. The CODM receives periodic reporting summarizing the Company’s portfolio of investments and related performance. These reports include information on the Company’s allocation of assets by sector and investment type. The sectors identified in these reports are: housing, office, logistics, single-family rental, net lease, data centers, and real estate-related loans and securities. The CODM uses segment net operating income (“Segment NOI”) as the primary financial measure when reviewing the portfolio performance. Segment NOI is defined by the Company as total property revenue less direct property expenses plus income from real estate-related loans and securities adjusted for any losses from real estate-related loans and securities. Segment NOI is a non-GAAP measure, and is reconciled to the GAAP measure Net loss below.
Effective March 31, 2025, the Company allocated Gain from unconsolidated entities by segment as a component of Segment
NOI. The Company’s unconsolidated entities own real estate properties that operate in the Company’s reportable segments, and the CODM evaluates the performance of the underlying properties by segment in aggregate with the Company’s consolidated investments. Prior periods have been recast to reflect this change.
Effective June 30, 2026, data centers was established as a new reportable segment after the acquisition of a property in May
2026. Additionally, multifamily/student housing has been changed to housing. The housing segment also includes manufactured housing since it does not meet materiality thresholds for a separate reportable segment.
The Company allocates resources and evaluates results based on the performance of each segment individually. The Company believes that Segment NOI is the key performance metric that captures the unique operating characteristics of each segment.
The following table sets forth total assets by segment ($ in thousands):

	June 30, 2026	December 31, 2025
Housing	$1,059,983	$984,316
Office	34,273	34,997
Logistics	346,979	176,507
Single-Family Rental	209,800	211,813
Net Lease	412,652	411,962
Data Centers	98,898	—
Real estate-related loans and securities	84,646	101,053
Total assets for reportable segments	2,247,231	1,920,648
Other (Corporate)	53,708	109,889
Total assets	$2,300,939	$2,030,537

The following table sets forth the financial results by segment for the three months ended June 30, 2026 ($ in thousands):

	Housing	Office	Logistics	Single- Family Rental	Net Lease	Data Centers	Real estate- related loans and securities	Total
Revenues:
Rental revenues	$20,124	$1,563	$5,345	$4,395	$5,044	$904	$—	$37,375
Other revenues	4,065	—	—	205	12	—	—	4,282
Total revenues	24,189	1,563	5,345	4,600	5,056	904	—	41,657

Expenses:
Rental property operating	10,364	887	1,095	2,101	779	142	—	15,368
Total expenses	10,364	887	1,095	2,101	779	142	—	15,368
Income from real estate-related loans and securities	—	—	—	—	—	—	2,024	2,024
Gain (loss) from unconsolidated entities	(224)	—	4,285	—	2,859	—	—	6,920
Segment net operating income	$13,601	$676	$8,535	$2,499	$7,136	$762	$2,024	$35,233

Other income, net								$1,699
Depreciation and amortization								(14,488)
General and administrative expenses								(1,535)
Management fee								(3,371)
Interest expense								(16,331)
Net income								$1,207
Net income attributable to non-controlling interests in consolidated joint ventures								(1,991)
Net income attributable to non-controlling interests - preferred stockholders								(77)
Net loss attributable to non-controlling interests in the Operating Partnership								15
Net loss attributable to stockholders								$(846)
The following table sets forth the financial results by segment for the three months ended June 30, 2025 ($ in thousands):

	Housing	Office	Logistics	Single- Family Rental	Net Lease	Data Centers	Real estate- related loans and securities	Total
Revenues:
Rental revenues	$20,169	$1,417	$2,020	$3,455	$5,200	$—	$—	$32,261
Other revenues	3,804	—	7	154	11	—	—	3,976
Total revenues	23,973	1,417	2,027	3,609	5,211	—	—	36,237

Expenses:
Rental property operating	9,282	786	508	1,934	1,138	—	—	13,648
Total expenses	9,282	786	508	1,934	1,138	—	—	13,648
Income from real estate-related loans and securities	—	—	—	—	—	—	5,260	5,260
Gain from unconsolidated entities	—	—	2,166	—	2,357	—	—	4,523
Segment net operating income	$14,691	$631	$3,685	$1,675	$6,430	$—	$5,260	$32,372

Other income, net								$238
Depreciation and amortization								(13,133)
General and administrative expenses								(2,018)
Management fee								(3,099)
Interest expense								(14,824)
Net loss								$(464)
Net income attributable to non-controlling interests in consolidated joint ventures								$(297)
Net income attributable to non-controlling interests - preferred stockholders								(77)
Net loss attributable to redeemable non-controlling interests								251
Net loss attributable to stockholders								$(587)

The following table sets forth the financial results by segment for the six months ended June 30, 2026 ($ in thousands):

	Housing	Office	Logistics	Single- Family Rental	Net Lease	Data Centers	Real estate- related loans and securities	Total
Revenues:
Rental revenues	$40,205	$3,016	$7,746	$8,668	$10,088	$904	$—	$70,627
Other revenues	6,867	—	—	414	23	—	—	7,304
Total revenues	47,072	3,016	7,746	9,082	10,111	904	—	77,931

Expenses:
Rental property operating	20,380	1,660	1,713	4,435	1,558	142	—	29,888
Total expenses	20,380	1,660	1,713	4,435	1,558	142	—	29,888
Income from real estate-related loans and securities	—	—	—	—	—	—	4,389	4,389
Gain (loss) from unconsolidated entities	(224)	—	8,233	—	5,595	—	—	13,604
Segment net operating income	$26,468	$1,356	$14,266	$4,647	$14,148	$762	$4,389	$66,036

Other income, net								$3,215
Depreciation and amortization								(28,550)
General and administrative expenses								(3,630)
Management fee								(6,665)
Interest expense								(30,339)
Net income								$67
Net income attributable to non-controlling interests in consolidated joint ventures								$(3,390)
Net income attributable to non-controlling interests - preferred stockholders								(77)
Net loss attributable to redeemable non-controlling interests								3
Net loss attributable to non-controlling interest in the Operating Partnership								57
Net loss attributable to stockholders								$(3,340)
The following table sets forth the financial results by segment for the six months ended June 30, 2025 ($ in thousands):

	Housing	Office	Logistics	Single- Family Rental	Net Lease	Data Centers	Real Estate- Related Loans and Securities	Total
Revenues:
Rental revenues	$40,973	$2,873	$3,990	$6,981	$10,399	$—	$—	$65,216
Other revenues	6,182	2	11	324	22	—	—	6,541
Total revenues	47,155	2,875	4,001	7,305	10,421	—	—	71,757

Expenses:
Rental property operating	18,577	1,574	1,045	3,825	2,247	—	—	27,268
Total expenses	18,577	1,574	1,045	3,825	2,247	—	—	27,268
Income from real estate-related loans and securities	—	—	—	—	—	—	9,349	9,349
Gain from unconsolidated entities	—	—	9,928	—	3,713	—	—	13,641
Segment net operating income	$28,578	$1,301	$12,884	$3,480	$11,887	$—	$9,349	$67,479

Other income, net								$458
Depreciation and amortization								(26,269)
General and administrative expenses								(3,563)
Management fee								(6,290)
Interest expense								(29,348)
Net income								$2,467
Net income attributable to non-controlling interests in consolidated joint ventures								$(417)
Net income attributable to non-controlling interests - preferred stockholders								(77)
Net income attributable to redeemable non- controlling interests								(559)
Net income attributable to stockholders								$1,414

16. Subsequent Events
In July 2026, a Brookfield affiliate assigned the Company an 18.7% limited partnership interest in a Brookfield-managed fund related to an investment in a diversified logistics portfolio. In connection with the assignment, the Company assumed the assignor’s future funding obligation to the fund related to the investment. In July 2026, the Company funded $42.4 million of capital to the Brookfield-managed fund related to its share of the investment.

ITEM 2. MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
OPERATIONS
References herein to the “Company,” “Brookfield REIT,” “we,” “us,” or “our” refer to Brookfield Real Estate Income Trust
Inc. and its subsidiaries unless the context specifically requires otherwise.
The following discussion should be read in conjunction with the unaudited financial statements and notes thereto appearing elsewhere in this Quarterly Report on Form 10-Q. Terms used and not defined herein have the meanings set forth elsewhere in this Quarterly Report on Form 10-Q.
Forward-Looking Statements
Statements contained in this Quarterly Report on Form 10-Q that are not historical facts, particularly those in the section entitled “Recent Developments – Business Outlook” and “Liquidity and Capital Resources”, are based on our current expectations, estimates, projections, opinions, and/or beliefs. Such statements are not facts and involve known and unknown risks, uncertainties, and other factors. Investors should not rely on these statements as if they were fact. Certain information contained in this Quarterly Report on Form 10-Q constitutes “forward-looking statements,” which can be identified by the use of forward-looking terminology such as “may,” “will,” “should,” “expect,” “anticipate,” “project,” “target,” “estimate,”
“intend,” “continue,” “forecast,” or “believe” or the negatives thereof or other variations thereon or other comparable terminology. Due to various risks and uncertainties, including those described under Item 1A. Risk Factors in our Annual
Report on Form 10-K for the year ended December 31, 2025 and under Part II, Item 1A. Risk Factors in this Quarterly Report on Form 10-Q and elsewhere in this Quarterly Report on Form 10-Q, actual events or results or our actual performance may differ materially from those reflected or contemplated in such forward-looking statements. No representation or warranty is made as to future performance or such forward-looking statements. In light of the significant uncertainties inherent in these forward-looking statements, the inclusion of this information should not be regarded as a representation by us or any other person that our objectives and plans, which we consider to be reasonable, will be achieved. We do not undertake to revise or update any forward-looking statements.
Overview
We are a Maryland corporation formed on July 27, 2017 to invest in commercial real estate assets. We seek to invest in well-
located, high-quality real estate properties that generate strong current cash flow and could further appreciate in value through our proactive, best-in-class asset management strategies. Our real estate-related debt strategy seeks to achieve high current income and superior risk-adjusted returns, as well as provide a source of liquidity.
We are externally managed by Brookfield REIT Adviser LLC (the “Adviser”), an affiliate of Brookfield Asset Management
Ltd. (together with its affiliates, “Brookfield”). We are structured as an umbrella partnership real estate investment trust
UPREIT, which means that we own substantially all of our assets through our operating partnership, Brookfield REIT
Operating Partnership L.P. (the “Operating Partnership”), a Delaware limited partnership, of which our wholly owned subsidiary is the sole general partner.
We are conducting a continuous public offering (the “Public Offering”) of Class S, Class I, Class D and Class T shares of our common stock pursuant to the Securities Act of 1933, as amended (the “Securities Act”). On April 30, 2018, we launched our initial public offering of up to $2.0 billion in shares of our common stock. On November 2, 2021, our initial public offering terminated, and we commenced our second public offering of up to $7.5 billion in shares of our common stock. On July 2,
2025, the second public offering terminated and we commenced our third public offering of up to $7.5 billion in shares of our common stock.
In addition to the Public Offering, we are conducting private offerings of Class I and Class C shares to feeder vehicles that offer interests in such vehicles to non-U.S. persons. The offer and sale of Class I and Class C shares to the feeder vehicles is exempt from the registration provisions of the Securities Act by virtue of Section 4(a)(2) and Regulation S promulgated thereunder. We are also offering Class E shares to Brookfield and its affiliates, certain of their employees, and our independent directors in one or more private offerings. The offer and sale of Class E shares is exempt from the registration provisions of the Securities Act by virtue of Section 4(a)(2) and Regulation D promulgated thereunder.
On January 1, 2025, we sold in a private offering exempt from the registration provisions of the Securities Act by virtue of
Section 4(a)(2) unregistered shares of Class I common stock to an institutional investor in exchange for a $200 million subscription. The issuance was made at the same transaction price as Class I shares sold through the Public Offering as of
January 1, 2025, with fees consistent with existing Class I stockholders. Brookfield entered into a separate agreement with the investor pursuant to which Brookfield will support a specified total annual return on the investor’s investment in our Class I shares in the form of periodic cash payments, subject to certain limits. In exchange, the investor has agreed not to request the repurchase of its shares, subject to limited exceptions, for a period of five years from the issuance date, at which point the investor may request that we repurchase its shares through our share repurchase plan ratably over a two-year period.

As of August 12, 2026, we have received cumulative net proceeds of $1.2 billion, including proceeds received pursuant to our distribution reinvestment plan, from the sale of shares of our common stock in our Public Offering and our private offerings.
We qualified as a REIT for U.S. federal income tax purposes beginning with our taxable year ending December 31, 2019, and we generally will not be subject to U.S. federal income taxes on our taxable income to the extent we annually distribute all of our net taxable income to stockholders and maintain our qualification as a REIT.
As of June 30, 2026, we owned 21 investments in real estate, 18 investments in real estate-related securities, three investments in real estate-related loans, three forward currency swaps related to investments in real estate-related loans and securities, five investments in unconsolidated real estate ventures and one forward currency swap related to investments in unconsolidated real estate ventures. We currently operate in seven reportable segments: housing, office, logistics, single-family rental, net lease, data centers and real estate-related loans and securities. We are not aware of any material trends or uncertainties, favorable or unfavorable, other than national economic conditions affecting real estate generally, that may be reasonably anticipated to have a material impact on either capital resources or the revenues or income to be derived from owning properties or real estate-
related loans.
DST Program
On October 1, 2024, we initiated, through the Operating Partnership, a program (the “DST Program”) to issue and sell up to a maximum aggregate offering amount of $1.0 billion of beneficial interests (“DST Interests”) in specific Delaware statutory trusts (“DSTs”) holding one or more real properties (each, a “DST Property” and, collectively, the “DST Properties”). These
DST Interests will be issued and sold to “accredited investors,” as that term is defined under Regulation D promulgated by the
SEC under the Securities Act, in one or more offerings (the “DST Offerings”). Under the DST Program, each DST Property will be sourced from our real properties or from third parties, which will be held in a DST and subsequently leased by one of our wholly owned subsidiaries in accordance with a certain master lease agreement. Each master lease agreement will be guaranteed by the Operating Partnership, which will hold a fair market value option (the “FMV Option”), giving it the right, but not the obligation, to acquire the DST Interests in the applicable DST from the investors in exchange for Operating Partnership units or cash, at the Operating Partnership’s discretion. Such FMV Option shall be exercisable during a one-year option period, beginning two years following the sale of the last DST Interest in any such DST Offering. The Operating Partnership, in its sole and absolute discretion, may assign its rights in the FMV Option to a subsidiary, an affiliate, a successor entity to the Operating
Partnership or the acquirer of a majority of the Operating Partnership’s assets. After a one-year holding period, investors who acquire Operating Partnership units pursuant to the FMV Option generally have the right to cause the Operating Partnership to redeem all or a portion of their Operating Partnership units for, at our sole discretion, shares of our common stock, cash, or a combination of both.
We expect that the DST Program will give us the opportunity to expand and diversify our capital-raising strategies by offering what we believe to be an attractive investment product for investors that may be seeking like-kind replacement properties to complete tax-deferred exchange transactions under Section 1031 of the Internal Revenue Code of 1986, as amended (the
“Code”). Affiliates of the Adviser have provided and may continue to provide mortgage financing with respect to certain DST
Properties and are expected to receive fees in connection with the sale of the DST Interests and the management of the DSTs.
We intend to use the net offering proceeds from the DST Program to make investments in accordance with our investment strategy and policies, reduce our borrowings, repay indebtedness, fund the repurchase of shares of all classes of our common stock under our share repurchase plan and for other corporate purposes. We have not allocated specific amounts of the net proceeds from the DST Program for any specific purpose. As of June 30, 2026, we have raised approximately $212.3 million of aggregate gross proceeds from our DST Program.
Recent Developments
Business Outlook
Real estate fundamentals remain strong in most sectors, with vacancy rates at or below historical norms amidst steady tenant demand. Fundamentals continue to strengthen in sectors such as logistics and housing, where limited new supply and resilient demand are contributing to improving operating performance.
Property valuations have largely stabilized and continue to reflect the broader real estate recovery, anchored by increased transaction activity and availability of capital. Recent uncertainty regarding global geopolitical conflicts, U.S. trade policy and persistent inflationary pressures have contributed to increased volatility in public markets. While the potential impact on real estate is still uncertain, high-quality properties with strong operating cash flows and stable occupancy should remain resilient through a period of instability. Additionally, new construction starts have declined sharply in recent years due to higher development costs, which should lead to tightening fundamentals and further tailwinds for private real estate.
With this backdrop, we believe the current environment should present attractive investment opportunities to capture the continuing real estate recovery. During the quarter, we acquired our first data center investment, 255 Caspian Drive, a 125,000-
square-foot, 6.5-megawatt power-shell facility in Sunnyvale, California, for $90.3 million. We also acquired an interest in a large manufactured housing portfolio for an initial equity investment of $87 million. We continue to see an active acquisition pipeline for high-quality real estate properties at attractive pricing and are well-positioned for further acquisition activity with
$380.8 million of liquidity as of June 30, 2026.
Please refer to Item 1A. Risk Factors in our Annual Report on Form 10-K for the year ended December 31, 2025, and elsewhere in this Quarterly Report on Form 10-Q for additional disclosure relating to material trends or uncertainties that may impact our business.
Q2 2026 Highlights
Operating and Capital Raising Results:
•Year-to-date total returns through June 30, 2026, excluding upfront selling commissions, were 4.39% for Class S shares, 4.81% for Class I shares, 4.66% for Class D shares and 4.36% for Class T shares. Positive performance for the quarter was attributable to the net operating income generated by our highly-leased portfolio of investments, as well as property valuation gains in certain sectors, including logistics and manufactured housing. Total return is calculated as the percent change in the NAV per share from the beginning of the applicable period, plus the amount of any net distributions per share declared in the period. Management believes total return is a useful measure of the overall performance of our shares.
•Annualized total returns from inception through June 30, 2026, excluding upfront selling commissions, were 5.52%
for Class S shares, 6.54% for Class I shares, -0.34% for Class D shares and 3.35% for Class T shares. Since inception returns for Class D shares are calculated from June 1, 2022, the date the first Class D shares were issued. Since inception returns for Class T shares are calculated from February 1, 2025, the date the first Class T shares were issued.
•Raised $7.3 million of gross proceeds from the sale of our common stock through public and private offerings during the three months ended June 30, 2026. Additionally, we raised $66.1 million through our DST Program during the quarter.
•Declared monthly net distributions totaling $14.7 million during the three months ended June 30, 2026. As of June 30,
2026, the annualized net distribution rate was 4.48% for Class S shares, 5.26% for Class I shares, 4.95% for Class D shares and 4.36% for Class T shares.
•Reinvested distributions of $16.7 million during the three months ended June 30, 2026.
Investing and Financing Activity:
•In May 2026, we acquired 255 Caspian Drive, a 125,000-square-foot, 6.5-megawatt powered-shell facility in
Sunnyvale, California, for approximately $90.3 million, excluding closing costs. In connection with the acquisition, we obtained a $39 million mortgage loan. The property provides mission-critical digital infrastructure in a high-demand market with significant barriers to new supply. The building and its connection to the power grid are owned by us, while the internal technology infrastructure is owned and maintained by the tenant. The property is leased on a net-
lease basis to an investment-grade tenant, with annual rent escalators.
•In June 2026, we acquired an interest in the U.S. Manufactured Housing investment, a large portfolio of residential communities located across several U.S. markets, for an initial equity investment of approximately $87 million. This investment expands our exposure to a needs-based housing segment with resilient demand and attractive affordability characteristics.
•During the quarter we borrowed $125.0 million on the Affiliate Line of Credit to fund investment acquisitions and repaid $22.5 million from proceeds raised through the DST Program.
Current Portfolio:
•As of June 30, 2026, our investment portfolio, based on the NAV of our investments, consisted of 90% real estate properties and 10% real estate-related loans and securities. NAV is measured as the fair value of our investments less any mortgages or debt obligations related to such investments. There is no indebtedness on our real estate-related debt investments.
•Our real estate properties as of June 30, 2026, based on the total asset value of our properties measured at fair value, consisted of multifamily (39%), net lease (18%), logistics (18%), single-family rental (9%), manufactured housing
(8%) student housing (4%), data center (3%) and office (1%).

•As of June 30, 2026, our real estate-related loans and securities consisted of 21 investments with an aggregate fair value of $86.3 million.
Portfolio
Investments in Real Estate
The following table provides information regarding our portfolio of real estate properties as of June 30, 2026 ($ in millions):

Investment(1)	Location	Property Type	Acquisition Date	Ownership Percentage(2)	Purchase Price(3)	Square Feet/ Number of Units	Occupancy Rate(4)
Anzio Apartments	Atlanta, GA	Multifamily	April 2019	90%	$59.2	448	91%
Arbors of Las Colinas	Dallas, TX	Multifamily	December 2020	90%	63.5	408	96%
1110 Key Federal Hill	Baltimore, MD	Multifamily	September 2021	100%	73.6	224	91%
Domain	Orlando, FL	Multifamily	November 2021	100%	74.1	324	93%
The Burnham	Nashville, TN	Multifamily	November 2021	100%	129.0	328	96%
Flats on Front	Wilmington, NC	Multifamily	December 2021	100%	97.5	273	96%
Verso	Beaverton, OR	Multifamily	December 2021	100%	74.0	172	96%
2626 South Side Flats	Pittsburgh, PA	Multifamily	January 2022	100%	90.0	264	94%
The Parker at Huntington Metro(5)	Alexandria, VA	Multifamily	March 2022	100%	136.0	360	94%
Briggs + Union(5)	Mount Laurel, NJ	Multifamily	April 2022	100%	158.0	490	97%
Single-Family Rentals	Various	Single-Family Rental	Various	100%	210.7	787	92%
Reflection	Atlanta, GA	Student Housing	June 2024	97%	116.0	741	84%
U.S. Manufactured Housing(7)	Various	Manufactured Housing	June 2026	2%	86.8	83,514	92%
Principal Place(6)	London, UK	Net Lease	November 2021	20%	99.8	644,000	100%
DreamWorks Animation Studios	Glendale, CA	Net Lease	December 2021	100%	326.5	497,000	100%
Lakes at West Covina	Los Angeles, CA	Office	February 2020	95%	41.0	177,000	93%
6123-6227 Monroe Ct	Morton Grove, IL	Logistics	November 2021	100%	17.2	208,000	100%
8400 Westphalia Road	Upper Marlboro, MD	Logistics	November 2021	100%	27.0	100,000	100%
McLane Distribution Center	Lakeland, FL	Logistics	November 2021	100%	26.7	211,000	100%
2003 Beaver Road	Landover, MD	Logistics	February 2022	100%	9.4	38,000	100%
187 Bartram Parkway	Franklin, IN	Logistics	February 2022	100%	28.8	300,000	100%
U.S. Diversified Logistics Portfolio I(7)	Various	Logistics	February 2025	19%	41.5	9,384,444	88%
U.S. Diversified Logistics Portfolio II(7)	Various	Logistics	June 2025	19%	14.4	1,926,759	90%
34 Market Street(5)	Everett, MA	Logistics	March 2026	100%	155.4	221,856	100%
255 Caspian Drive(5)	Sunnyvale, CA	Data Center	May 2026	100%	90.3	119,756	100%
Total					$2,246.4

(1)
Investments in real estate properties include our consolidated property investments and our unconsolidated investments in Principal
Place, U.S. Diversified Logistics Portfolio I, U.S. Diversified Logistics Portfolio II and U.S. Manufactured Housing.

(2)
The joint venture agreements entered into by us (other than the Principal Place joint venture) provide the other partner a profits interest based on achieving certain internal rate of return hurdles. Such investments are consolidated by us and any profits interest due to the other partners is reported within non-controlling interests.

(3)	Excludes acquisition costs.
(4)
For multifamily and student housing investments, occupancy represents the percentage of all leased units divided by the total available units as of June 30, 2026. Single-family rentals occupancy represents all occupied homes divided by the total stabilized homes as of the date indicated. For office, net lease and logistics investments, occupancy represents the percentage of all leased square footage divided by the total available square footage as of June 30, 2026.

(5)
Held through our DST Program. The property has been consolidated on our Consolidated Balance Sheets and any profits interest due to the third-party investors in the DST Program are reported within non-controlling interests in consolidated joint ventures.

(6)	Purchase price represents our initial equity investment in the joint venture of £73.3 million GBP converted to USD using the spot rate on the acquisition date.
(7)
Held through a limited partnership interest in a Brookfield-managed fund that owns the investments. Purchase price represents the aggregate amount of capital funded to the limited partnership by us as of June 30, 2026.

Investments in Real Estate-Related Loans and Securities
The following table details our investments in real estate-related loans and securities as of June 30, 2026 ($ in thousands):

	June 30, 2026
Type of Loan/Security	Number of Positions	Weighted Average Coupon(1)	Weighted Average Maturity Date(2)	Face Amount	Cost Basis/ Allowance Adjustment (3)	Carrying Amount
Investments held at fair value
CMBS - floating	6	SOFR + 4.05%	April 2027	$26,117	$23,914	$25,071
CMBS - fixed	4	4.56%	November 2026	23,413	20,650	5,192
RMBS - fixed	8	4.83%	October 2030	18,853	18,540	18,528
Cross currency forward contracts	2	N/A	July 2026	—	—	33
Total investments held at fair value	20	5.86%	February 2028	$68,383	$63,104	$48,824

Investments held at amortized cost
Real estate-related loans - fixed	3	9.92%	June 2028	39,619	(3,797)	35,822
Total investments held at amortized cost	3	9.92%	June 2028	$39,619	$(3,797)	$35,822

Total investments in real estate-related loans and securities	23	7.34%	March 2028	$108,002	$59,307	$84,646

(1)	As of June 30, 2026 SOFR was equal to 3.68%.
(2)	Weighted average maturity date is based on the fully extended maturity date of the instruments.
(3)	Adjustments include the cumulative provision for current expected credit losses, unamortized fee income, and a foreign currency translation adjustment attributable to real estate-related loans.
Lease Expirations
The following table details the expiring leases at our consolidated office, logistics, and net lease properties by annualized base rent and square footage as of June 30, 2026 ($ and square feet data in thousands). The table below excludes our housing and single-family rental properties as substantially all leases at such properties expire within 12 months.

Year	Number of Expiring Leases	Annualized Base Rent(1)	% of Total Annualized Base Rent Expiring	Square Feet	% of Total Square Feet Expiring
2026 (remaining)	7	$1,429	3%	42	2%
2027	6	788	2%	46	3%
2028	10	1,678	4%	76	4%
2029	11	2,241	5%	182	10%
2030	13	6,967	16%	240	13%
2031	7	1,072	3%	56	3%
2032	1	1,414	3%	211	11%
2033	2	112	—%	3	—%
2034	1	1,491	4%	300	16%
2035	1	15,514	37%	460	25%
Thereafter	1	9,557	23%	222	13%
Total	60	$42,263	100%	1,838	100%

(1)
Annualized base rent is determined from the annualized base rent per leased square foot of the applicable year and excludes tenant recoveries, straight-line rent, and above-market and below-market lease amortization.

Results of Operations
The following table sets forth information regarding our consolidated results of operations ($ in thousands):

	Three Months Ended June 30,		Change	Six Months Ended June 30,		Change
	2026	2025		$2026	2025	$
Revenues
Rental revenues	$37,375	$32,261	$5,114	$70,627	$65,216	$5,411
Other revenues	4,282	3,976	306	7,304	6,541	763
Total Revenues	41,657	36,237	5,420	77,931	71,757	6,174
Expenses
Rental property operating	15,368	13,648	1,720	29,888	27,268	2,620
General and administrative	1,535	2,018	(483)	3,630	3,563	67
Management fee	3,371	3,099	272	6,665	6,290	375
Depreciation and amortization	14,488	13,133	1,355	28,550	26,269	2,281
Total Expenses	34,762	31,898	2,864	68,733	63,390	5,343
Other Income (Expense)
Income from real estate-related loans and securities	2,024	5,260	(3,236)	4,389	9,349	(4,960)
Interest expense	(16,331)	(14,824)	(1,507)	(30,339)	(29,348)	(991)
Gain from unconsolidated entities	6,920	4,523	2,397	13,604	13,641	(37)
Other income, net	1,699	238	1,461	3,215	458	2,757
Total Other Expense	(5,688)	(4,803)	(885)	(9,131)	(5,900)	(3,231)
Net Income (Loss)	$1,207	$(464)	$1,671	$67	$2,467	$(2,400)
Net income attributable to non-controlling interests in consolidated joint ventures	(1,991)	(297)	(1,694)	(3,390)	(417)	$(2,973)
Net income attributable to non-controlling interests - preferred stockholders	(77)	(77)	—	(77)	(77)	—
Net (income) loss attributable to redeemable non-controlling interests	—	251	(251)	3	(559)	562
Net loss attributable to non-controlling interests in the Operating Partnership	15	—	15	57	—	57
Net (Loss) Income Attributable to Brookfield REIT Stockholders	$(846)	$(587)	$(259)	$(3,340)	$1,414	$(4,754)
Per common share data:
Net (loss) income per share of common stock - basic and diluted	$(0.01)	$(0.01)	$—	$(0.04)	$0.02	$(0.06)
Revenues
Revenues primarily consist of base rent arising from tenant leases at our housing, single-family rental, net lease, data centers, office and logistics properties. During the three and six months ended June 30, 2026, revenues increased $5.4 million to $41.7 million and increased $6.2 million to $77.9 million compared to the three and six months ended June 30, 2025. The increase was primarily due to incremental rental revenue generated from properties acquired during 2025 and 2026.
The components of revenue during these periods are as follows ($ in thousands):

	Three Months Ended June 30,		Change	Six Months Ended June 30,		Change
	2026	2025		$2026	2025	$
Rental revenue	$34,232	$30,103	$4,129	$65,049	$60,704	$4,345
Ancillary income and fees	4,282	3,976	306	7,304	6,541	763
Tenant reimbursements	3,143	2,158	985	5,578	4,512	1,066
Total revenues	$41,657	$36,237	$5,420	$77,931	$71,757	$6,174
Rental property operating expenses
Rental property operating expenses consist of the costs of ownership and operation of our real estate properties, including real estate taxes, repairs and maintenance expenses, utilities, property management fees, and insurance expenses. During the three and six months ended June 30, 2026, rental property operating expenses increased $1.7 million to $15.4 million and increased

$2.6 million to $29.9 million, respectively, compared to the three and six months ended June 30, 2025. The increase is primarily driven by higher real estate taxes at our housing properties, as well as additional operating expenses attributable to acquisition activity in 2025 and 2026, partially offset by a decrease in real estate taxes at our net lease properties.
General and administrative expenses
General and administrative expenses are corporate-level expenses that relate mainly to our professional, compliance and administration costs, including legal fees, audit fees, professional tax fees, valuation fees, board of director fees and other professional fees. During the three and six months ended June 30, 2026, general and administrative expenses decreased $0.5 million to $1.5 million and increased $0.1 million to $3.6 million, respectively, compared to the three and six months ended
June 30, 2025. The decrease in general and administrative expenses in the three months ended June 30, 2026, compared to the corresponding prior period was primarily due to a reduction in tax and compliance expenses. The increase in general and administrative expenses in the six months ended June 30, 2026, compared to the corresponding prior period was primarily driven by an increase in filing fees, offset by a decrease in tax and compliance expenses.
Management fee
Management fees are earned by our Adviser for providing services pursuant to the advisory agreement among the Adviser, the
Operating Partnership and the Company (the “Advisory Agreement”). During the three and six months ended June 30, 2026, management fees increased $0.3 million to $3.4 million and increased $0.4 million to $6.7 million, respectively, compared to the three and six months ended June 30, 2025. Management fees are calculated based on our aggregate NAV of Class S, Class I,
Class D, Class C and Class T shares (no management fees are paid on Class E shares) and aggregate DST Property consideration, and are paid monthly. The Operating Partnership pays the Adviser a management fee equal to 1.25% per annum of the Operating Partnership’s NAV of its Class T, Class T-1, Class S, Class S-1, Class D, Class D-1, Class I, Class I-1 and
Class C units held by unitholders other than the Company, payable monthly. The increase in management fees was due to higher aggregate DST Property consideration during the current period.
Depreciation and amortization
During the three and six months ended June 30, 2026, depreciation and amortization expense increased $1.4 million to $14.5 million and increased $2.3 million to $28.6 million, respectively, compared to the three and six months ended June 30, 2025.
The increase was primarily attributable to a larger asset base resulting from acquisition activity, as well as the accelerated depreciation associated with the early termination of a lease at our office property.
Income from real estate-related loans and securities
During the three and six months ended June 30, 2026, income from real estate-related loans and securities decreased $3.2 million to $2.0 million and decreased $5.0 million to $4.4 million, respectively, compared to the three and six months ended
June 30, 2025. The decrease in the most recent three and six month periods is primarily attributable to the repayment of a real estate-related loan, which resulted in a decline in related interest income, and sales of real estate-related securities, partially offset by an increase in interest income from the acquisition of a real estate-related loan. As of June 30, 2026, the weighted average coupon of our investments in real estate-related loans and securities was 7.34% compared to 9.24% as of June 30,
2025.
Interest expense
Interest expense is primarily related to interest incurred on our mortgage loans, credit agreement with a lender secured by certain of our properties (the “Secured Credit Facility”), a credit agreement with a lender secured by our single-family rental properties (the “SFR Secured Credit Facility”) and a partially committed line of credit from an affiliate of Brookfield (the
“Affiliate Line of Credit”). Interest expense increased $1.5 million to $16.3 million and increased $1.0 million to $30.3 million during the three and six months ended June 30, 2026, respectively, compared to the three and six months ended June 30, 2025.
The increase is primarily attributable to financings on new property acquisitions and interest incurred on borrowings under the
Affiliate Line of Credit (approximately $0.8 million), partially offset by lower average interest rates in the current period and the refinancing of certain mortgage loans at lower interest rates. As of June 30, 2026, our weighted average cost of leverage, including the impact of our interest rate derivatives, was 4.85%, compared to 5.27% as of June 30, 2025.
Gain from unconsolidated entities
Gain from unconsolidated entities consists of changes in the fair value of our investments in unconsolidated entities that are held at fair value, our share of income and loss from investments we record at historical cost, as well as realized and unrealized gains and losses on our foreign currency swap contracts related to our unconsolidated non-U.S. investment in Principal Place.
During the three and six months ended June 30, 2026, gain from unconsolidated entities increased by $2.4 million to $6.9 million and decreased by an immaterial amount to $13.6 million, respectively, compared to the three and six months ended
June 30, 2025. The increase in the three months ended June 30, 2026 compared to the corresponding prior period was primarily driven by an increase in unrealized gains on the fair value of the U.S. Diversified Logistics Portfolios I and II and a decrease in the unrealized loss on the fair value of the cross currency swap, partially offset by a decrease in the unrealized gain on the fair value of our unconsolidated interest in Principal Place. The decrease in the six months ended June 30, 2026 compared to the corresponding prior period was primarily driven by a decrease in unrealized gain on the fair value of the U.S. Diversified
Logistics Portfolio I and II, and a decrease in unrealized gain on the fair value of our unconsolidated interest in Principal Place, offset by a decrease in unrealized loss on the fair value of the cross currency swap during the current period.
Other income, net
Other income, net consists of realized and unrealized gains and losses on our interest rate derivatives and income from our trading securities. During the three and six months ended June 30, 2026, other income increased $1.5 million to $1.7 million and increased $2.8 million to $3.2 million, respectively, compared to the three and six months ended June 30, 2025. The increase is due to unrealized gains on our interest rate derivatives.
Net income attributable to non-controlling interests in consolidated joint ventures
Net income attributable to non-controlling interests in consolidated joint ventures consists of income to the non-controlling interest holders in joint venture investments, including interests in our DST Programs. During the three and six months ended
June 30, 2026, net income attributable to non-controlling interests in consolidated joint ventures increased by $1.7 million to
$2.0 million and $3.0 million to $3.4 million, respectively, compared to the three and six months ended June 30, 2025. The increase was primarily due to income attributable to investors in the DST Program.
Net (income) loss attributable to redeemable non-controlling interests and Net loss attributable to non-controlling interests in the Operating Partnership
Net (income) loss attributable to redeemable non-controlling interests and non-controlling interests in the Operating Partnership was less than $0.1 million for the three and six months ended June 30, 2026, and $0.3 million loss and $0.6 million of income for the three and six months ended June 30, 2025. The income or loss allocable to redeemable non-controlling interests and non-controlling interests in the Operating Partnership is related to interests held in the Operating Partnership by parties other than us. The change from the prior period was due to a decrease in redeemable non-controlling interests resulting from the repurchase of Operating Partnership units from the Brookfield Investor in exchange for common shares during the year ended
December 31, 2025.
Reimbursement by the Adviser
Pursuant to the Advisory Agreement, the Adviser will reimburse us for any expenses that cause our Total Operating Expenses
(as defined in our charter) in any four consecutive fiscal quarters to exceed the greater of: (i) 2% of our Average Invested
Assets or (ii) 25% of our Net Income (each as defined in our charter) (the “2%/25% Limitation”). For the four consecutive quarters ended June 30, 2026, our Total Operating Expenses did not exceed the 2%/25% Limitation.
Liquidity and Capital Resources
Our primary needs for liquidity are to fund investments, to make distributions to our stockholders, to repurchase shares of our common stock pursuant to our share repurchase plan, to pay our offering and operating expenses, to fund capital expenditures at our properties and to pay debt service on our outstanding indebtedness. We may also have future funding obligations related to loan commitments on our real estate-related loans and unfunded capital commitments related to our limited partnership interests. Our operating expenses include, among other things, fees and expenses related to managing our properties and other investments, the management and performance fees we pay to the Adviser (to the extent the Adviser elects to receive such fees in cash) and general corporate expenses.
We believe that our current liquidity position is sufficient to meet the operating needs of our business, with $380.8 million of liquidity as of June 30, 2026, consisting of $53.3 million of unrestricted cash and cash equivalents, $305.0 million of undrawn available capacity on our Secured Credit Facility and SFR Secured Credit Facility (which includes $300.0 million of uncommitted capacity that can be used for the acquisition or refinancing of investments), and $22.5 million of undrawn available capacity on our Affiliate Line of Credit.  We may also generate additional liquidity through the sale of our real estate-
related securities, which had an aggregate fair value of $48.8 million as of June 30, 2026.
Our portfolio remains conservatively leveraged at 55% as of June 30, 2026, and we can generate additional liquidity by incurring indebtedness secured by our investments. Our leverage ratio is calculated by dividing (i) the consolidated property-
level and entity-level debt, excluding any third-party interests in such debt, net of cash, loan-related restricted cash, and trading securities by (ii) the gross asset value of real estate equity investments (calculated using the greater of fair value and cost of gross real estate assets), excluding any third-party interests in such investments, plus our equity in real estate-related debt investments. Additionally, there is no indebtedness on our real estate-related debt investments.

Our cash needs for acquisitions and other investments will be funded primarily from the sale of shares of our common stock, proceeds from the DST Program, and through the assumption or incurrence of debt. During the three and six months ended
June 30, 2026, we received $7.3 million and $13.2 million, respectively, of proceeds from the sale of shares of our common stock and $66.1 million and $94.8 million, respectively, from our DST Program. In addition, during the three and six months ended June 30, 2026, we repurchased $22.1 million and $54.2 million, respectively, in shares of our common stock under our share repurchase plan. Since inception, we have satisfied 100% of repurchase requests.
The following table is a summary of our total indebtedness, net as of June 30, 2026 ($ in thousands):

Indebtedness	Weighted Average Interest Rate(1)	Weighted Average Maturity Date(2)	Maximum Facility Size	Principal Balance Outstanding
Fixed rate loans:
Fixed rate mortgages	4.06%	November 2030	N/A	$500,420
Total fixed rate loans				500,420
Variable rate loans:
Variable rate mortgages (3)	SOFR+1.72%	January 2029	N/A	602,021
Secured Credit Facility	SOFR+2.75%	May 2027	$250,000	—
SFR Secured Credit Facility(4)	SOFR+1.85%	April 2029	$185,000	129,973
Affiliate Line of Credit(5)	SOFR+2.25%	November 2026	$125,000	102,500
Total variable rate loans				834,494
Total indebtedness				1,334,914
Deferred financing costs, net				(8,434)
Total indebtedness, net				$1,326,480

(1)	As of June 30, 2026 and December 31, 2025, SOFR was 3.68% and 3.87%, respectively.
(2)	Includes the fully extended maturity date for loans with extension options that are at our discretion and we currently expect to be able to exercise.
(3)
Includes a $48.7 million mortgage loan that matures in December 2026 and a $279.3 million mortgage loan that matures in March
2027. Management intends to extend or refinance the mortgage loans prior to maturity.

(4)	As of June 30, 2026, borrowings on the SFR Secured Credit Facility were secured by the single-family rental properties.
(5)
Borrowings under the Affiliate Line of Credit (defined below) bear interest at a rate of the lowest then-current interest rate for any similar credit product offered by a third-party lender to the Company or its subsidiaries or, if not available, SOFR plus a 0.10% credit adjustment and a 2.25% margin. Management has the option to extend the Affiliate Line of Credit, and plans on exercising the option prior to maturity.

Cash Flows
The following table provides a summary of the net change in our cash and cash equivalents and restricted cash ($ in thousands):

	Six Months Ended
	June 30, 2026	June 30, 2025
Cash flows provided by operating activities	$18,969	$21,943
Cash flows used in investing activities	(244,334)	(168,698)
Cash flows provided by financing activities	244,810	159,661
Net change in cash and cash equivalents and restricted cash	$19,445	$12,906
Cash flows provided by operating activities decreased $3.0 million during the six months ended June 30, 2026, compared to the corresponding period in 2025. The decrease is primarily due to a decrease in net income of $2.4 million, an increase in unrealized gains of $2.2 million, and a decrease in distributions of earnings from unconsolidated entities of $1.5 million, offset by a $2.3 million increase in depreciation and amortization, a $0.4 million increase in management fees and a $0.2 million decrease in paid in kind interest.
Cash flows used in investing activities increased $75.6 million for the six months ended June 30, 2026, compared to the corresponding period in 2025. The change is primarily due to a $246.4 million increase in cash used for the acquisitions of real estate and an $87.4 million increase in cash used to acquire an unconsolidated investment, partially offset by a $160.8 million decrease in cash used to purchase or fund real estate-related loans and securities (net of proceeds from sales and principal repayments), and a $96.3 million decrease in cash used to purchase trading securities, net of proceeds from sale of trading securities.

Cash flows provided by financing activities increased $85.1 million for the six months ended June 30, 2026, compared to the corresponding period in 2025. The increase is primarily due to a $125.0 million increase in borrowings from the Affiliate Line of Credit, a $52.7 million increase in contributions from non-controlling interests, a $37.3 million increase in borrowings from mortgage loans, a $26.2 million decrease in repayments of mortgage loans, and a $144.5 million decrease in repayments of secured credit facilities, partially offset by a $196.6 million decrease in proceeds from issuance of common stock and a $35.2 million net decrease in borrowings on the secured credit facilities.
Net Asset Value
Our board of directors, including a majority of our independent directors, has adopted valuation guidelines that contain a comprehensive set of methodologies to be used by the Adviser and our independent valuation advisor in connection with estimating the values of our assets and liabilities for purposes of our NAV calculation. The calculation of our NAV is intended to be a calculation of the fair value of our assets less our outstanding liabilities and will likely differ from the book value of our equity reflected in our financial statements. The purchase and repurchase price per share for each class of our common stock is the then-current transaction price, which generally equals our prior month’s NAV per share, as determined monthly, plus, for purchases only, applicable selling commissions and dealer manager fees.
For more information on the calculation of our NAV and the valuation method used, please refer to Item 5 of our Annual
Report on Form 10-K for the year ended December 31, 2025.
Our total NAV presented in the following tables includes the NAV of our Class S, Class I, Class T, Class D, Class C and Class
E shares of common stock, as well as partnership interests in the Operating Partnership held by parties other than us. The following table provides a breakdown of the major components of our NAV as of June 30, 2026 ($ and shares/units in thousands):

Components of NAV	June 30, 2026
Investments in real estate	$2,085,331
Investments in real estate-related loans and securities	86,255
Investments in unconsolidated entities(1)	283,806
Cash and cash equivalents	53,307
Restricted cash	12,583
Other assets	34,901
Debt obligations	(1,321,483)
Accrued stockholder servicing fees(2)	(180)
Management fee payable	(1,161)
Dividend payable	(4,115)
Subscriptions received in advance	(1,952)
Other liabilities	(59,937)
Non-controlling interests in joint ventures	(205,215)
Net asset value	$962,140
Number of shares/units outstanding	91,853

(1)
Investments in unconsolidated entities reflects the value of our net equity investment in entities we do not consolidate. As of June 30, 2026, our allocable share of the gross real estate asset value held by such entities was $643.1 million.

(2)
Stockholder servicing fees only apply to Class S, Class T and Class D shares. For purposes of NAV, we recognize the stockholder servicing fee as a reduction of NAV on a monthly basis as such fee is paid. Under GAAP, we accrue the full cost of the stockholder servicing fee as an offering cost at the time we sell Class S, Class T and Class D shares of our common stock. As of June 30, 2026, we have accrued under GAAP approximately $10.8 million of stockholder servicing fees.

The following table provides a breakdown of our total NAV and NAV per share/unit by class as of June 30, 2026 ($ and shares/
units in thousands, except per share/unit data):

NAV Per Share/Unit	Class S Shares	Class I Shares	Class D Shares	Class T Shares	Class C Shares(1)	Class E Shares(1)	Third-party Class I-1 OP Units(2)	Third-party Class E OP Units(2)	Total
Net asset value	$236,173	$608,121	$1,006	$369	$55,194	$43,889	$16,373	$1,015	$962,140
Number of shares/units outstanding	22,695	57,789	95	35	5,412	4,175	1,556	96	91,853
NAV Per Share/Unit as of June 30, 2026	$10.4064	$10.5230	$10.6203	$10.6043	$10.1982	$10.5132	$10.5230	$10.5132

(1)	Class C and Class E shares of our common stock are offered to investors pursuant to private offerings.
(2)	Includes units of the Operating Partnership held by parties other than us.
Set forth below are the weighted averages of the key assumptions in the discounted cash flow methodology used in the June 30,
2026 valuations, based on property types. In the event we own more than one office, data center, or manufactured housing investment in the portfolio, we will include the key assumptions for these property types.

Property Type	Discount Rate	Exit Capitalization Rate
Multifamily/Student Housing	7.3%	5.7%
Single-Family Rental	7.2%	5.5%
Net Lease	6.9%	5.4%
Logistics	8.7%	6.3%
These assumptions are determined by our independent valuation advisor and our independent third-party appraisal firms (other than international properties, which are determined by the Adviser and reviewed by our independent valuation advisor). A change in these assumptions would impact the calculation of the value of our property investments. For example, assuming all other factors remain unchanged, the changes listed below would result in the following effects on our investment values:

Input	Hypothetical Change	Multifamily/ Student Housing/ Housing Investment Values	Single-Family Rental Investment Values	Net Lease Investment Values	Logistics Investment Values
Discount Rate	0.25% Decrease	1.9%	1.3%	2.0%	1.8%
(weighted average)	0.25% Increase	(1.9)%	(1.0)%	(1.9)%	(1.8)%
Exit Capitalization Rate	0.25% Decrease	2.7%	3.8%	2.9%	2.5%
(weighted average)	0.25% Increase	(2.5)%	(3.4)%	(2.6)%	(2.4)%
The preceding tables do not include recently acquired properties, which are held at cost in accordance with our valuation guidelines.
The following table reconciles Stockholders’ Equity per our Consolidated Balance Sheets to our NAV ($ in thousands):

Reconciliation of Stockholders’ Equity to NAV	June 30, 2026
Stockholders’ equity under U.S. GAAP	$645,686
Redeemable non-controlling interests attributable to OP unitholders	1,015
Non-controlling interests attributable to OP unitholders	15,491
Total partners’ capital of Operating Partnership under GAAP	662,192
Adjustments:
Accrued stockholder servicing fee	10,806
Deferred rent	(8,541)
Advanced organizational and offering costs	2,935
Unrealized net real estate appreciation	28,791
Accumulated depreciation and amortization	265,957
NAV	$962,140

The following details the adjustments to reconcile stockholders’ equity under GAAP to our NAV:
•Accrued stockholder servicing fee represents the accrual for the full cost of the stockholder servicing fee for Class S,
Class D and Class T shares. Under GAAP, we accrued the full cost of the stockholder servicing fee payable over the life of each share (assuming such share remains outstanding the length of time required to pay the maximum stockholder servicing fee) as an offering cost at the time we sold such share. Refer to Note 2 — “Summary of
Significant Accounting Policies” to our consolidated financial statements for further details of the GAAP treatment regarding the stockholder servicing fee. For purposes of calculating NAV, we recognize the stockholder servicing fee as a reduction of NAV on a monthly basis when such fee is paid.
•Deferred rent represents straight line rental revenue recorded under GAAP. For purposes of calculating NAV, deferred rental revenues are excluded.
•The Adviser and its affiliates advanced organization and offering expenses on our behalf (other than upfront selling commissions, dealer manager fees and stockholder servicing fees) through July 5, 2023, subject to the following reimbursement terms: (1) all such advanced expenses paid through July 5, 2022 are reimbursed ratably over the 60 months following July 6, 2022; and (2) all such advanced expenses paid from July 6, 2022 through July 5, 2023 are reimbursed ratably over the 60 months following July 6, 2023. Under GAAP, organization costs are expensed as incurred and offering costs are charged to equity as such amounts are incurred. For purposes of calculating NAV, such costs are recognized as a reduction to NAV as they are reimbursed to the Adviser.
•Our investments in real estate are presented at their depreciated historical cost basis in our GAAP Consolidated
Financial Statements. Certain of our investments in real estate-related loans are presented at their amortized cost basis in our GAAP Consolidated Financial Statements. Additionally, our mortgage loans, term loans, and credit facilities
(“Debt”) are presented at their carrying value in our GAAP Consolidated Financial Statements. As such, any changes in the fair market value of our investments in real estate, investments in real estate-related loans or Debt are not included in our GAAP results. For purposes of calculating NAV, our investments in real estate, investments in real estate-related loans, and our Debt are recorded at fair value and any changes in fair value are recognized as unrealized net real estate appreciation.
•We depreciate our investments in real estate and amortize certain other assets and liabilities in accordance with GAAP.
For the purposes of calculating NAV, such depreciation and amortization is excluded.

Funds from Operations, Adjusted Funds from Operations and Funds Available for Distribution
We believe funds from operations (“FFO”) is a meaningful non-GAAP supplemental measure of our operating results. Our
Consolidated Financial Statements are presented under historical cost accounting which, among other things, requires depreciation of real estate investments to be calculated on a straight-line basis. As a result, our operating results imply that the value of our real estate investments will decrease evenly over a set time period. However, we believe that the value of real estate investments will fluctuate over time based on market conditions and as such, depreciation under historical cost accounting may be less informative. FFO is a standard REIT industry metric defined by the National Association of Real Estate
Investment Trusts (“NAREIT”). FFO, as defined by NAREIT and presented below, is calculated as net income or loss
(computed in accordance with GAAP), excluding (i) gains or losses from sales of depreciable real property, (ii) impairment write-downs on depreciable real property and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity, plus (iii) real estate-related depreciation and amortization, and (iv) after adjustments for our share of consolidated and unconsolidated joint ventures.
We also believe that adjusted FFO (“AFFO”) is a meaningful non-GAAP supplemental measure of our operating results. AFFO further adjusts FFO in order for our operating results to reflect the specific characteristics of our business by adjusting for items we believe are not related to our operations. Our adjustments to FFO to arrive at AFFO include removing the impact of (i)
straight-line rental income, (ii) amortization of above- and below-market lease intangibles, (iii) amortization of mortgage premium/discount, (iv) organization costs, (v) amortization of restricted stock awards, (vi) unrealized gains and losses from real estate-related securities, derivatives, and investments in unconsolidated entities reported at fair value, (vii) non-cash performance fee or other non-cash incentive compensation, (viii) provision for current expected credit loss or benefit, (ix)
similar adjustments for non-controlling interests, and (x) our allocable share of AFFO from unconsolidated entities.
We also believe funds available for distribution (“FAD”) is an additional meaningful non-GAAP supplemental measure that provides useful information for considering our operating results and certain other items relative to the amount of our distributions. FAD is calculated as AFFO adjusted for (i) management fees paid in shares or operating partnership units, even if subsequently repurchased by us, (ii) realized gains and losses on investments in real estate-related loans and securities, (iii)
realized gains and losses on financial instruments, (iv) stockholder servicing fees paid during the period, (v) similar adjustments for non-controlling interests, and (vi) our allocable share of FAD from unconsolidated entities. FAD is not indicative of cash available to fund our cash needs and does not represent cash flows from operating activities in accordance with GAAP, as it excludes adjustments for working capital items and actual cash receipts from interest income recognized on real estate related securities. Cash flows from operating activities in accordance with GAAP would generally be adjusted for such items.
Furthermore, FAD is adjusted for stockholder servicing fees which are not considered when determining cash flows from operating activities in accordance with GAAP.

The following table presents a reconciliation of FFO, AFFO and FAD to net loss attributable to our stockholders and redeemable non-controlling interests. We believe it is meaningful to include redeemable non-controlling interests since it is a component of our NAV ($ in thousands):

	For the three months ended		For the six months ended
	June 30, 2026	June 30, 2025 (1)	June 30, 2026	June 30, 2025(1)
Net (loss) income attributable to Brookfield REIT stockholders, redeemable non-controlling interests, and third-party Operating Partnership unitholders	$(861)	$(838)	$(3,400)	$1,973
Adjustments to arrive at FFO:
Depreciation and amortization	14,488	13,133	28,550	26,269
Amount attributed to non-controlling interests attributable to consolidated joint ventures for above adjustments	(216)	(190)	(397)	(384)
FFO attributable to Brookfield REIT stockholders, redeemable non-controlling interests, and third-party Operating Partnership unitholders	13,411	12,105	24,753	27,858
Adjustments to arrive at AFFO:
Straight-line rental income	(585)	(121)	(1,002)	(331)
Amortization of above and below market lease intangibles, net	(315)	(331)	(659)	(652)
Amortization of deferred financing costs	597	428	1,025	936
Amortization of upfront derivative acquisition costs	232	260	407	549
Amortization of restricted stock awards	98	83	179	164
Unrealized gain on investments, net(2)	(8,120)	(4,370)	(15,750)	(13,593)
Provision for current expected credit loss (benefit)	(664)	—	(664)	—
Allocable share of AFFO related to unconsolidated entities	2,547	110	4,501	(2,991)
Amount attributed to non-controlling interests attributable consolidated joint ventures for above adjustments	42	(21)	(26)	(44)
AFFO attributable to Brookfield REIT stockholders, redeemable non-controlling interests, and third-party Operating Partnership unitholders	7,243	8,143	12,764	11,896
Adjustments to arrive at FAD:
Non-cash management fee	3,371	3,099	6,665	6,290
Realized gain on sale of real estate-related loans and securities	(41)	(416)	(235)	(837)
Realized gain on sale of Treasury Bonds	(65)	—	(844)	—
Realized loss on financial instruments(3)	52	—	61	—
Stockholder servicing fees	(510)	(597)	(1,045)	(1,222)
Allocable share of FAD related to unconsolidated entities	(34)	—	(56)	—
FAD attributable to Brookfield REIT stockholders, redeemable non-controlling interests, and third-party Operating Partnership unitholders	$10,016	$10,229	$17,310	$16,127
Per common share and Operating Partnership unit data:
FAD per share/unit - basic and diluted	$0.11	$0.11	$0.18	$0.17
Weighted average number of shares/units outstanding - basic and diluted	93,069	95,851	93,685	96,596

(1)	The prior period has been recast to present unconsolidated entities in a consistent manner with the current period presentation.
(2)
Unrealized loss (gain) on investments, net relates to mark-to-market changes on our investments in real estate-related securities, derivative contracts, and investments in unconsolidated entities reported at fair value and historical cost.

(3)	Realized loss on financial instruments relates to settlements on our foreign currency swaps and interest rate swaps.
FFO, AFFO, and FAD should not be considered to be more relevant or accurate than the GAAP methodology in calculating net income (loss) or in evaluating our operating performance. In addition, FFO, AFFO, and FAD should not be considered as alternatives to net (loss) income as indications of our performance or as alternatives to cash flows from operating activities as indications of our liquidity, but rather should be reviewed in conjunction with these and other GAAP measurements. Further,
FFO, AFFO, and FAD are not intended to be used as liquidity measures indicative of cash flow available to fund our cash needs, including our ability to make distributions to our stockholders.

Distributions
We generally intend to distribute substantially all of our taxable income, which does not necessarily equal net income as calculated in accordance with GAAP, to our stockholders each year to satisfy the requirements for qualification as a REIT under the Code.
In December 2019, we began declaring monthly distributions for each class of our common stock, which are generally paid 20 calendar days after month-end. Each class of our common stock receives the same aggregate gross distribution per share. The net distribution varies for each class based on the applicable stockholder servicing fees, management fees and performance fees, which are deducted from the monthly distribution per share.
The following table details the aggregate net distributions declared for each of our classes of common stock for the three and six months ended June 30, 2026.

	Three Months Ended June 30, 2026
	Class S	Class I	Class D	Class T	Class C	Class E
Aggregate gross distributions declared per share of common stock	$0.2024	$0.2024	$0.2024	$0.2024	$0.2024	$0.2024
Stockholder servicing fees per share of common stock	(0.0218)	—	(0.0065)	(0.0222)	—	—
Management fees per share of common stock	(0.0369)	(0.0374)	(0.0377)	(0.0377)	(0.0362)	—
Net distributions declared per share of common stock	$0.1437	$0.1650	$0.1582	$0.1425	$0.1662	$0.2024

	Six Months Ended June 30, 2026
	Class S	Class I	Class D	Class T	Class C	Class E
Aggregate gross distributions declared per share of common stock	$0.4183	$0.4183	$0.4183	$0.4183	$0.4183	$0.4183
Stockholder servicing fees per share of common stock	(0.0433)	—	(0.0129)	(0.0440)	—	—
Management fees per share of common stock	(0.0731)	(0.0739)	(0.0745)	(0.0745)	(0.0717)	—
Net distributions declared per share of common stock	$0.3019	$0.3444	$0.3309	$0.2998	$0.3466	$0.4183
The following tables summarize our distributions and the Operating Partnership’s distributions declared during the three and six months ended June 30, 2026 and 2025 ($ in thousands):

	Three Months Ended June 30, 2026		Three Months Ended June 30, 2025
	Amount	Percentage	Amount	Percentage
Company Distributions
Payable in cash	$7,093	48%	$8,175	71%
Reinvested in shares	7,656	52%	3,394	29%
Total Company distributions	$14,749	100%	$11,569	100%
Operating Partnership Distributions(1)
Payable in cash	$257	93%	$—	—%
Reinvested in units	18	7%	5,127	100%
Total Operating Partnership distributions	$275	100%	$5,127	100%
Total Company and Operating Partnership Distributions	$15,024	100%	$16,696	100%

Sources of Company and Operating Partnership Distributions
Cash flows provided by operating activities	$11,932	79%	$13,331	80%
Cash flow from other sources(2)	3,092	21%	3,365	20%
Total sources of distributions	$15,024	100%	$16,696	100%

Cash flows provided operating activities(3)	$11,932		$13,331
Funds from Operations	$13,411		$12,105
Adjusted Funds from Operations	$7,243		$8,033
Funds Available for Distribution	$10,016		$10,229

	Six Months Ended June 30, 2026		Six Months Ended June 30, 2025
	Amount	Percentage	Amount	Percentage
Company Distributions
Payable in cash	$15,001	48%	$16,741	71%
Reinvested in shares	15,992	52%	6,827	29%
Total Company distributions	$30,993	100%	$23,568	100%
Operating Partnership Distributions(1)
Payable in cash	$536	94%	$—	—%
Reinvested in units	37	6%	10,172	100%
Total Operating Partnership distributions	$573	100%	$10,172	100%
Total Company and Operating Partnership Distributions	$31,566	100%	$33,740	100%

Sources of Company and Operating Partnership Distributions
Cash flows provided by operating activities	$18,969	60%	$21,942	65%
Cash flow from other sources(2)	12,597	40%	11,798	35%
Total sources of distributions	$31,566	100%	$33,740	100%

Cash flows provided operating activities(3)	$18,969		$21,943
Funds from Operations	$24,753		$27,858
Adjusted Funds from Operations	$12,764		$14,887
Funds Available for Distribution	$17,310		$16,127

(1)	Distributions paid by the Operating Partnership to third parties other than the Company.
(2)	Includes cash flows from investing activities, such as proceeds from sales of trading securities and real estate-related securities.
(3)
See “Funds from Operations, Adjusted Funds from Operations and Funds Available for Distribution” below for descriptions of Funds from Operations (FFO), Adjusted Funds from Operations (AFFO), and Funds Available for Distribution (FAD), for reconciliations of these metrics to GAAP Net loss attributable to stockholders and redeemable non-controlling interests, and for considerations on how to review these metrics.

Distribution Policy
We intend to distribute sufficient income so that we satisfy the requirements for qualification as a REIT. In order to qualify as a
REIT, we are required to distribute 90% of our annual REIT taxable income, determined without regard to the dividends-paid deduction and excluding net capital gains, to our stockholders. Generally, income distributed to stockholders will not be taxable to us under the Code if we distribute at least 90% of our REIT taxable income, determined without regard to the dividends-paid deduction and excluding net capital gains.
Distribution Reinvestment Plan
We have adopted a distribution reinvestment plan whereby stockholders will have their cash distributions attributable to the shares they own automatically reinvested in additional shares of common stock; provided, however, that clients of certain participating broker-dealers that do not permit automatic enrollment in the distribution reinvestment plan and stockholders that are residents of certain states that do not permit automatic enrollment in the distribution reinvestment plan will automatically receive their distributions in cash unless they elect to participate in the distribution reinvestment plan. The per share purchase price for shares purchased pursuant to the distribution reinvestment plan will be equal to the offering price before upfront selling commissions and dealer manager fees (the “transaction price”) at the time the distribution is payable, which will generally be equal to our prior month’s NAV per share for that share class. Stockholders will not pay upfront selling commissions or dealer manager fees when purchasing shares pursuant to the distribution reinvestment plan. The stockholder servicing fees with respect to our Class S, Class D and Class T shares are calculated based on the NAV for those shares and may reduce the NAV or, alternatively, the distributions payable with respect to shares of each such class, including shares issued in respect of distributions on such shares under the distribution reinvestment plan.
Critical Accounting Estimates
The preparation of these financial statements in accordance with GAAP involves significant judgment and assumptions and require estimates about matters that are inherently uncertain. These judgments will affect our reported amounts of assets and liabilities and our disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenue and expenses during the reporting periods. With different estimates or assumptions, materially different amounts could be reported in our financial statements. The following is a summary of our significant accounting policies that we believe are the most affected by our judgments, estimates, and assumptions.
Refer to Note 2 — “Summary of Significant Accounting Policies” to our consolidated financial statements in this Quarterly
Report on Form 10-Q for a summary of our critical accounting policies.
Principles of Consolidation and Variable Interest Entities
We consolidate entities in which we retain a controlling financial interest or entities that meet the definition of a VIE for which we are deemed to be the primary beneficiary. In performing our analysis of whether we are the primary beneficiary, at initial investment and at each quarterly reporting period, we consider whether we individually have the power to direct the activities of the VIE that most significantly affect the entity’s economic performance and also have the obligation to absorb losses or the right to receive benefits of the VIE that could potentially be significant to the VIE. The determination of whether an entity is a
VIE, and whether we are the primary beneficiary, involves significant judgments, including the determination of which activities most significantly affect the entity’s performance, estimates about the current and future fair values and performance of assets held by the entity and/or general market conditions.
Investments in Real Estate
In accordance with the guidance for business combinations, we determine whether the acquisition of a property qualifies as a business combination, which requires that the assets acquired and liabilities assumed constitute a business. If the property acquired is not a business, we account for the transaction as an asset acquisition. We evaluate each real estate acquisition to determine whether the integrated set of acquired assets and activities meets the definition of a business.
Upon acquisition of a property, we assess the fair value of the acquired tangible and intangible assets (including land, buildings, tenant improvements, “above-market” and “below-market” leases, acquired in-place leases, other identified intangible assets and assumed liabilities) and we allocate the purchase price to the acquired assets and assumed liabilities. The most significant portion of the allocation is to building and land and requires the use of market based estimates and assumptions. We assess and consider fair value based on estimated cash flow projections that utilize discount and/or capitalization rates that we deem appropriate, as well as other available market information. Estimates of future cash flows are based on a number of factors including the historical operating results, known and anticipated trends and market and economic conditions.
We also consider an allocation of the purchase price of other acquired intangibles, including acquired in-place leases that may have a customer relationship intangible value, including (but not limited to) the nature and extent of the existing relationship with the tenants, the tenants’ credit quality and expectations of lease renewals. For acquired in-place leases, above- and below-
market lease values are recorded at their fair values (using a discount rate that reflects the risks associated with the lease acquired) equal to the difference between the contractual amounts to be paid pursuant to the in-place leases and management’s estimate of fair market value lease rates for the corresponding in-place leases, measured over a period equal to the remaining term of the lease for above-market leases and the initial term plus the term of any below-market fixed rate renewal options for below-market leases. Other intangible assets acquired include amounts for in-place lease values that are based on our evaluation of the specific characteristics of each tenant’s lease. Factors to be considered include estimates of carrying costs during hypothetical expected lease-up periods considering current market conditions, and costs to execute similar leases. In estimating carrying costs, we include real estate taxes, insurance and other operating expenses and estimates of lost rentals at market rates during the expected lease-up periods, depending on local market conditions. In estimating costs to execute similar leases, we consider leasing commissions, legal and other related expenses.
Impairment of Long-Lived Assets
We review our real estate properties for impairment each quarter or when there is an event or change in circumstances that indicates the carrying amount of an asset may not be recoverable. A property is considered impaired if the estimate of aggregate future cash flows generated by the property is less than the carrying value of the property, taking into account an appropriate capitalization rate in determining the future terminal value. The impairment loss is recognized based on the excess of the carrying amount of the asset over its fair value. The evaluation of anticipated future cash flows is highly subjective and is based in part on assumptions regarding future occupancy, rental rates, capital requirements, anticipated hold periods and terminal capitalization rates that could differ materially from actual results. Since cash flows on real estate properties considered to be
“long-lived assets to be held and used” are considered on an undiscounted basis to determine whether an asset has been impaired, our strategy of holding properties over the long term directly decreases the likelihood of recording an impairment loss. If our strategy changes or market conditions otherwise dictate an earlier sale date, an impairment loss may be recognized, and such loss could be material to our results. If we determine that an impairment has occurred, the affected assets must be reduced to their fair value.

Recent Accounting Pronouncements
See Note 2 — “Summary of Significant Accounting Policies” to our consolidated financial statements in this Quarterly Report on Form 10-Q for a discussion concerning recent accounting pronouncements.

ITEM 3.QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK
Interest Rate Risk
We are exposed to interest rate risk with respect to our variable-rate indebtedness, where an increase in interest rates would directly result in higher interest expense costs. We seek to manage our exposure to interest rate risk by utilizing a mix of fixed and floating rate financings with staggered maturities and through interest rate protection agreements to fix or cap a portion of our variable rate debt. As of June 30, 2026, the outstanding principal balance of our variable rate indebtedness was $834.5 million.
Certain of our mortgage loans and other indebtedness are variable rate and indexed to the USD denominated Secured Overnight
Financing Rate (“SOFR”). For the six months ended June 30, 2026, a 10% increase in SOFR would have resulted in increased interest expense of $0.4 million. We have executed interest rate swaps and caps with an aggregate notional amount of
$832.3 million as of June 30, 2026, to hedge the risk of increasing interest rates.
Investments in Real Estate-Related Loans and Securities
As of June 30, 2026, we held $84.6 million of investments in real estate-related loans and securities. Certain of our investments are floating rate and indexed to SOFR. As such, we are exposed to interest rate risk and our net income will increase or decrease depending on interest rate movements. While we cannot predict factors which may or may not affect interest rates, for the six months ended June 30, 2026, a 10% increase or decrease in SOFR would have resulted in an increase or decrease to income from our real estate-related loans and securities of less than $0.1 million.
We may also be exposed to market risk with respect to our investments in real estate-related securities and real estate-related loans that are held at fair value due to changes in the fair value of our investments. We seek to manage our exposure to market risk with respect to our investments in real estate-related loans and securities by making investments backed by different types of collateral and varying credit ratings. The fair value of our investments may fluctuate, thus the amount we will realize upon any sale of our investments is unknown. As of June 30, 2026, the fair value at which we may sell our investments in real estate-
related loans and securities is not known, but a 10% change in the fair value of our investments in real estate-related loans and securities may result in an unrealized gain or loss of $4.8 million.
Foreign Currency Risk
We may be exposed to currency risks related to our non-U.S. investments that are denominated in currencies other than the U.S.
Dollar (“USD”). We seek to manage or mitigate our exposure to the effects of currency changes by entering into derivative financial instruments to the extent it is cost effective to do so. However, our currency hedging strategies may not eliminate all of our currency risk due to, among other things, changes in the timing or amount of foreign currency denominated cash flows from our non-U.S. investments. As of June 30, 2026, we have four foreign currency derivatives with an aggregate notional amount of £88.8 million.
Credit Risk
Credit risk includes the failure of the counterparty to perform under the terms of a derivative contract. If the fair value of a derivative contract is positive, the counterparty will owe us, which creates credit risk for us. If the fair value of a derivative contract is negative, we will owe the counterparty and, therefore, do not have credit risk. We seek to minimize the credit risk in derivative instruments by entering into transactions with high-quality counterparties.

ITEM 4.CONTROLS AND PROCEDURES
Evaluation of Disclosure Controls and Procedures
An evaluation of the effectiveness of the design and operation of our “disclosure controls and procedures” (as defined in Rule
13a-15(e) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), as of the end of the period covered by this Quarterly Report on Form 10-Q was made under the supervision and with the participation of our management, including our Chief Executive Officer (“CEO”) and Chief Financial Officer (“CFO”). Based upon this evaluation, our CEO and
CFO have concluded that, as of the end of the period covered by this report, our disclosure controls and procedures (a) were effective to ensure that information required to be disclosed by us in reports filed or submitted under the Exchange Act is recorded, processed, summarized and reported within the time periods specified by SEC rules and forms and (b) included, without limitation, controls and procedures designed to ensure that information required to be disclosed by us in reports filed or submitted under the Exchange Act is accumulated and communicated to our management, including our CEO and CFO, as appropriate to allow timely decisions regarding required disclosure.
Changes in Internal Controls over Financial Reporting
There have been no changes in our “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange
Act) that occurred during the period covered by this Quarterly Report on Form 10-Q that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.
PART II.OTHER INFORMATION
ITEM 1.LEGAL PROCEEDINGS
From time to time, we may be involved in various claims and legal actions arising in the ordinary course of business. As of
June 30, 2026, we were not subject to any material litigation nor were we aware of any material litigation threatened against us.
ITEM 1A.RISK FACTORS
Except as set forth below, there have been no material changes to the risk factors previously disclosed under Item 1A. of our
Annual Report on Form 10-K for the year ended December 31, 2025.
We face risks related to our manufactured housing portfolio.
Our manufactured housing portfolio is subject to risks that could adversely affect its operating performance and value. Demand for manufactured homes may be affected by the availability and cost of financing for prospective residents. Manufactured homes are often financed as personal property rather than real property, and financing for such homes may be available from a more limited number of lenders and on less favorable terms, including higher interest rates, larger down payments, shorter maturities and more stringent underwriting requirements, than financing for site-built homes. Higher interest rates, tighter credit standards, changes in lending regulations or a reduction in the availability of manufactured-home financing could make it more difficult or expensive for prospective residents to purchase homes, which could reduce demand and adversely affect occupancy at our communities. We may also provide financing to purchasers of manufactured homes in certain of our communities. To the extent we provide such financing, we are exposed to risks associated with borrower creditworthiness and defaults, the adequacy of the underlying collateral and our ability to collect amounts due and we may incur losses if purchasers are unable or unwilling to repay their obligations.
Manufactured housing communities are also subject to federal, state and local laws and regulations specifically applicable to the ownership and operation of such communities, including requirements relating to rent increases, resident protections, community operations, utility services, the sale or relocation of manufactured homes and the closure, redevelopment or conversion of communities. Changes in these laws and regulations or the adoption of new or more restrictive requirements could increase our costs, limit our ability to increase rents, operate, redevelop or expand our communities or otherwise adversely affect our operations.
In addition, our communities require ongoing capital investment to maintain, replace and upgrade roads, utilities, water and wastewater systems, common areas and other infrastructure and such expenditures may be greater than anticipated. We may also expand our manufactured housing communities and replace existing community-owned homes with new manufactured homes for sale to residents. These activities require capital investment and are subject to risks associated with zoning and other governmental approvals, construction and home acquisition costs, availability and cost of labor, materials, manufactured homes and infrastructure and delays in development, installation or completion. Newly developed sites or replacement homes may take longer than anticipated to achieve occupancy and manufactured homes held for sale may take longer to sell or may sell at lower prices than anticipated. Any of these factors could reduce demand or occupancy, increase our operating or capital costs, result in losses on the sale of manufactured homes, delay or limit development and expansion activities or otherwise adversely affect the revenues, cash flows, results of operations and value of our manufactured housing portfolio.
ITEM 2. UNREGISTERED SALES OF EQUITY SECURITIES AND USE OF PROCEEDS
Unregistered Sales of Equity Securities
For the three months ended June 30, 2026, all equity securities that were sold and not registered under the Securities Act were previously reported on Current Reports on Form 8-K.
Share Repurchases
We have adopted a share repurchase plan, whereby on a monthly basis, stockholders may request that we repurchase all or any portion of their shares. We may choose to repurchase all, some or none of the shares that have been requested to be repurchased at the end of any particular month, in our discretion, subject to any limitations in the share repurchase plan.
The total amount of shares that we will repurchase is limited, in any calendar month, to shares whose aggregate value (based on the repurchase price per share on the date of the repurchase) is no more than 2% of its aggregate NAV attributable to its stockholders as of the last day of the previous calendar month and, in any calendar quarter, to shares whose aggregate value is no more than 5% of our aggregate NAV attributable to our stockholders as of the last day of the previous calendar quarter. We measure the repurchase limitations based on net repurchases during a month or quarter. The term “net repurchases” means, during the applicable period, the excess capital outflows over capital inflows. The term “capital outflows” means share repurchases under our share repurchase plan in a given period. The term “capital inflows” means proceeds from share subscriptions received in a given period that are accepted as of the first calendar day of the next month, plus purchases pursuant to our distribution reinvestment plan. For any given calendar quarter, the maximum amount of repurchases during that quarter will be equal to (1) 5% of the aggregate NAV attributable to our stockholders as of the last calendar day of the previous calendar quarter, plus (2) capital inflows during such calendar quarter. The same would apply for a given month, except that repurchases in a month would be subject to the 2% limit described above (subject to potential carry-over capacity), and netting would be measured on a monthly basis.
With respect to future periods, our board of directors may choose whether the limitations will be applied to “gross repurchases”
rather than to net repurchases. If repurchases for a given month or quarter are measured on a gross basis rather than on a net basis, the repurchase limitations would limit the amount of shares repurchased in a given month or quarter without regard to any capital inflows for that month or quarter. In order for our board of directors to change the application of the limitations from net repurchases to gross repurchases or vice versa, we will provide notice to stockholders in a prospectus supplement or special or periodic report filed by us, as well as in a press release or on our website, at least 10 days before the first business day of the quarter for which the new test will apply. The determination to measure repurchases on a gross basis or net basis will only be made for an entire quarter, and not particular months within a quarter.
Under our share repurchase plan, to the extent we choose to repurchase shares in any particular month, we will only repurchase shares as of the opening of the last calendar day of that month (each such date, a “Repurchase Date”). Repurchases will be made at the transaction price in effect on the Repurchase Date (which will generally be equal to our prior month’s NAV per share), except that shares that have not been outstanding for at least one year will be repurchased at 98% of the transaction price
(an “Early Repurchase Deduction”) subject to certain limited exceptions. Settlements of share repurchases will be made within three business days of the Repurchase Date. The Early Repurchase Deduction will not apply to shares acquired through our distribution reinvestment plan, to shares the Adviser elects to receive instead of cash in respect of its management or performance fees. In addition, shares of our common stock are sold to certain feeder vehicles primarily created to hold our shares that in turn offer interests in such feeder vehicles to non-U.S. persons. For such feeder vehicles and similar arrangements in certain markets, we may not apply the Early Repurchase Deduction to the feeder vehicles or underlying investors, often because of administrative or systems limitations.
Should repurchase requests, in our judgment, place an undue burden on our liquidity, adversely affect our operations or risk having an adverse impact on the Company as a whole, or should we otherwise determine that investing our liquid assets in real estate properties or other illiquid investments rather than repurchasing our shares is in the best interests of the Company as a whole, then we may choose to repurchase fewer shares than have been requested to be repurchased, or none at all. Further, our board of directors may modify or suspend our share repurchase plan if it deems such action to be in our best interest and the best interest of our stockholders. In the event that we determine to repurchase some but not all of the shares submitted for repurchase during any month, shares repurchased at the end of the month will be repurchased on a pro rata basis.

One or more affiliates of Brookfield (individually or collectively, as the context may require, the “Brookfield Investor”) was issued shares of our common stock and Operating Partnership units in connection with its contribution of certain properties to the Operating Partnership on November 2, 2021. We and the Operating Partnership have entered into a repurchase arrangement with the Brookfield Investor (the “Brookfield Repurchase Arrangement”), pursuant to which we and the Operating Partnership will offer to repurchase shares of common stock or units of the Operating Partnership, as applicable, from the Brookfield
Investor at a price per share or unit equal to the most recently determined NAV per share or unit immediately prior to each repurchase. The Brookfield Investor has agreed to not seek repurchase of the shares and units that it owns if doing so would bring the value of its equity holdings in us and the Operating Partnership below $50.0 million. Pursuant to the terms of the
Brookfield Repurchase Arrangement, the Brookfield Investor may cause us or the Operating Partnership to repurchase its shares and units (above the $50.0 million minimum), in an amount equal to the sum of (a) the amount available under our share repurchase plan’s 2% monthly and 5% quarterly caps (after accounting for third-party investor repurchases) and (b) 25% of the amount by which net proceeds from the Public Offering and our private offerings of common stock for a given month exceed the amount of repurchases for such month pursuant to our share repurchase plan. We will not effect any such repurchase during any month in which the full amount of all shares requested to be repurchased by third-party investors under our share repurchase plan is not repurchased. The Brookfield Repurchase Arrangement does not apply to shares of our common stock or units held by affiliates of Brookfield that are feeder vehicles primarily created to offer interests in such feeder vehicles to non-
U.S. persons. Shares of our common stock or units held by the Brookfield Investor that were not issued as consideration for the contribution of certain properties to the Operating Partnership are not subject to the Brookfield Repurchase Arrangement, but may be redeemed, in whole or in part, for cash upon the request of the Brookfield Investor, subject to the limitations of our share repurchase plan. During the three and six months ended June 30, 2026, we and the Operating Partnership did not
repurchase any shares or Operating Partnership units from the Brookfield Investor as part of the Brookfield Repurchase
Arrangement.
During the three months ended June 30, 2026, we repurchased shares of our common stock in the following amounts, which represented all of the share repurchase requests received for the same period.

Month of:	Total Number of Shares Repurchased(1)(2)	Repurchases as a Percentage of Shares Outstanding(3)	Average Price Paid Per Share	Total Number of Shares Repurchased as Part of Publicly Announced Plans or Programs	Maximum Number of Shares Pending Repurchase Pursuant to Publicly Announced Plans or Programs(4)
April 2026	791,801	0.9%	$10.2500	791,801	—
May 2026	498,170	0.5%	$10.2909	498,170	—
June 2026(5)	1,189,558	1.3%	$10.2689	864,636	—
Total	2,479,529			2,154,607

(1)	Repurchases are limited under the share repurchase plan as described above.
(2)	Share repurchases were funded through a combination of proceeds from the sale of our common stock and proceeds from the sale of trading securities and real estate-related securities.
(3)
Includes shares repurchased outside of the share repurchase plan. For purposes of calculating the monthly and quarterly limits under our share repurchase plan, net repurchases as a percentage of aggregate NAV were 0.10%, 0.21% and 0.00%
for the months of April 2026, May 2026 and June 2026, respectively, and 0.00% for the calendar quarter ended June 30,
2026.

(4)	All repurchase requests under our share repurchase plan were satisfied during the period.
(5)	Includes 324,922 Class I shares repurchased from the Adviser outside of the share repurchase plan related to shares that were previously issued to the Adviser as payment of management fees.
ITEM 3.DEFAULTS UPON SENIOR SECURITIES
None.
ITEM 4.MINE SAFETY DISCLOSURES
Not applicable.
ITEM 5.OTHER INFORMATION
Amended and Restated Brookfield Share/OP Unit Repurchase Arrangement

On August 11, 2026, we, the Operating Partnership and the Brookfield Investor entered into the Brookfield Repurchase
Arrangement, which amended and restated the prior version of the repurchase arrangement to make certain changes to the limitations and applicability of the arrangement. This description of the Brookfield Repurchase Arrangement is not intended to be complete and is qualified in its entirety by reference to the Brookfield Repurchase Arrangement, which is filed as Exhibit 4.3 hereto.
Trading Arrangements
None of our directors or executive officers adopted or terminated a Rule 10b5-1 trading agreement or a non-Rule 10b5-1 trading arrangement (as defined in Item 408(c) of Regulation S-K) during the quarter ended June 30, 2026.

ITEM 6.EXHIBITS

Exhibit Number	Description

3.1	Articles of Amendment and Restatement (incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-11 filed on April 12, 2018 and incorporated herein by reference)

3.2
Articles of Amendment of Oaktree Real Estate Income Trust, Inc. dated June 13, 2018 (filed as Exhibit 3.3 to the
Registrant’s Quarterly Report on Form 10-Q filed on June 14, 2018 and incorporated herein by reference)

3.3	Articles Supplementary of Oaktree Real Estate Income Trust, Inc. (filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on February 16, 2021 and incorporated herein by reference)

3.4
Second Articles of Amendment of Brookfield Real Estate Income Trust Inc. (filed as Exhibit 3.1 to the Registrant’s
Current Report on Form 8-K filed on November 8, 2021 and incorporated herein by reference)

3.5	Articles Supplementary of Brookfield Real Estate Income Trust Inc. (filed as Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed on November 8, 2021 and incorporated herein by reference)

3.6
Certificate of Correction to Brookfield Real Estate Income Trust Inc.’s Articles Supplementary (filed as Exhibit 3.3 to the
Registrant’s Current Report on Form 8-K filed on November 8, 2021 and incorporated herein by reference)

3.7
Third Articles of Amendment of Brookfield Real Estate Income Trust Inc. (filed as Exhibit 3.1 to the Registrant’s Current
Report on Form 8-K filed on January 10, 2022 and incorporated herein by reference)

3.8
Fourth Articles of Amendment of Brookfield Real Estate Income Trust Inc. (filed as Exhibit 3.1 to the Registrant’s Current
Report on Form 8-K filed on November 22, 2022 and incorporated herein by reference)

3.9	Amended and Restated Bylaws (filed as Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q filed on November 14, 2022 and incorporated herein by reference)

4.1	Distribution Reinvestment Plan (filed as Exhibit 4.1 to the Registrant’s Registration Statement on Form S-11 filed on April 27, 2026 and incorporated by reference herein)

4.2	Brookfield Share/OP Unit Repurchase Arrangement (filed as Exhibit 4.1 to the Registrant’s Quarterly Report on Form 10- Q filed on May 16, 2022 and incorporated herein by reference)

4.3*	Amended and Restated Brookfield Share/OP Unit Repurchase Arrangement

31.1*	Certification of Chief Executive Officer, as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

31.2*	Certification of Chief Financial Officer, as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

32.1+	Certification of Chief Executive Officer, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

32.2+	Certification of Chief Financial Officer, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

101.INS	Inline XBRL Instance Document

101.SCH	Inline XBRL Taxonomy Extension Schema Document

101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document

101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document

101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document

101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

+
This exhibit shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liability of that Section. Such exhibit shall not be deemed incorporated into any filing under the Securities Act or the
Exchange Act.

*	Filed herewith.
The agreements and other documents filed as exhibits to this report are not intended to provide factual information or other disclosure other than with respect to the terms of the agreements or other documents themselves, and you should not rely on them for that purpose. In particular, any representations and warranties made by us in these agreements or other documents were made solely within the specific context of the relevant agreement or document and may not describe the actual state of affairs as of the date they were made or at any other time.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Brookfield Real Estate Income Trust Inc.

August 12, 2026	/s/ Brian W. Kingston
Date	Brian W. Kingston
Chief Executive Officer and Chairman of the Board
(Principal Executive Officer)

August 12, 2026	/s/ Theodore C. Hanno
Date	Theodore C. Hanno
Chief Financial Officer
(Principal Financial and Accounting Officer)

APPENDIX B

Investment Method By Mail Attach a check to this agreement. Make all checks payable to: BROOKFIELD REAL ESTATE INCOME TRUST INC.1 By Wire Please wire funds according to the instructions below2. Account Name: Brookfield Real Estate Income Trust Inc. Bank Name: UMB Bank NA ABA Routing Number: 1010-0069-5 Account Number: 9872292448 For Credit To: SS&C GIDS, Inc. as Agent for Brookfield Real Estate Income Trust Inc. For Further Credit To: _______________________________ Share Class Selection (required) Share Class T (Minimum investment $2,500; minimum subsequent investment $500) Share Class S (Minimum investment $2,500; minimum subsequent investment $500) Share Class D3 (Minimum investment $2,500; minimum subsequent investment $500) Share Class I3 (Minimum investment $1,000,000 (unless waived); minimum subsequent investment $500) 1. Your Investment $ Initial Purchase Subsequent Purchase INVESTMENT AMOUNT 2. Ownership Type (Select Only One) Account Number: _____________________________ A. Taxable Accounts Individual Transfer on Death (Optional Designation. Not Available for Louisiana Residents. See Section 3C.) Tenants in Common Community Property Uniform Gift / Transfer to Minors State of: _________________ Trust Agreement or Certificate of Trust Corporation / Partnership Other: _____________________________ (Articles of Incorporation or Partnership Agreement Required) IRA ROTH IRA SEP IRA Simple IRA Other: _____________________________ C. Custodian Information (To Be Completed by Custodian) CUSTODIAN NAME CUSTODIAN TAX ID NUMBER CUSTODIAN PHONE NUMBER Brookfield Real Estate Income Trust Inc. (The “Trust”) Subscription Agreement for Shares 1 All purchase checks must be in U.S. dollars drawn on a domestic financial institution. The Trust will not accept payment in cash or money orders. To prevent check fraud, the Trust will not accept third party checks, treasury checks, credit card checks, traveler’s checks or starter checks for the purchase of shares. The Trust is unable to accept post-dated checks, or any conditional order or payment. 2 To purchase by wire, the Trust or its agent must have a completed account application before your wire is sent. A purchase order will not be accepted until the Trust or its agent has received the completed application and any requested documentation in proper form. Wired funds must be received by 4:00 p.m. Eastern time at least five business days prior to the first calendar day of the month (unless waived by the Trust or its designee) to be accepted for that month’s admittance. 3 Available for certain fee-based wrap accounts and other eligible investors as disclosed in the prospectus, as amended and supplemented. B. Non-Taxable Accounts (Custodian Signature Required) CUSTODIAN STAMP HERE Broker / Financial Advisor will make payment on your behalf

2 Brookfield Real Estate Income Trust Inc. (The “Trust”) I Subscription Agreement for Shares Entity Name – Retirement Plan / Trust / Corporation / Partnership / Other (Trustee(s) and / or authorized signatory(s) information MUST be provided in Sections 3A and 3B) ENTITY NAME TAX ID NUMBER DATE OF TRUST EXEMPTIONS (See Form W-9 instructions at www.irs.gov) Entity Type (Select one. Required) Retirement Plan Trust S-Corp C-Corp LLC Partnership Other If you checked “Partnership” or “Trust/Estate”, or checked “LLC” and entered “P”, check this box if you have any foreign partners, owners or beneficiaries. (see Form W-9 instructions at www.irs.gov.) Jurisdiction (if Non-U.S.) Exempt payee code (if any) (Attach a completed applicable Form W-8) Exemption from FATCA reporting code B. Co-Investor Name (Co-Investor / Co-Trustee / Co-Authorized Signatory Information, if applicable) FIRST NAME MI LAST NAME GENDER SOCIAL SECURITY NUMBER / TAX ID DATE OF BIRTH (MM/DD/YYYY) DAYTIME PHONE NUMBER RESIDENTIAL STREET ADDRESS CITY STATE ZIP CODE EMAIL ADDRESS If Non-U.S. Citizen, Specify Country of Citizenship and Select One below (Required) Resident Alien Non-Resident Alien (Attach a completed Form W-8BEN, Rev. July 2017) Country of Citizenship If you are a Brookfield Employee, Officer, Director or Affiliate, Select One below (Required) Brookfield Employee Brookfield Officer or Director Brookfield Affiliate 3. Investor Information A. Investor Name (Investor / Trustee / Executor / Authorized Signatory Information) (Residential street address MUST be provided. See Section 4 if mailing address is different than residential street address.) FIRST NAME MI LAST NAME GENDER SOCIAL SECURITY NUMBER / TAX ID DATE OF BIRTH (MM/DD/YYYY) DAYTIME PHONE NUMBER RESIDENTIAL STREET ADDRESS CITY STATE ZIP CODE EMAIL ADDRESS If Non-U.S. Citizen, Specify Country of Citizenship and Select One below (Required) Resident Alien Non-Resident Alien (Attach a completed Form W-8BEN, Rev. July 2017) Country of Citizenship If you are an Brookfield Employee, Officer, Director or Affiliate, Select One below (Required) Brookfield Employee Brookfield Officer or Director Brookfield Affiliate

3 Brookfield Real Estate Income Trust Inc. (The “Trust”) I Subscription Agreement for Shares C. Transfer on Death Beneficiary Information (Individual or Joint Account with rights of survivorship only.) (Not available for Louisiana residents.) (Beneficiary Date of Birth required. Whole percentages only; must equal 100%.) Primary Secondary %FIRST NAME MI LAST NAME SOCIAL SECURITY NUMBER DATE OF BIRTH (MM/DD/YYYY) Primary Secondary %FIRST NAME MI LAST NAME SOCIAL SECURITY NUMBER DATE OF BIRTH (MM/DD/YYYY) Primary Secondary %FIRST NAME MI LAST NAME SOCIAL SECURITY NUMBER DATE OF BIRTH (MM/DD/YYYY) Primary Secondary %ENTITY NAME EMPLOYEE IDENTIFICATION NUMBER DATE OF FORMATION (MM/DD/YYYY) 4. Contact Information (If different than provided in Section 3A) EMAIL ADDRESS MAILING ADDRESS CITY STATE ZIP CODE

4 Brookfield Real Estate Income Trust Inc. (The “Trust”) I Subscription Agreement for Shares ATTACH A PRE-PRINTED VOIDED CHECK * A participant may terminate participation in the Distribution Reinvestment Plan at any time, without penalty, by delivering 10 days’ prior written notice to Brookfield Real Estate Income Trust Inc. This notice must be received by Brookfield Real Estate Income Trust Inc. prior to the last day of a month in order for a participant’s termination to be effective for such month. Upon termination, future distributions will be distributed in cash. 5. Select How You Want to Receive Your Distributions (Select only one) IF YOU ARE NOT AN ALABAMA, CALIFORNIA, IDAHO, KANSAS, KENTUCKY, MAINE, MARYLAND, MASSACHUSETTS, NEBRASKA, NEW JERSEY, NORTH CAROLINA, OHIO, OREGON, TENNESSEE, TEXAS, VERMONT OR WASHINGTON INVESTOR, YOU ARE AUTOMATICALLY ENROLLED IN OUR DISTRIBUTION REINVESTMENT PLAN. If you do not wish to be enrolled in the Distribution Reinvestment Plan, initial this box and complete the information below: Initial this box ONLY if you do NOT wish to enroll in the Distribution Reinvestment Plan and you instead elect to receive cash distributions. Initials IF YOU ARE AN ALABAMA, CALIFORNIA, IDAHO, KANSAS, KENTUCKY, MAINE, MARYLAND, MASSACHUSETTS, NEBRASKA, NEW JERSEY, NORTH CAROLINA, OHIO, OREGON, TENNESSEE, TEXAS, VERMONT OR WASHINGTON INVESTOR, YOU MAY ELECT TO ENROLL IN OUR DISTRIBUTION REINVESTMENT PLAN. You will automatically receive cash distributions unless you elect to enroll in the Distribution Reinvestment Plan. If you wish to enroll in the Distribution Reinvestment Plan, initial this box*: Initials If you do not wish to enroll in the Distribution Reinvestment Plan, complete the information below. For Custodial held accounts, if you elect cash distributions the funds must be sent to the Custodian. A. Cash / Check Mailed to the address set forth above (Available for Non-Custodial Investors only.) B. Cash / Check Mailed to Third Party / Custodian NAME / ENTITY NAME / FINANCIAL INSTITUTION ACCOUNT NUMBER (REQUIRED) MAILING ADDRESS CITY STATE ZIP CODE C. Cash/Direct Deposit – Attach a pre-printed voided check. (Non-Custodian Investors Only) I authorize Brookfield Real Estate Income Trust Inc. or its agent to deposit my distribution into my checking or savings account. This authority will remain in force until I notify Brookfield Real Estate Income Trust Inc. in writing to cancel it. In the event that Brookfield Real Estate Income Trust Inc. deposits funds erroneously into my account, they are authorized to debit my account for an amount not to exceed the amount of the erroneous deposit. FINANCIAL INSTITUTION NAME YOUR BANK’S ABA ROUTING NUMBER YOUR BANK ACCOUNT NUMBER MAILING ADDRESS CITY STATE ZIP CODE

5 Brookfield Real Estate Income Trust Inc. (The “Trust”) I Subscription Agreement for Shares 6. Broker-Dealer/Financial Advisor Information (Required Information. All fields must be completed.) The Financial Advisor must sign below to complete the order. The Financial Advisor hereby warrants that he/she is duly licensed and may lawfully sell Shares in the state designated as the investor’s legal residence. BROKER-DEALER FINANCIAL ADVISOR NAME FINANCIAL ADVISOR MAILING ADDRESS CITY STATE ZIP CODE FINANCIAL ADVISOR NUMBER BRANCH NUMBER TELEPHONE NUMBER FAX NUMBER EMAIL ADDRESS Note that unless previously agreed to in writing by Brookfield Real Estate Income Trust Inc., all sales of securities must be made through a broker-dealer, including when an RIA has introduced the sale. In all cases, Section 6 must be completed. The undersigned confirm(s), which confirmation is made on behalf of the broker-dealer with respect to sales of securities made through a broker-dealer, that they (i) have reasonable grounds to believe that the information and representations concerning the investor identified herein are true, correct and complete in all respects; (ii) have discussed such investor’s prospective purchase of Shares with such investor; (iii) have advised such investor of all pertinent facts with regard to the lack of liquidity and marketability of the Shares; (iv) have delivered or made available a current Prospectus and all related supplements, if any, to such investor; (v) have reasonable grounds to believe that the investor is purchasing these Shares for his or her own account; and (vi) have reasonable grounds to believe that the purchase of Shares is a suitable investment for such investor, that such investor meets the suitability standards applicable to such investor set forth in the Prospectus and related supplements, if any, including Regulation Best Interest, as applicable, and that such investor is in a financial position to enable such investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto. The undersigned Financial Advisor further represents and certifies that, in connection with this subscription for Shares, he or she has complied with and has followed all applicable policies and procedures under his or her firm’s existing Anti-Money Laundering Program and Customer Identification Program. FINANCIAL ADVISOR SIGNATURE DATE BRANCH MANAGER SIGNATURE (If required by broker-dealer) DATE EMAIL ADDRESS If blank, the email provided in Section 3A will be used. 7. Electronic Delivery Form (Optional) Instead of receiving paper copies of the prospectus, prospectus supplements, annual reports, proxy statements, and other stockholder communications and reports, you may elect to receive electronic delivery of stockholder communications from Brookfield Real Estate Income Trust Inc. If you would like to consent to electronic delivery, including pursuant to email, initial the box below for this election. The Trust encourages you to reduce printing and mailing costs and to conserve natural resources by electing to receive electronic delivery of stockholder communications and statement notifications. By consenting below to electronically receive stockholder communications, including your account-specific information, you authorize us to either (i) email stockholder communications to you directly or (ii) make them available on our website and notify you by email when and where such documents are available. You will not receive paper copies of these electronic materials unless at least one of the following conditions occurs: (1) you specifically request hard copies; (2) the delivery of electronic materials is prohibited; (3) you click an unsubscribe link within an email communication received; or (4) the Trust, at its sole discretion, elects to send paper copies of the materials. I consent to electronic delivery: Initials

6 Brookfield Real Estate Income Trust Inc. (The “Trust”) I Subscription Agreement for Shares 8. Subscriber Representations The Trust is required by law to obtain, verify and record certain personal information from you or persons on your behalf in order to establish the account. Required information includes name, date of birth, permanent residential address and social security/taxpayer identification number. The Trust may also ask to see other identifying documents. If you do not provide the information, the Trust may not be able to open your account. By signing the Subscription Agreement, you agree to provide this information and confirm that this information is true and correct. If the Trust is unable to verify your identity, or that of another person(s) authorized to act on your behalf, or if the Trust believes we have identified potentially criminal activity, the Trust reserves the right to take action as the Trust deems appropriate, which may include closing your account. Separately initial each of the representations below. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make the representations on your behalf. Note: All Items Must Be Read and Initialed In order to induce Brookfield Real Estate Income Trust Inc. to accept this subscription, I hereby represent and warrant to you as follows: a. I have received a copy of the final Prospectus. b. I/We have (i) a minimum net worth (not including home, home furnishings and personal automobiles) of at least $350,000, or (ii) a minimum net worth (as previously described) of at least $100,000 and a minimum annual gross income of at least $100,000. c. In addition to the general suitability requirements described above in 8(b), I/we meet the higher suitability requirements, if any, imposed by my state of primary residence as set forth in the Prospectus under “SUITABILITY STANDARDS.” d. I acknowledge that there is no public market for the Shares and, thus, my investment in Shares is not liquid. e. I am purchasing the Shares for my own account. f. I understand that the transaction price per share at which my investment will be executed will be made available at www.brookfieldreit.com and in a prospectus supplement filed with the SEC, available at www.sec.gov. g. I understand that my subscription request will not be accepted before the later of (i) two business days before the first calendar day of the month and (ii) three business days after the transaction price is made available. I understand that I am not committed to purchase shares at the time my subscription order is submitted and I may cancel my subscription at any time before the time it has been accepted as described in the previous sentence. I understand that I may withdraw my purchase request by notifying the transfer agent, through my financial intermediary or directly on Brookfield Real Estate Income Trust Inc.’s toll-free, automated telephone line, (833) 625-7348. h. If I am not an Alabama, California, Idaho, Kansas, Kentucky, Maine, Maryland, Massachusetts, Nebraska, New Jersey, North Carolina, Ohio, Oregon, Tennessee, Texas, Vermont or Washington resident, I acknowledge that I will be automat- ically enrolled in the distribution reinvestment plan unless I elect in Section 5 of this subscription agreement to receive my distributions in cash. i. If I am an Alabama resident, my aggregate investment in Brookfield Real Estate Income Trust Inc. and other non-traded direct participation programs shall not exceed 10% of my liquid net worth at the time of investment in Brookfield Real Estate Income Trust Inc. This concentration limit does not apply to investments made through the Distribution Reinvestment Plan nor to an investor who is an “accredited investor” as defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended. j. If I am an Arkansas resident, my aggregate investment in Brookfield Real Estate Income Trust Inc. and other non-traded direct participation programs shall not exceed 10% of my liquid net worth at the time of investment in Brookfield Real Estate Income Trust Inc. This concentration limit does not apply to investments made through the Distribution Reinvestment Plan nor to an investor who is an “accredited investor” as defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended. k. If I am a California resident, my aggregate investment in Brookfield Real Estate Income Trust Inc. shall not exceed 10% of my net worth at the time of investment in Brookfield Real Estate Income Trust Inc. This concentration limit does not apply to investments made through the Distribution Reinvestment Plan nor to an investor who is an “accredited investor” as defined in Rule 501(a) of Regulation D under the Securities Act. l. If I am an Iowa resident, my aggregate investment in Brookfield Real Estate Income Trust Inc. and other non-traded direct participation programs shall not exceed 10% of my liquid net worth at the time of investment in Brookfield Real Estate Income Trust Inc. This concentration limit does not apply to investments made through the Distribution Reinvestment Plan nor to an investor who is an “accredited investor” as defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended. m. If I am a Kansas resident, I understand that the Securities Commissioner of Kansas recommends that Kansas investors limit their aggregate investment in Brookfield Real Estate Income Trust Inc.’s securities and other similar investments to not more than 10 percent of their liquid net worth. n. If I am a Kentucky resident, my aggregate investment in Brookfield Real Estate Income Trust Inc. and other non-traded direct participation programs shall not exceed 10% of my liquid net worth at the time of investment in Brookfield Real Estate Income Trust Inc. This concentration limit does not apply to investments made through the Distribution Reinvestment Plan nor to an investor who is an “accredited investor” as defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended. o. If I am a Maine resident, I acknowledge that it is recommended by the Maine Office of Securities that my aggregate investment in this offering and other similar direct participation investments not exceed 10% of my liquid net worth. Primary Investor Initials Co- Investor Initials

7 Brookfield Real Estate Income Trust Inc. (The “Trust”) I Subscription Agreement for Shares p. If I am a Massachusetts resident, I have either (a) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of not less than $85,000; or (b) a minimum liquid net worth of $350,000. For these purposes, “liquid net worth” is defined as that portion of net worth (total assets exclusive of home furnishings, and automobiles, minus total liabilities) that consists of cash, cash equivalents and readily marketable securities. In addition, my investment in Brookfield Real Estate Income Trust Inc., its affiliates, and other non-publicly traded direct investment programs (including real estate investment trusts, business development companies, oil and gas programs, equipment leasing programs and commodity pools, but excludingun- registered, federally and state exempt private offerings) may not exceed ten percent (10%) of my liquid net worth. q. If I am a Missouri resident, no more than ten percent (10%) of my liquid net worth shall be invested in the securities being registered in this offering. r. If I am a Nebraska resident, and I do not meet the definition of “accredited investor” as defined in Regulation D under the Securities Act of 1933, as amended, my aggregate investment in this offering and in the securities of other non-publicly traded REITs may not exceed 10% of my net worth. s. If I am a New Jersey resident, I have either (a) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of not less than $85,000; or (b) a minimum liquid net worth of $350,000. For these purposes, “liquid net worth” is defined as that portion of net worth (total assets exclusive of home furnishings, and automobiles, minus total liabilities) that consists of cash, cash equivalents and readily marketable securities. In addition, my investment in Brookfield Real Estate Income Trust Inc., its affiliates, and other non-publicly traded direct investment programs (including real estate investment trusts, business development companies, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings) may not exceed ten percent (10%) of my liquid net worth. New Jersey investors are advised that the Class T and Class S shares will, with limited exceptions, be subject to upfront selling commissions and/or dealer manager fees of up to 3.5% and Class D shares will, with limited exceptions, be subject to upfront selling commissions of up to 1.5%, which, in each case, will reduce the amount of the purchase price that is available for investment.New Jersey investors are also advised that Brookfield Real Estate Income Trust Inc. will pay stockholder servicing fees, subject to certain limits, with respect to outstanding Class T, Class S and Class D shares in an annual amount equal to 0.85%, 0.85% and 0.25%, respectively, of the aggregate NAV of the outstanding Class T, Class S or Class D shares. The stockholder servicing fees will reduce the NAV or, alternatively, the amount of distributions that are paid with respect to Class T, Class S and Class D shares. Stockholder servicing fees allocable to a specific class of shares will only be included in the NAV calculation for that class, which may cause the NAV per share for our share classes to be different. No upfront selling commissions, dealer manager fees or ongoing stockholder servicing fees are paid with respect to Class I shares. Your financial advisor may charge a separate wrap account or similar fee with respect to Class I shares or Class D shares. t. If I am a New Mexico resident, I must limit my investment in Brookfield Real Estate Income Trust Inc.’s shares, shares of its affiliates and other non-traded real estate investment trusts to 10% of my liquid net worth. Investors who are accredited investors, as defined by Rule 501(a) of Regulation D under the Securities Act, are not subject to the foregoing investment concentration limit. u. If I am a North Dakota resident, I have a net worth of at least 10 times my investment in Brookfield Real Estate Income Trust Inc. v. If I am an Ohio resident, my investment in Brookfield Real Estate Income Trust Inc. and other non-traded real estate investment programs may not exceed 10% of my liquid net worth. For these purposes, “liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles minus total liabilities) that comprises cash, cash equivalents, and readily marketable securities. This condition does not apply, directly or indirectly, to federally covered securities. This condition also does not apply to purchasers who meet the definition of an accredited investor as defined in Rule 501(a) of Regulation D under the Securities Act of 1933, 15 U.S.C.A. 77a, as amended. w. If I am an Oregon resident, my investment in Brookfield Real Estate Income Trust Inc. and its affiliates may not exceed 10% of my liquid net worth. Investors who are accredited investors, as defined by Rule 501(a) of Regulation D under the Securities Act, are not subject to the foregoing investment concentration limit. For purposes of Oregon’s suitability standard, “liquid net worth” is defined as an investor’s total assets (excluding home, home furnishings, and automobiles) minus total liabilities. x. If I am a Puerto Rico resident, my investment in Brookfield Real Estate Income Trust Inc., its affiliates and other non-traded real estate investment programs may not exceed 10% of my liquid net worth. For these purposes, “liquid net worth” is defined as that portion of net worth (total assets exclusive of primary residence, home furnishings, and automobiles minus total liabilities) consisting of cash, cash equivalents, and readily marketable securities. y. If I am a Tennessee resident who is not an “accredited investor” as defined in 17 C.F.R. § 230.501, I may not invest more than 10% of my net worth in Brookfield Real Estate Income Trust Inc. z. If I am a Vermont resident and I am not an “accredited investor” as defined in 17 C.F.R. § 230.501, I may not purchase an amount of shares in this offering that exceeds 10% of my liquid net worth. For purposes of Vermont’s suitability standard, “liquid net worth” is defined as an investor’s total assets (not including home, home furnishings, or automobiles) minus total liabilities. aa. If I am a Washington resident, my aggregate investment in Brookfield Real Estate Income Trust Inc. and other non-traded direct participation programs shall not exceed 10% of my liquid net worth at the time of investment in Brookfield Real Estate Income Trust. This concentration limit does not apply to investments made through the Distribution Reinvestment Plan nor to an investor who is an “accredited investor” as defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended. Primary Investor Initials Co- Investor Initials

8 Brookfield Real Estate Income Trust Inc. (The “Trust”) I Subscription Agreement for Shares For purposes of the acknowledgments above, an affiliate of Brookfield Real Estate Income Trust Inc. shall mean (i) any person or entity directly or indirectly owning, controlling or holding, with the power to vote, 10% or more of the outstanding voting securities of Brookfield Real Estate Income Trust Inc.; (ii) any person or entity 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held, with the power to vote, by Brookfield Real Estate Income Trust Inc.; (iii) any person or entity directly or indirectly controlling, controlled by or under common control with Brookfield Real Estate Income Trust Inc., including any partnership in which Brookfield Real Estate Income Trust Inc. is a general partner or the sole member of a general partner; and (iv) any executive officer, director, trustee or general partner of Brookfield Real Estate Income Trust Inc. “Direct participation programs” means REITs, business development companies, oil and gas programs, equipment leasing programs, and commodity pools, but excludes federal and state exempt private offerings and any investment company registered pursuant to the Investment Company Act of 1940, as amended. If not otherwise specified, “liquid net worth” means that portion of an investor’s net worth consisting of cash, cash equivalents and readily marketable securities. If you do not have another broker-dealer or other financial intermediary introducing you to Brookfield Real Estate Income Trust Inc., then the Dealer Manager may be deemed to be acting as your broker of record in connection with any investment in Brookfield Real Estate Income Trust Inc. For important information in this respect, see Section 6 above. I declare that the information supplied above is true and correct and may be relied upon by Brookfield Real Estate Income Trust Inc. I acknowledge that the Broker-Dealer / Financial Advisor (Broker-Dealer / Financial Advisor of record) indicated in Section 6 of this Subscription Agreement and its designated clearing agent, if any, will have full access to my account information, including the number of shares I own, tax information (including the Form 1099) and repurchase information. Investors may change the Broker-Dealer / Financial Advisor of record at any time by contacting Brookfield Real Estate Income Trust Inc. at the number indicated below. 9. Tax Information and Subscriber Signature This section summarizes certain U.S. Federal income tax restrictions applicable to Brookfield Real Estate Income Trust Inc., an entity that has elected to be a real estate investment trust under the Code (a “REIT”) and includes information for the Subscriber and the Subscriber’s tax adviser to review and complete with regard to the tax status of the individual or entity in whose name the investment will be held. An entity formed as a REIT cannot maintain its REIT status if it is “closely held.” A REIT will be treated as closely held if, during the last half of a taxable year, five or fewer investors classified as “individuals” are treated as the beneficial owners of more than 50% of the equity of the REIT. In the case of a Subscriber that is an entity (an “Entity Subscriber”), the beneficial owners of the Entity Subscriber may, in turn, be considered beneficial owners of Brookfield Real Estate Income Trust Inc. Although Brookfield Real Estate Income Trust Inc. expects that the number of Subscribers and the tax status of the Entity Subscribers will enable Brookfield Real Estate Income Trust Inc. to avoid being treated as closely held, Brookfield Real Estate Income Trust Inc. needs to understand the tax status of each Subscriber in order to confirm that Brookfield Real Estate Income Trust Inc. will not be closely held. The following is a description of the rules defining the terms “Individual” and “Beneficial Ownership” as used in this Section 9 and a brief summary of how such rules may apply to most typical Subscribers. The term “Individual” means an individual within the meaning of Code Section 542(a)(2), as modified by Code Section 856(h)(3). Natural persons and the following organizations are treated as Individuals for these purposes: • A pension trust under Code Section 501(c)(17) (a trust that provides for payment of supplemental unemployment compensation); • A private foundation under Code Section 509(a); and • A trust permanently set aside or used for charitable purposes as described in Code Section 642(c) (charitable trusts for estate planning purposes). In general, all other entities are not treated as Individuals. The term “Beneficial Ownership” means the ownership of shares of stock of Brookfield Real Estate Income Trust Inc., directly or indirectly, by an entity or Individual for purposes of Code Section 542(a)(2), taking into account the constructive ownership rules of Code Section 544, as modified by Code Section 856(h)(1)(B). In general, this means that shares of stock of Brookfield Real Estate Income Trust Inc. held, directly or indirectly, by or for (i) a corporation, partnership, estate, or trust shall be considered as owned directly proportionately by its shareholders, partners or beneficiaries, and (ii) a natural person’s spouse, brothers, sisters, ancestors and lineal descendants are treated as owned by that person. In addition, if any entity or Individual has an option to acquire shares of stock of Brookfield Real Estate Income Trust Inc. (or an option to acquire such an option or one of a series of such options), such shares of stock of Brookfield Real Estate Income Trust Inc. shall be treated as owned by such entity or Individual. Under these rules, each Subscriber will be treated as Beneficially Owning its proportionate share of the stock of Brookfield Real Estate Income Trust Inc.. Moreover, in the case of a Subscriber that is not an Individual, each beneficial owner of the Subscriber will be treated as Beneficially Owning its proportionate share of Brookfield Real Estate Income Trust Inc. stock held, directly or indirectly, by the Subscriber. As used in this Section 9, the terms “Beneficial Owner,” “Beneficially Owns” and “Beneficially Owned” have correlative meanings. A. SUBSCRIBER TAX STATUS Please confirm with a tax adviser the status and Beneficial Ownership of the Individual or entity making the investment in Brookfield Real Estate Income Trust Inc. and then check the category applicable to your status: a. Subscriber is a natural person and either: i. none of the Subscriber’s spouse, brothers or sisters (whether by whole or half-blood), ancestors or lineal descendants Beneficially Owns an interest in Brookfield Real Estate Income Trust Inc.; ii. the name of each related person described in clause (i) are disclosed in Section 9(C) below.

9 Brookfield Real Estate Income Trust Inc. (The “Trust”) I Subscription Agreement for Shares f. The Subscriber is a public charity exempt from tax under Code Section 501(c)(3). g. The Subscriber is a governmental plan within the meaning of Code Section 414(d) and either: i. no beneficiary holds an actuarial interest in the Subscriber in excess of 1%; or ii. a beneficiary holds an actuarial interest in the Subscriber of more than 1% but not in excess of 10%. h. The Subscriber is a voluntary employees’ beneficiary association described in Code Section 501(c)(9) and either: i. no beneficiary holds an interest in the Subscriber in excess of 1%; or ii. a beneficiary holds an interest in the Subscriber of more than 1% but not in excess of 10%. i. The Subscriber is a corporation, limited liability company or partnership not otherwise described in paragraphs (a) through (h) and either: i. no Individual Beneficially Owns more than 1% of the interests in the Subscriber; ii. an Individual Beneficially Owns more than 1% of the interests in the Subscriber, but no Individual Beneficially Owns more than 10% of the interests in the Subscriber; or iii. neither (i) nor (ii) applies, in which case the Subscriber must complete Section 9(B) below. p. The Subscriber is a trust or estate not otherwise described in paragraphs (a) through (h) and the statements in clause (i), (ii), (iii) or (iv) checked below apply: i. each beneficiary of the Subscriber (a “Beneficiary”) and, if the Subscriber is a grantor trust, each grantor of the Subscriber (a “Grantor”) is a natural person and at least two of such Beneficiaries and/or Grantors are related persons as described in paragraph (a)(i) of this Section 9(A); and either A. no Beneficiary or Grantor described in clause (i) is a related person within the meaning of paragraph (a)(i) of this Section 9(A) with respect to another Subscriber, Beneficiary of another Subscriber or Grantor of another Subscriber; or B. the names of all related persons described in clause (A), their status as Beneficiary or Grantor and such persons’ relationship to the Subscriber, the Beneficiary and/or the Grantor (as applicable) are disclosed in Section C below; ii. no Individual will Beneficially Own, directly or indirectly, more than 1% of the interests in the Subscriber; iii. if an Individual will Beneficially Own, directly or indirectly, more than 1% of the interests in the Subscriber, no Individual will Beneficially Own, directly or indirectly, more than 10% of the interests in the Subscriber; or iv. neither (i), (ii) nor (iii) applies, in which case the Subscriber must complete Section 9(B) below. B. SUBSCRIBER TAX STATUS NOT DESCRIBED IN SECTION 9(A) ABOVE If the Subscriber is not classified in any of the categories set forth in paragraphs (a) through (j) of Section 9(A) above, or if the Subscriber indicated that paragraph (i)(iii) or paragraph (j)(iv) of Section A applies to the Subscriber, the Subscriber must complete paragraphs (a) and (b) of this Section B below. In addition, the Subscriber must provide any additional information that Brookfield Real Estate Income Trust Inc. may request in order to ascertain whether more than 50% of the equity of Brookfield Real Estate Income Trust Inc. may be held by five or fewer Individuals. a. Please describe the Subscriber’s tax status under the Code (e.g., corporation, partnership, grantor trust): b. Please attach a statement describing the number of Beneficial Owners of the Subscriber, such Beneficial Owners’ relative interests in the Subscriber, and the relationships, if any, among the Subscriber’s beneficial owners. c. To the best of the Subscriber’s knowledge, as of the date hereof, are the Beneficial Owners of the Subscriber (disregarding the current investment) currently investors in Brookfield Real Estate Income Trust Inc. either directly or indirectly? Yes No If “Yes,” on the statement required pursuant to clause (b) above, please identify any such other investor and describe each such Beneficial Owners’ cumulative interest in Brookfield Real Estate Income Trust Inc. (disregarding the current investment) based on such direct and indirect ownership. b. The Subscriber is a trust described in Code Section 401(a) and exempt from tax under Code Section 501(a) and either: i. no beneficiary holds an actuarial interest in the Subscriber in excess of 1%; or ii. a beneficiary holds an actuarial interest in the Subscriber of more than 1% but not in excess of 10%. c. The Subscriber is a private foundation within the meaning of Code Section 509(a). d. The Subscriber is a trust described in Code Section 501(c)(17) (a trust providing for payment of supplemental unemployment compensation benefits). e. Subscriber is a trust permanently set aside for a charitable or other purpose as described in Code Section 642(c).

10 Brookfield Real Estate Income Trust Inc. (The “Trust”) I Subscription Agreement for Shares C. AFFILIATES a. To the best of the Subscriber’s knowledge, is the Subscriber affiliated with or related to any other investor in Brookfield Real Estate Income Trust Inc.? Yes No If “Yes,” please identify any such other investor and provide details of the affiliation (If the space provided is insufficient, please refer to and attach a separate list in response.) b. In the case of a Subscriber that is a trust described in Code Section 401(a) and exempt from tax under Code Section 501(a), the Subscriber certifies that no “disqualified person” (as defined in Code Section 4975(e)(2), without regard to subparagraphs (B) and (I) thereof) with respect to such Subscriber holds, directly or indirectly, any interest in Brookfield Real Estate Income Trust Inc. D. CERTIFICATION REGARDING U.S. PERSON STATUS  For Individual Purchasers: The prospective purchaser certifies that it is a “United States person,” as determined for U.S. federal income tax purposes unless this box is checked. For Entity Purchasers: The prospective purchaser certifies that it is a “United States person,” as determined for U.S. federal income tax purpose and is not owned, in whole or in part, directly or indirectly, by any foreign persons unless this box is checked. If the box is not checked the entity agrees that (i) it will not permit a direct or indirect interest in the entity to become owned by a foreign person or (ii) it will notify Brookfield if any direct or indirect interest in the entity becomes owned by a foreign person. “U.S. Person” means a “United States person” as defined by Internal Revenue Code Section 7701(a)(30) and includes (i) a citizen or resident of the United States, (ii) a corporation or partnership created or organized in the United States or under the laws of the United States or of any State (unless, in the case of a partnership, the Secretary provides otherwise by regulations), (iii) any estate the income of which is subject to U.S. federal income taxation regardless of its source, and (iv) a trust, if it is subject to the primary supervision of a U.S. court and one or more U.S. persons have the authority to control all substantial decisions of the trust or that has a valid election in effect under applicable Treasury Regulations to be treated as a United States person. E. CERTAIN FIRPTA CERTIFICATIONS (Required for U.S. investors): Under penalties of perjury, I certify that the address shown on this Subscription Agreement is my home address (in the case of an individual) or office address (in the case of an entity) and that I am not a foreign person. F. SUBSTITUTE IRS FORM W-9 CERTIFICATIONS (Required for U.S. investors): Under penalties of perjury, I certify that: 1. The number shown on this Subscription Agreement is my correct taxpayer identification number (or I am waiting for a number to be issued to me); 2. I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; 3. I am a U.S. citizen or other U.S. person (including a resident alien) (defined in IRS Form W-9); and 4. The FATCA code(s) entered on this form (if any) indicating that I am exempt from FATCA reporting is correct. Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding. NAME AFFILIATION NAME AFFILIATION NAME AFFILIATION

11 Brookfield Real Estate Income Trust Inc. (The “Trust”) I Subscription Agreement for Shares G. SUBSCRIBER SIGNATURE(S) SIGNATURE OF INVESTOR DATE SIGNATURE OF CO-INVESTOR OR CUSTODIAN (If applicable) DATE (MUST BE SIGNED BY CUSTODIAN OR TRUSTEE IF PLAN IS ADMINISTERED BY A THIRD PARTY) 10. Miscellaneous If investors participating in the Distribution Reinvestment Plan or making subsequent purchases of Shares of Brookfield Real Estate Income Trust Inc. experience a material adverse change in their financial condition or can no longer make the representations or warranties set forth in Section 8 above, they are asked to promptly notify Brookfield Real Estate Income Trust Inc. and the Broker-Dealer in writing. No sale of Shares may be completed until at least five business days after you receive the final Prospectus. To be accepted, a subscription request must be made with a completed and executed subscription agreement in good order and payment of the full purchase price at least five business prior to the first calendar day of the month (unless waived). You will receive a written confirmation of your purchase. All items on the Subscription Agreement must be completed in order for your subscription to be processed. Subscribers are encouraged to read the Prospectus in its entirety for a complete explanation of an investment in the Shares of Brookfield Real Estate Income Trust Inc. Return to: SS&C GIDS, Inc. PO Box 219663 Kansas City, MO 64121 Overnight Address: Brookfield Real Estate Income Trust Inc. 801 Pennsylvania Ave, Suite 219663, Kansas City, MO 64105-1407 Toll Free Number: (833) 625-7348

12 Brookfield Real Estate Income Trust Inc. (The “Trust”) I Subscription Agreement for Shares Appendix A I. Instructions What is this form? U.S. law requires financial institutions to obtain, verify, and record information about the beneficial owners of legal entity customers. Who has to complete this form? This form is applicable to legal entity customers and must be completed by the person opening a new account or establishing a customer relationship on behalf of a legal entity. For the purposes of this form, a legal entity includes a corporation, limited liability company, partnership, personal holding company, statutory trust, or other entity created by the filing of a public document with a Secretary of State or similar office, and any similar business entity formed in the United States or a foreign country. Legal entity does not include sole proprietorships, unincorporated associations, or natural persons opening accounts or establishing a customer relationship on their own behalf. What information do I have to provide? This form requires you to provide the name, address, date of birth and social security number (in the case of non-U.S. individuals, a social security number, a passport number or other similar information) for the following individuals (i.e., the beneficial owners): a. Each individual, if any, who owns, directly or indirectly, 25% or more of the equity interests of the legal entity customer (e.g., each natural person that owns 25% or more of the shares of a corporation); and b. An individual with significant responsibility for managing the legal entity customer (e.g., a Chief Executive Officer, Chief Financial Officer, Managing Member, General Partner, President, Vice President or Trustee). II. Certifications of Beneficial Owner(s) Persons subscribing on behalf of a legal entity must provide the following information: a. Name and Title of Natural Person: b. Name, Type, and Address of Legal Entity: c. The following information for each individual, if any, who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, owns 25% or more of the equity interests of the legal entity listed above: Name Date of Birth Address (Residential or Business Street Address) Social Security Number, Passport Number and Country of Issuance, or other similar identification number2 (If no individual meets this definition, please write “Not Applicable.”) 2 In lieu of a passport number, Non-U.S. Persons may also provide a Social Security Number, an alien identification card number, or number and country of issuance of any other government-issued document evidencing nationality or residence and bearing a photograph or similar safeguard.

13 Brookfield Real Estate Income Trust Inc. (The “Trust”) I Subscription Agreement for Shares d. The following information for one individual with significant responsibility for managing the legal entity listed above, such as: i. An executive officer or senior manager (e.g., Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, Managing Member, General Partner, President, Vice President or Treasurer); ii. Any other individual who regularly performs similar functions. (If appropriate, an individual listed under section (c) above may also be listed in this section (d)). Name Date of Birth Address (Residential or Business Street Address) Social Security Number, Passport Number and Country of Issuance, or other similar identification number3 I, (name of natural person), hereby certify, to the best of my knowledge, that the information provided above is complete and correct. SIGNATURE DATE LEGAL ENTITY IDENTIFIER (Optional) 3 In lieu of a passport number, Non-U.S. Persons may also provide a Social Security Number, an alien identification card number, or number and country of issuance of any other government-issued document evidencing nationality or residence and bearing a photograph or similar safeguard. Brookfield Real Estate Income Trust Inc. Investor Relations (833) 625-7348